Exhibit 99.1
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U.S. BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS
ENTERED
TAWANA C. MARSHALL, CLERK
THE DATE OF ENTRY IS
ON THE COURT’S DOCKET
The following constitutes the ruling of the court and has the force and effect therein described.

/s/ Barbara J. Houser
United States Bankruptcy Judge

Signed May 11, 2011
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re	§	Chapter 11
§
GUARANTY FINANCIAL GROUP INC., et al.	§	Case No. 09-35582-bjh
	§	(Jointly Administered)
§
Debtors.	§
ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF
LIQUIDATION FOR GUARANTY FINANCIAL GROUP INC., ET AL.,
UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
     On May 11, 2011, the Court conducted a hearing to consider confirmation of the Second Amended Joint Plan of Liquidation for Guaranty Financial Group Inc., et al., Under Chapter 11 of the United States Bankruptcy Code filed by Guaranty Financial Group Inc., Guaranty Group Ventures Inc., Guaranty Holdings Inc. I, and Guaranty Group Capital Inc. (collectively, the “Debtors,” and each individually a “Debtor”). After considering the evidence presented and the

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arguments of counsel for the Debtors, the Court makes the following Findings of Fact and Conclusions of Law:1
FINDINGS OF FACT
     1. On August 27, 2009 (the “Petition Date”), the Debtors filed individual petitions for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Court”). The Debtors’ chapter 11 bankruptcy cases are jointly administered (the “Bankruptcy Cases”).
     2. Prior to the Petition Date, the Office of Thrift Supervision appointed the Federal Deposit Insurance Company as receiver (the “FDIC-Receiver”) for Guaranty Bank.
     3. Subsequent to filing the bankruptcy petitions, the members of the board of directors of each of the Debtors resigned and Dennis Faulkner was elected as the sole director of each of the Debtors. Mr. Faulkner also serves as the Chief Restructuring Officer of each of the Debtors pursuant to an Order of the Court entered on November 20, 2009.
     4. Since the Petition Date, the Debtors have managed their affairs and conducted their businesses as debtors-in-possession, pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Bankruptcy Cases.
     5. On December, 20, 2010, the Debtors filed their Joint Plan of Liquidation for Guaranty Financial Group Inc., et al., Under Chapter 11 of the United States Bankruptcy Code (as amended by that certain Amended Joint Plan of Liquidation for Guaranty Financial Group Inc., et al., Under Chapter 11 of the United States Bankruptcy Code filed on February 10, 2011 [Docket No. 335] and further amended by that certain Second Amended Joint Plan of Liquidation for Guaranty Financial Group Inc., et al., Under Chapter 11 of the United States

[1]	To the extent any of the following findings of fact are determined to be conclusions of law, or vice-versa, they are adopted and shall be construed and deemed as such.

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Bankruptcy Code attached hereto as Exhibit A) (the “Plan”),2 and the Disclosure Statement Under 11 U.S.C. § 1125 in Support of the Joint Plan of Liquidation of Guaranty Financial Group Inc., et al. (as amended by that certain Amended Disclosure Statement Under 11 U.S.C. § 1125 In Support of The Amended Joint Plan of Liquidation of Guaranty Financial Group Inc., et al. [Docket No. 336]) (the “Disclosure Statement”).
     6. On February 16, 2011, this Court conducted a hearing at which it approved the Disclosure Statement, in the version filed with this Court as docket number 336. On that same day, this Court entered an Order approving the Disclosure Statement and establishing certain procedures for solicitation of the Plan [Docket No. 391] (the “Disclosure Statement Order”).
     7. On April 18, 2011, Tricadia Financials Restructuring Partners, Ltd. (“Tricadia”) filed the Objection of Tricadia Financials Restructuring Partners, Ltd. to Debtors’ Amended Joint Plan of Liquidation Under Chapter 11 of the United States Bankruptcy Code (the “Tricadia Objection”).
     8. On April 28, 2011, the Debtors, the FDIC-Receiver, Wilmington Trust Company FSB, and Tricadia entered into that certain Stipulation Regarding Objection of Tricadia Financials Restructuring Partners, Ltd. to Debtors’ Amended Joint Plan of Liquidation Under Chapter 11 of the United States Bankruptcy Code (the “Stipulation”). The Stipulation resolved the Tricadia Objection.
     9. On May 11, 2011, this Court held a hearing regarding confirmation of the Plan (the “Confirmation Hearing”).
     10. At the Confirmation Hearing, the Debtors described the modifications to the Plan as set forth in the Stipulation. Those modifications (as reflected in the version of the Plan

[2]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

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attached hereto as Exhibit A) are permissible pursuant to 11 U.S.C. § 1127 and are approved. No other or further notice of the modifications to the Plan described in the Stipulation is necessary or required.
     11. The Liquidation Trust Agreement submitted by the Debtors at the Confirmation Hearing, as modified pursuant to the Stipulation and attached hereto as Exhibit B, complies with the terms of the Plan and is reasonable.
     12. With respect to the Plan, the Holders of Claims in Classes 1 and 2 are unimpaired under the Plan and 11 U.S.C. § 1124, and are conclusively presumed to have accepted the Plan under 11 U.S.C. § 1126(f).
     13. The Holders of Claims in Classes 3 and 4 are impaired under the Plan and 11 U.S.C. § 1124, and are entitled to vote on the Plan.
     14. In Class 3, 100% in number and amount of voting creditors voted to accept the Plan. This Class has accepted the Plan pursuant to 11 U.S.C. § 1126(c).
     15. In Class 4, creditors are divided into separate subclasses. Class 4A consists of creditors holding general allowed unsecured claims in Guaranty Financial Group Inc. 73% in number and 68% in amount of voting creditors voted to accept the Plan. Class 4B consists of creditors holding general allowed unsecured claims in Guaranty Group Capital Inc. 58% in number and 67% in amount of voting creditors voted to accept the Plan. Class 4C consists of creditors holding general allowed unsecured claims in Guaranty Group Ventures Inc. 58% in number and 67% in amount of voting creditors voted to accept the Plan. Class 4D consists of creditors holding general allowed unsecured claims in Guaranty Holdings Inc. I. 58% in number and 67% in amount of voting creditors voted to accept the Plan. Each of these subclasses have accepted the Plan pursuant to 11 U.S.C. § 1126(c).

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     16. The Holders of Equity Interests in Class 5 are impaired under the Plan, and will not receive or retain any property under the Plan, and therefore are conclusively presumed to have rejected the Plan under 11 U.S.C. § 1126(g).
     17. The Court’s oral Findings of Fact on the record at the Confirmation Hearing are incorporated herein by reference in their entirety.
CONCLUSIONS OF LAW
     A. This matter is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2)(L). This matter arises under Title 11 of the United States Code, and jurisdiction is vested in this Court to enter a final order by virtue of 28 U.S.C. § 1334(a) and (b), 28 U.S.C. §§ 151, 157(a) and (b)(1), and the Standing Order of Reference in this District. These Findings of Fact and Conclusions of Law are being entered pursuant to Federal Rules of Bankruptcy Procedures (the “Bankruptcy Rules”) 7052, 9014 and 9019.
     B. The information contained in the Disclosure Statement and presented at the Confirmation Hearing, along with the record in these Bankruptcy Cases, was sufficient to enable parties-in-interest and the Court to make an informed judgment that the Plan is feasible, is fair and equitable, is in the best interest of all parties-in-interest, and should be approved.
     C. The Plan attached hereto as Exhibit A is confirmed. Confirmation of the Plan as to each Debtor complies with all applicable Bankruptcy Code provisions, including 11 U.S.C. §§ 1122 through 1129. The Plan complies with the applicable provisions of the Bankruptcy Code, as required by 11 U.S.C. § 1129(a)(1) thereof, including 11 U.S.C. §§ 1122 and 1123, and meets all of the applicable requirements of 11 U.S.C. § 1129(a) and (b), and should be approved.
     D. The classification of claims and interests contained in the Plan is reasonable and appropriate and complies with 11 U.S.C. § 1122.

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     E. The provisions of the Plan comply with 11 U.S.C. § 1123.
     F. The Debtors have complied with the provisions of 11 U.S.C. § 1125 and the Disclosure Statement Order in soliciting acceptance of the Plan. Notice and distribution of the Plan and Disclosure Statement were appropriate under all the circumstances and complied with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules. The opportunity for a hearing on these matters was full and adequate. The acceptances and rejections of the Plan were made in good faith and were solicited in good faith and in accordance with the provisions of the Bankruptcy Code, and therefore are not subject to designation pursuant to 11 U.S.C. § 1126(e).
     G. As required by 11 U.S.C. § 1129(a)(1), the provisions of the Plan comply with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules, including 11 U.S.C. § 1129, and are reasonable and appropriate.
     H. The Debtors have complied with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules as required by 11 U.S.C. § 1129(a)(2).
     I. The Plan has been proposed in good faith and not by any means forbidden by law as required by 11 U.S.C. § 1129(a)(3).
     J. The payments referenced in 11 U.S.C. § 1129(a)(4) have been approved by or remain subject to the approval of the Court as reasonable.
     K. The Debtors have disclosed that Kenneth L. Tepper will serve as Liquidation Trustee under the Plan and therefore satisfied 11 U.S.C. § 1129(a)(5).
     L. The Plan does not provide for a “rate change” as contemplated by 11 U.S.C. § 1129(a)(6), and such provision therefore does not prohibit confirmation of the Plan.

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     M. As required by 11 U.S.C. § 1129(a)(7), with respect to each impaired Class, each holder of a Claim or Equity Interest of such Class has either accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would so receive or retain if the Debtors were liquidated in a Chapter 7 proceeding.
     N. 11 U.S.C. § 1129(a)(8) is satisfied as to all Classes other than the rejecting Class 5. With respect to the Holders of Equity Interests in Class 5, the Plan complies with 11 U.S.C. § 1129(b)(1). The Plan can be confirmed despite Class 5’s rejection because the Plan does not discriminate unfairly and is fair and equitable with respect to this class. Specifically, with respect to Holders of Equity Interests in Class 5, no holders of any interest junior to the interests in Class 5 will receive or retain any property under the Plan on account of such interest, consistent with 11 U.S.C. § 1129(b)(2)(C)(ii).
     O. The holders of claims identified in 11 U.S.C. § 1129(a)(9) receive the treatment required to be provided by such section under the Plan.
     P. Classes 3 and 4 have accepted the Plan and qualify as accepting, impaired classes for purposes of 11 U.S.C. § 1129(a)(10) for each of the Debtors.
     Q. The Plan provides for the orderly liquidation of the Debtors’ assets by the Liquidation Trustee. Confirmation and consummation of the Plan are not likely to be followed by the need for further financial reorganization of the Debtors or any successor of the Debtors under the Plan, and accordingly, the Plan complies with 11 U.S.C. § 1129(a)(11). The structure of the Plan and mechanisms for implementation of the Plan are reasonable and appropriate.
     R. All fees payable under 28 U.S.C. § 1930 have been paid or have payment provided for on the Effective Date, as required by 11 U.S.C. § 1129(a)(12).

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     S. 11 U.S.C. §§ 1129(a)(13) — (16) are not implicated by the Plan.
     T. On the Effective Date, all assets and liabilities of the Debtors shall be merged into or treated as if they were merged with the assets and liabilities of Guaranty Financial Group Inc., and the Debtors shall be substantively consolidated into Guaranty Financial Group Inc. Such substantive consolidation shall have the effect described in the Plan, including the dissolution of Guaranty Group Ventures Inc., Guaranty Holdings Inc. I, and Guaranty Group Capital Inc., and is appropriate under the facts of these Bankruptcy Cases.
     U. Pursuant to 11 U.S.C. §§ 1123(a) and 1142(a), the provisions of this Order, the Plan, and all related documents, and all other agreements and documents executed and delivered pursuant to the Plan shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.
     V. In accordance with 11 U.S.C. § 1141, (i) the Plan and each of its provisions, (ii) all documents executed in connection with and pursuant to the terms of the Plan, and (iii) the Confirmation Order shall be binding upon the Debtors, upon each person or entity acquiring or receiving property under the Plan, upon each holder of a Claim against or Equity Interest in the Debtors, whether or not the Claim or Equity Interest of such creditor or equity interest holder is impaired under the Plan and whether or not such creditor or equity interest holder has filed, or is deemed to have filed, a proof of Claim or Equity Interest, and upon each party to these Bankruptcy Cases, and irrespective of whether such provision of the Plan is specifically mentioned or otherwise referred to in these Findings of Fact and Conclusions of Law and Confirmation Order.
     W. Upon entry of this Order, the Debtors are authorized and directed to take all steps necessary and appropriate to implement the Plan without the need for further shareholder,

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director, or other corporate approvals, including, without limitation, the Debtors’ execution and implementation of the Liquidation Trust Agreement annexed as Exhibit “C” to the Plan.
     X. Upon entry of this Order, Dennis Faulkner is appointed Special Liquidation Agent.
     Y. On the Effective Date, except as otherwise specifically provided for in the Plan, all interests in the Debtors shall be canceled as more fully described in the Plan.
     Z. On the Effective Date, title to all assets of the Debtors shall vest in the Liquidation Trust as, and to the extent, provided by the Plan.
     AA. The Plan provides that all Executory Contracts of the Debtors that were not previously assumed or rejected by prior order of the Court are deemed rejected. The terms of the Plan shall govern the deadlines for filing proofs of claim resulting from such rejection. Any such claims not filed as required by the Plan shall be discharged and forever barred. The Debtors’ rejection of these Executory Contracts reflects the Debtors’ sound business judgment and is reasonable and in the best interest of their estates.
     BB. The Plan shall not and does not prejudice, impair, waive, limit or otherwise affect the claims, rights and defenses of Travelers Casualty and Surety Company of America (“Travelers”), which issued surety bonds for or on behalf of the Debtors, regarding bonds, indemnity agreements and the collateral that secures Travelers’ claims. The Plan does not release, compromise, or otherwise affect in any way Travelers’ rights against any indemnitor or third party, nor any claims, rights and defenses of such third party against Travelers. Nothing contained herein shall impair or prejudice Travelers’ rights, if any, against Guaranty Bank and the collateral pledged by Guaranty Bank or any claims, rights and defenses of the Debtors, the FDIC-R, or any other party, against Travelers or with respect to the Travelers claims.

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     CC. The 14-day stay of the Confirmation Order imposed by Bankruptcy Rule 3020(e) shall not apply.
     DD. To the extent any objection to confirmation of the Plan has not been withdrawn or resolved, it is overruled.
     EE. The Court’s oral Conclusions of Law on the record at the Confirmation Hearing are incorporated herein by reference in their entirety.
     FF. This Court shall retain jurisdiction over this matter as provided in the Plan.
# # # END OF ORDER # # #
Submitted By
Robert D. Albergotti (TX Bar No. 00969800)
Ian T. Peck (TX Bar No. 24013306)
Autumn D. Highsmith (TX Bar No. 24048806)
Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, TX 75219
ian.peck@haynesboone.com
autumn.highsmith@haynesboone.com
Counsel to the Debtors-in-Possession

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EXHIBIT A

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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:	§	(Chapter 11)
§
GUARANTY FINANCIAL GROUP INC.	§	Case No. 09-35582
GUARANTY GROUP VENTURES INC.	§	Case No. 09-35583
GUARANTY HOLDINGS INC. I	§	Case No. 09-35584
GUARANTY GROUP CAPITAL INC.	§	Case No. 09-35586
§
Debtors.	§	(Jointly Administered
	§	under Case No. 09-35582-bjh)
SECOND AMENDED JOINT PLAN OF LIQUIDATION FOR
GUARANTY FINANCIAL GROUP INC., ET AL., UNDER
CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

Dated May 6, 2011	HAYNES AND BOONE, LLP
Robert D. Albergotti
Texas Bar No. 00969800
Ian T. Peck
Texas Bar No. 24013306
Autumn D. Highsmith
Texas Bar No. 24048806
2323 Victory Ave.
Dallas, Texas 75219
Telephone: (214) 651-5000
Facsimile: (214) 651-5940

ATTORNEYS FOR THE
DEBTORS-IN-POSSESSION

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TABLE OF CONTENTS

INTRODUCTION	1

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, CONSTRUCTION OF TERMS, COMPUTATION OF TIME AND GOVERNING LAW	1

A. Defined Terms	1
B. Rules of Interpretation and Construction of Terms	1
C. Computation of Time	2
D. Reference to Monetary Figures	2
E. Governing Law	2

ARTICLE II. TREATMENT OF UNCLASSIFIED ADMINISTRATIVE AND PRIORITY CLAIMS	2

A. Allowed Administrative Claims	2
B. Allowed Priority Tax Claims	4
C. Ordinary Course Liabilities	4

ARTICLE III. CLASSIFICATION OF CLAIMS AND INTERESTS	4

A. Classification of Claims and Interests	4
B. Identification of Classes	5
C. Unimpaired Classes	6
D. Impaired, Voting Classes	6
E. Impaired, Non-Voting Classes	6
F. Acceptance or Rejection of the Plan	6
G. Elimination of Classes for Voting Purposes	7
H. Controversy Concerning Classification, Impairment or Voting Rights	7

ARTICLE IV. TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS	7

A. Treatment of Class 1 — Allowed Secured Claims	7
B. Treatment of Classes 2A, 2B, 2C and 2D — Allowed Priority Non-Tax Claims	7
C. Treatment of Class 3 — Allowed FDIC-Receiver Claims	8
D. Treatment of Classes 4A, 4B, 4C and 4D — Allowed General Unsecured Claims	9
E. Treatment of Classes 5A, 5B, 5C and 5D — Interests	10

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN	10

A. Substantive Consolidation of the Debtors	10
B. Cancellation of Interests	10
C. Continued Corporate Existence of Reorganized GFG	11
D. Dissolution of the Debtors	11
E. Sources of Cash for Plan Distributions	11

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F. Corporate Action	11
G. Allowed Claim of Wilmington Trust	12
H. Liquidation Trust	12
I. Discovery Protocols	19

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACT AND UNEXPIRED LEASES	19

A. Rejection of Executory Contracts and Unexpired Leases	19
B. Rejection Claim Bar Date	19
C. Reservation of Rights	19

ARTICLE VII. OBJECTIONS TO AND PROCEDURES FOR RESOLVING DISPUTES REGARDING CLAIMS AND INTERESTS	20

A. Objections to Claims and Interests	20
B. Claims Filed After Objection Deadline	20
C. Claims Listed as Contingent, Unliquidated, or Disputed in Schedules	20
D. Retention of Claims and Defenses	20
E. Claims Administration Responsibilities	20
F. Adjustment to Claims Without Objection	21
G. Disallowance of Claims or Interests	21
H. Offer of Judgment	21

ARTICLE VIII. PROVISIONS GOVERNING DISTRIBUTIONS OF PROPERTY UNDER THE PLAN	21

A. General	21
B. Delivery of Distributions	21
C. Rounding of Fractional Distributions	22
D. Unclaimed Distributions	22
E. Uncashed Checks	22
F. Compliance with Tax Requirements	22
G. De Minimus Distributions	22

ARTICLE IX. EFFECT OF CONFIRMATION OF THE PLAN	22

A. Legally Binding Effect	22
B. Vesting of Property in the Liquidation Trust	22
C. Derivative Litigation Claims	23
D. Release	23
E. Exculpation of the Debtors	23

ARTICLE X. RETENTION OF RIGHTS OF ACTION	23

A. Liquidation Trustee’s Preservation, Retention and Maintenance of Rights of Action	23

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B. Preservation of All Rights of Action Not Expressly Settled or Released	25
C. Creditors’ Right to Pursue Certain Rights of Action	25

ARTICLE XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	25

A. Modification or Amendment of the Plan	25
B. Revocation or Withdrawal of the Plan	25

ARTICLE XII. RETENTION OF JURISDICTION	25

A. Bankruptcy Court Jurisdiction	25
B. Limitation on Jurisdiction	27

ARTICLE XIII. EVENTS OF DEFAULT	27

A. Events of Default	27
B. Notice of Event of Default	27

ARTICLE XIV. MISCELLANEOUS PROVISIONS	27

A. Conditions to Effectiveness	27
B. Due Authorization by Claim and Interest Holders	28
C. Filing of Additional Documentation	28
D. Further Authorizations	28
E. Post Confirmation Service List	28
F. Successors and Assigns	28
G. Transfer of Claims	28
H. Exemption from Transfer Tax	28
I. Notices	28
J. U.S. Trustee Fees	29
K. Implementation	29
L. Operations Between the Confirmation Date and the Effective Date	29
M. No Admissions	29
N. Substantial Consummation	29
O. Good Faith	29
P. Final Decree	29

EXHIBITS

Glossary of Defined Terms	A
Insurance Policies	B
Liquidation Trust Agreement	C

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INTRODUCTION
     Guaranty Financial Group Inc., Guaranty Group Ventures Inc., Guaranty Holdings Inc. I, and Guaranty Group Capital Inc., debtors-in-possession in the Chapter 11 Cases (collectively, the “Debtors,” and each individually a “Debtor”), respectfully submit this Second Amended Joint Plan of Liquidation for Guaranty Financial Group Inc., et al., Under Chapter 11 of the United States Bankruptcy Code (the “Plan”) pursuant to 11 U.S.C. § 1121(a) of the Bankruptcy Code for the resolution of the Debtors’ outstanding creditor claims. Reference is made to the Amended Disclosure Statement Under 11 U.S.C. § 1125 in Support of the Amended Joint Plan of Liquidation of Guaranty Financial Group Inc., et al. (the “Disclosure Statement”) for a summary and description of the Plan and certain related matters.
     The Plan memorializes a global settlement reached between the major constituents in the Chapter 11 Cases — the Debtors, the FDIC-Receiver, and Wilmington Trust. The Plan contemplates the creation of a Liquidation Trust to liquidate the remaining assets of the Debtors’ Estates and to coordinate distribution of the Cash in the Estates and any other proceeds of liquidation in furtherance of the settlement memorialized in the Plan.
     ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan.
ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION, CONSTRUCTION OF TERMS, COMPUTATION OF TIME AND GOVERNING LAW
A. Defined Terms: All capitalized terms not defined elsewhere in the Plan shall have the meaning assigned to them in the Glossary of Defined Terms attached hereto as Exhibit A. Any capitalized term used in the Plan and not defined herein, but that is defined in the Bankruptcy Code, has the meaning assigned to that term in the Bankruptcy Code. Any capitalized term used in this Plan and not defined herein or in the Bankruptcy Code, but that is defined in the Bankruptcy Rules, has the meaning assigned to that term in the Bankruptcy Rules.
B. Rules of Interpretation and Construction of Terms:
1. For the purposes of the Plan, any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified.
2. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular article, section, subsection or clause contained in the Plan, unless the context requires otherwise.

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3. Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine, or neuter form include the masculine, feminine, and neuter form.
4. Captions and headings to articles, sections, and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Plan.
5. The rules of construction set forth in Bankruptcy Code § 102 shall apply.
6. All exhibits to the Plan are incorporated into the Plan by this reference and are a part of the Plan as if set forth fully herein. The Plan Supplement shall be filed with the Bankruptcy Court not less than fifteen (15) days prior to the commencement of the Confirmation Hearing. Holders of Claims and Interests may obtain a copy of all Plan Documents, once filed, at www.haynesboone.com/gfg or by written request sent to Haynes and Boone, LLP, Attn: Kim Morzak, 2323 Victory Ave., Suite 700, Dallas, Texas 75219-7673.
C. Computation of Time: In computing any period of time, date, or deadline prescribed or allowed in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. If the date on which a transaction may or must occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.
D. Reference to Monetary Figures: All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.
E. Governing Law: Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas without giving effect to the principles of conflicts of law thereof.
ARTICLE II.
TREATMENT OF UNCLASSIFIED
ADMINISTRATIVE AND PRIORITY CLAIMS
     In accordance with Bankruptcy Code § 1123(a)(1), Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in the Plan.
A. Allowed Administrative Claims:
1. General: Subject to the Administrative Claim Bar Date provisions herein and unless otherwise provided for in the Plan or an order of the Bankruptcy Court, each Holder of an Allowed Administrative Claim due and payable on or prior to the Effective Date shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim within ten (10) Business Days after the later of (a) the Effective Date, (b) the Allowance Date, and (c) such date as is mutually agreed upon by the Liquidation Agent (or the Special Purpose Liquidation Agent for

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Professional Fee Claims) and the Holder of such Allowed Administrative Claim, either Cash equal to the unpaid amount of such Allowed Administrative Claim or such other less favorable treatment as to which the Liquidation Agent (or the Special Purpose Liquidation Agent for Professional Fee Claims) and the Holder of such Allowed Administrative Claim shall have agreed upon in writing.
2. Payment of Statutory Fees: All fees payable pursuant to 28 U.S.C. § 1930 shall be paid in Cash equal to the amount of such Administrative Claim when due.
3. Administrative Claim Bar Dates and Objection Deadlines:
a. Deadline: Except as otherwise provided in this section of the Plan, requests for payment of Administrative Claims for which no bar date has otherwise been previously established must be included in a motion or application and filed and served on the Post-Confirmation Service List no later than the Administrative Claim Bar Date. Holders of Administrative Claims that are required to file requests for payment of such Administrative Claims and that do not file such requests by the Administrative Claim Bar Date are forever barred from asserting such Administrative Claims against the Debtors, the Liquidation Trust, the Special Purpose Liquidation Agent, the Professional Fee Reserve, or their property. Objections to Administrative Claims must be filed and served on the Liquidation Trustee and the Holder of the Administrative Claim that is the subject of such objection no later than the Administrative Claim Objection Deadline.
b. Form: Requests for payment of Administrative Claims included in a Proof of Claim are of no force and effect, and are Disallowed in their entirety as of the Confirmation Date unless such Administrative Claim is subsequently filed by timely motion or application as provided herein. However, to the extent a Governmental Unit is not required to file a request for payment of an Administrative Claim pursuant to Bankruptcy Code § 503(b)(1)(D), a Proof of Claim filed by such Governmental Unit prior to the applicable bar date set forth in the Plan for filing a request for payment of such Administrative Claim shall fulfill the requirements of this section of the Plan.
c. Professionals: All Professionals shall file and serve on the Post-Confirmation Service List an application for final allowance of any Professional Fee Claim no later than the Professional Fee Claim Bar Date. Objections to Professional Fee Claims must be filed and served on the Special Purpose Liquidation Agent and the Professional to whose application the objections are addressed no later than the Professional Fee Claim Objection Deadline. Any Professional that does not file an application for final allowance of any Professional Fee Claim by the Professional Fee Claim Bar Date is forever barred from asserting any such Professional Fee Claim against the Debtors, the Liquidation Trustee, or their property. Any professional fees and reimbursements for expenses incurred by the Liquidation Trustee or the Special Purpose Liquidation Agent after the Effective Date may be paid without application to the

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Bankruptcy Court. Professional fees of the Special Purpose Liquidation Agent shall be satisfied from the Professional Fee Reserve.
d. Post-Petition Tax Claims: Requests for payment of Post-Petition Tax Claims for which no bar date has otherwise been previously established must be filed on or before the Post-Petition Tax Claim Bar Date. A Holder of any Post-Petition Tax Claim that is required to file a request for payment of such taxes and does not file and serve such request on the Post-Confirmation Service List by the Post-Petition Tax Claim Bar Date is forever barred from asserting any such Post-Petition Tax Claim against the Debtors, the Liquidation Trustee, or their property, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. To the extent that the Holder of an Post-Petition Tax Claim holds a Lien to secure its Post-Petition Tax Claim under applicable state law, the Holder of such Post-Petition Tax Claim shall retain its Lien until its Allowed Post-Petition Tax Claim has been paid in full. Objections to Post-Petition Tax Claims must be filed and served on the Liquidation Trustee and the Holder of the Post-Petition Tax Claim that is the subject of such objection no later than the Post-Petition Tax Claim Objection Deadline.
B. Allowed Priority Tax Claims: Unless otherwise provided for pursuant to an order of the Bankruptcy Court, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim within ten (10) Business Days after the later of (a) the Effective Date, (b) the Allowance Date, or (c) such date as is mutually agreed upon by the Liquidation Agent and the Holder of such Allowed Priority Tax Claim, either Cash equal to the unpaid amount of such Allowed Priority Tax Claim or such other less favorable treatment as to which the Liquidation Agent and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing.
C. Ordinary Course Liabilities: The Liquidation Agent shall pay each Ordinary Course Liability pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability. Holders of an Ordinary Course Liability will not be required to file or serve any request for payment of the Ordinary Course Liability.
ARTICLE III.
CLASSIFICATION OF CLAIMS AND INTERESTS
A. Classification of Claims and Interests: Pursuant to Bankruptcy Code § 1122, a Claim or Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent (i) the Claim or Interest qualifies within the description of that Class; (ii) the Claim or Interest is an Allowed Claim or Allowed Interest in that Class; and (iii) the Claim or Interest has not been paid, released, or otherwise compromised before the Effective Date. In accordance with Bankruptcy Code § 1123(a)(1), all Claims and Interests except Administrative Claims and Priority Tax Claims are classified in the Classes set forth below.

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B. Identification of Classes:
1. Class 1 — Allowed Secured Claims: Class 1 shall consist of all Allowed Secured Claims. Each Allowed Secured Claim is assigned to a separate subclass.
2. Class 2 —Allowed Priority Non-Tax Claims: Class 2 consists of four subclasses, Class 2A, Class 2B, Class 2C, and Class 2D.
a. Class 2A — GFG Allowed Priority Non-Tax Claims: Class 2A consists of all Allowed Priority Non-Tax Claims against GFG except for the FDIC-Receiver Claims.
b. Class 2B — GGCI Allowed Priority Non-Tax Claims: Class 2B consists of all Allowed Priority Non-Tax Claims against GGCI except for the FDIC-Receiver Claims.
c. Class 2C — GGVI Allowed Priority Non-Tax Claims: Class 2C consists of all Allowed Priority Non-Tax Claims against GGVI except for the FDIC-Receiver Claims.
d. Class 2D — GHI Allowed Priority Non-Tax Claims: Class 2D consists of all Allowed Priority Non-Tax Claims against GHI except for the FDIC-Receiver Claims.
3. Class 3 — Allowed FDIC-Receiver Claims: Class 3 consists of the Allowed Claims filed by the FDIC-Receiver on behalf of Guaranty Bank against GFG, GGCI, GGVI and GHI.
4. Class 4 — Allowed General Unsecured Claims: Class 4 consists of four subclasses, Class 4A, Class 4B, Class 4C, and Class 4D.
a. Class 4A — GFG Allowed General Unsecured Claims: Class 4A consists of all Allowed General Unsecured Claims against GFG.
b. Class 4B — GGCI Allowed General Unsecured Claims: Class 4B consists of all Allowed General Unsecured Claims against GGCI.
c. Class 4C — GGVI Allowed General Unsecured Claims: Class 4C consists of all Allowed General Unsecured Claims against GGVI.
d. Class 4D — GHI Allowed General Unsecured Claims: Class 4D consists of all Allowed General Unsecured Claims against GHI.
5. Class 5 — Interests: Class 5 consists of four subclasses, Class 5A, Class 5B, Class 5C, and Class 5D.
a. Class 5A — Interests in GFG: Class 5A consists of all Interests in GFG.

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b. Class 5B — Interests in GGCI: Class 5B consists of all Interests in GGCI.
c. Class 5C — Interests in GGVI: Class 5C consists of all Interests in GGVI.
d. Class 5D — Interests in GHI: Class 5D consists of Interests in GHI.
C. Unimpaired Classes: Classes 1 and 2 are Unimpaired under the Plan. Under Bankruptcy Code § 1126(f), holders of Claims in Classes 1 and 2 are conclusively presumed to have accepted the Plan and are therefore not entitled to vote to accept or reject the Plan.
D. Impaired, Voting Classes: Classes 3 and 4 are Impaired under the Plan. Under Bankruptcy Code § 1126(a), holders of Claims and Interests in Classes 3 and 4 are entitled to vote to accept or reject the Plan.
E. Impaired, Non-Voting Classes: Class 5 is Impaired under the Plan. Holders of Interests in Class 5 will not retain their Interests under the Plan, and no Distributions on account of such Interests will be made. Under Bankruptcy Code § 1126(g), Holders of Interests in Class 5 are conclusively presumed to have rejected the Plan, and therefore the Debtors will not solicit their votes.
F. Acceptance or Rejection of the Plan.
1. Voting and Acceptance by Impaired Classes of Claims: Each Impaired, Voting Class is entitled to vote separately to accept or reject the Plan. An Impaired, Voting Class of Claims has accepted the Plan if the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.
2. Voting of Disputed Claims and Interests: A Holder of a Disputed Claim that has not been temporarily allowed for purposes of voting on the Plan may vote only such Disputed Claim in an amount equal to the portion, if any, of such Claim shown as fixed, liquidated, and undisputed in the Schedules.
3. Cramdown: If the Bankruptcy Court determines that all applicable requirements of Bankruptcy Code § 1129(a) are met with the exception of Bankruptcy Code § 1129(a)(8), the Plan shall be treated as a request by the Debtors for Confirmation of the Plan in accordance with Bankruptcy Code § 1129(b), notwithstanding the failure to satisfy the requirements of Bankruptcy Code § 1129(a)(8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to each Class of Claims or Interests that is impaired under, and has not accepted, the Plan.
4. Confirmation of Separate Cases: Although styled a “Joint Plan,” the Plan as drafted consists of four (4) separate plans — one for each Debtor. Votes on the Plan will be tabulated separately for each Debtor. The Debtors reserve the right to withdraw the Plan from consideration for Confirmation as to any or all Debtors if the Plan is not confirmed as to all Debtors. Upon the occurrence of the Effective Date, the Estates of the Debtors will be substantively consolidated.

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G. Elimination of Classes for Voting Purposes: Any Class that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim, an Allowed Interest, or a Claim or Interest temporarily allowed under Bankruptcy Rule 3018 or as to which no vote is cast shall be deemed deleted from the Plan for purposes of voting on acceptance or rejection of the Plan by such Class under Bankruptcy Code § 1129(a)(8).
H. Controversy Concerning Classification, Impairment or Voting Rights: In the event a controversy or dispute should arise involving issues related to the classification, impairment or voting rights of any Holder of a Claim or Interest under the Plan, whether before or after the Confirmation Date, the Bankruptcy Court may, after notice and a hearing, determine such controversy. Without limiting the foregoing, the Bankruptcy Court may estimate for voting purposes (i) the amount of any contingent or unliquidated Claim the fixing or liquidation of which, as the case may be, would unduly delay the administration of the Chapter 11 Cases and (ii) any right to payment arising from an equitable remedy for breach of performance. In addition, the Bankruptcy Court may, in accordance with Bankruptcy Code § 506(b), conduct valuation hearings to determine the Allowed Amount of any Secured Claim.
ARTICLE IV.
TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS
A. Treatment of Class 1 — Allowed Secured Claims:
1. Subclasses: If there is more than one Allowed Secured Claim, then each Allowed Secured Claim shall be classified in a separate subclass.
2. Treatment: Unless otherwise provided for pursuant to an order of the Bankruptcy Court, each Holder of an Allowed Secured Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Secured Claim within ten (10) Business Days after the later of (a) the Effective Date, (b) the Allowance Date, and (c) such date as is mutually agreed upon by the Liquidation Trustee and the Holder of an Allowed Secured Claim, either Cash equal to the unpaid portion of such Allowed Secured Claim or such other treatment as may be agreed to by the Liquidation Trustee, as applicable, and the Holder of such Allowed Secured Claim. The Holder of a Secured Claim shall retain its Liens on applicable collateral to the same extent and priority previously held, notwithstanding the transfer of such collateral into the Liquidation Trust, until either (i) its Secured Claim has been Allowed and treated in accordance with this provision of the Plan, or (ii) its Secured Claim has been Disallowed. The Holder of a Secured Claim shall not be entitled to foreclose such Lien absent further order of the Bankruptcy Court.
B. Treatment of Classes 2A, 2B, 2C and 2D — Allowed Priority Non-Tax Claims: Unless otherwise provided for pursuant to an order of the Bankruptcy Court, each Holder of an Allowed Priority Non-Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Non-Tax Claim within ten (10) Business Days after the later of (a) the Effective Date, (b) the Allowance Date, and (c) such date as is mutually agreed upon by the Liquidation Trustee and the Holder of such Allowed Priority Non-Tax Claim, either Cash equal to the unpaid amount of such Allowed Priority Non-Tax Claim or such other

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less favorable treatment as to which the Liquidation Agent and the Holder of such Allowed Priority Non-Tax Claims shall have agreed upon in writing.
C. Treatment of Class 3 — Allowed FDIC-Receiver Claims: The FDIC-Receiver shall receive in full and final satisfaction, settlement, release, and discharge of and in exchange for the FDIC-Receiver Claims:
1.	The FDIC-Receiver shall receive within ten (10) Business Days after the Effective Date, Cash equal to: (a) the sum of (i) eight-five percent (85%) of the Cash contained in the GFG Bank Accounts on the Effective Date, (ii) thirty percent (30%) of the Cash contained in the Affiliate Debtor Bank Accounts on the Effective Date, (iii) an amount equal to eight-five percent (85%) of all Allowed Administrative Claims, including the Allowed Professional Fee Claims of Lain, Faulkner & Co. and Haynes and Boone, LLP incurred on or after February 1, 2010 to the extent such claims have been paid from the GFG Bank Accounts prior to the Effective Date minus (b) the sum of (i) $475,000, and (ii) fifty percent (50%) of the Allowed Professional Fee Claim of Pope Shamsie attributable to the Pope Shamsie Retention Order.

2.	The FDIC-Receiver shall receive (a) one-hundred percent (100%) of the Tax Refunds within ten (10) Business Days after the Debtors’ or the Special Purpose Liquidation Agent’s receipt of the Tax Refunds and (b) all Insurance Premium Refund Amounts (i) within ten (10) Business Days after the Effective Date or, if received by a Debtor after the Effective Date, (ii) within ten (10) Business Days after a Debtor’s receipt of any Insurance Premium Refund Amounts or such date as mutually agreed upon by the Special Purpose Liquidation Agent and the FDIC-Receiver.

3.	The Debtors shall assign any interest the Debtors may hold in the D&O Claims to the FDIC-Receiver, which assignment shall be deemed to have been made without any further action or document by or from the Debtors, on the Effective Date. The FDIC-Receiver shall have the sole right and responsibility for the prosecution of the D&O Claims and complete discretion as to whether to commence, settle or dismiss the D&O Claims. In the event the FDIC-Receiver chooses to prosecute any D&O Claim, the FDIC-Receiver shall retain 100% of any recovery from such prosecution. On or after the one (1) year anniversary of the Effective Date, and every six (6) months thereafter as necessary, the Liquidation Trustee may make a written inquiry to the FDIC-Receiver to determine if the FDIC-Receiver has decided to pursue the D&O Claims. Upon written response by the FDIC-Receiver that the FDIC-Receiver does not intend to pursue a D&O Claim, which will be provided as soon as possible in good faith, such D&O Claim will be deemed assigned by the FDIC-Receiver to the Liquidation Trust and thereafter may be pursued by the Liquidation Trustee on behalf of the Estates.

4.	The FDIC-Receiver shall retain and have the sole right and discretion to prosecute, continue, settle, or dismiss the FDIC-Receiver/GIS Causes of Action.

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The FDIC-Receiver shall provide updates to the Liquidation Trustee as to the status of the FDIC-Receiver/GIS Causes of Action as soon as practical upon request, but in no event will the FDIC-Receiver be required to disclose privileged or confidential information. The FDIC-Receiver shall pay thirty percent (30%) of any net recovery from the prosecution of the FDIC-Receiver/GIS Causes of Action to the Liquidation Trustee for distribution to beneficiaries of the Liquidation Trust.

5.	The FDIC-Receiver shall assign and release any interest it might hold in the Insider and Employee Avoidance Actions to the Liquidation Trust, which assignment shall be deemed to have been made without any further action or document by or from the FDIC-Receiver, upon the FDIC-Receiver’s receipt of the Cash required to be paid pursuant to Article IV.C.1 of this Plan. The FDIC-Receiver shall retain no interest in or right to any net recoveries from the prosecution of the Insider and Employee Avoidance Actions.

6.	Except as otherwise provided herein, Administrative Claims incurred after January 31, 2010 that have not been paid prior to the Effective Date, including Allowed Professional Fee Claims, shall be satisfied by the Liquidation Agent or the Special Purpose Liquidation Agent from the Cash remaining in the Professional Fee Reserve, the Estates or the Liquidation Trust after the satisfaction of the FDIC-Receiver Claims.

7.	As soon as practicable after the FDIC-Receiver’s receipt of the Cash required to be paid pursuant to Article IV.C.1 of this Plan, the FDIC-Receiver will withdraw the FDIC-Receiver Reservations of Rights and the FDIC-Receiver Motion for Relief from Stay with prejudice. Simultaneously, the Debtors shall file appropriate pleadings seeking the dismissal of the FDIC-Receiver Litigation, with prejudice.

8.	The FDIC-Receiver will not receive any Distributions under the Plan except as set forth in section C herein.

9.	The FDIC-Receiver shall vote as Class 3 in each of the Chapter 11 Cases.
D. Treatment of Classes 4A, 4B, 4C and 4D — Allowed General Unsecured Claims: Unless otherwise provided for pursuant to an order of the Bankruptcy Court, each Holder of an Allowed General Unsecured Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim, a beneficial interest in the Liquidation Trust as set forth in Article V hereof entitling such Holder to receive on account of such Claims, on or as soon as practicable after the later of (a) the Effective Date, (b) the Allowance Date, (c) the initial Distribution Date and on each periodic Distribution Date thereafter, and (d) such date as is mutually agreed upon by the Liquidation Agent and the Holder of an Allowed General Unsecured Claim, their Pro Rata Share of any Cash distribution from the Liquidation Trust to Holders of Allowed General Unsecured Claims in accordance with Article V of this Plan. Each Holder of Allowed General Unsecured Claims shall receive such Distributions in accordance with the provisions set forth in Article V. Notwithstanding the

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foregoing, the Holder of an Allowed General Unsecured Claim may receive such other less favorable treatment as may be agreed to by such Holder and the Liquidation Agent.
E. Treatment of Classes 5A, 5B, 5C and 5D — Interests: On the Effective Date, all Interests in Class 5 shall be canceled and extinguished and Interest Holders shall not be entitled to receive any Distributions on account of such Interests.
ARTICLE V.
MEANS FOR IMPLEMENTATION OF THE PLAN
A. Substantive Consolidation of the Debtors:
1. Merger and Consolidation: Unless otherwise provided in the Plan, on the Effective Date all assets and liabilities of GGVI, GHI, and GGCI shall be merged into or treated as if they were merged with the assets and liabilities of GFG, and the Debtors shall be substantively consolidated into Reorganized GFG.
2. Effect of Substantive Consolidation: In connection with, and as a result of, the substantive consolidation of the Debtors’ Estates and the Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date: (1) all Intercompany Claims (including such Claims arising from the rejection of any Executory Contract or Unexpired Lease) will either be eliminated or shall remain in place but shall not be entitled to any Distributions under the Plan, (2) any obligation of any of the Debtors and all guarantees thereof executed by any of the Debtors will be deemed to be an obligation of each of the Debtors, (3) any Claim filed or asserted against any of the Debtors will be deemed a Claim against each of the Debtors, (4) for purposes of determining the availability of any right of setoff under Bankruptcy Code § 553, the Debtors will be treated as one Entity so that (subject to the other provisions of Bankruptcy Code § 553) debts due to any of the Debtors may be offset against the debts owed by any of the Debtors, and (5) the Chapter 11 cases of GGVI, GHI, and GGCI shall be closed, following which any and all proceedings that were or could have been brought or otherwise commenced in the Chapter 11 cases of GGVI, GHI, or GGCI, whether or not actually brought or commenced, may be continued, brought or otherwise commenced in GFG’s Chapter 11 case.
3. Treatment of Guarantees and Multiple-Debtor Claims: On the Effective Date, except as otherwise provided for in the Plan, all Claims based on guarantees of collection, payment, or performance made by any Debtor concerning the obligations of another Debtor shall be discharged, released, and without further force or effect. Additionally, Holders of Allowed Claims who assert identical Claims against multiple Debtors shall be entitled to a single satisfaction of such Claims.
B. Cancellation of Interests: On the Effective Date, except as otherwise specifically provided for in the Plan (including Articles V.C below): (i) all Interests in the Debtors shall be canceled and (ii) the obligations of, Claims against, and Interests in the Debtors arising under, evidenced by, or relating to any agreements, contracts, indentures, certificates of designation,

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bylaws, certificates or articles of incorporation, or similar documents governing the Interests shall be released and discharged.
C. Continued Corporate Existence of Reorganized GFG: GFG shall continue to exist as Reorganized GFG after the Effective Date in accordance with the laws of Delaware and pursuant to the Amended Charter and By-laws to be filed with the Plan Supplement. The charter and by-laws of GFG shall be amended and restated as necessary to satisfy the provisions of this Plan, the Bankruptcy Code, and applicable Delaware law, and shall be amended to, among other things: (i) authorize one share of common stock, ownership of which shall be restricted to the Liquidation Trustee; (ii) provide, pursuant to Bankruptcy Code § 1123(a)(6), for a provision prohibiting the issuance of nonvoting equity securities, and (iii) limit the activities of Reorganized GFG to matters related to the implementation of this Plan.
D. Dissolution of the Debtors: Pursuant to the substantive consolidation provisions herein on the Effective Date, all assets and liabilities of GGVI, GHI, and GGCI shall be merged into GFG and GGVI, GHI, and GGCI shall cease to exist. As soon as practicable after the Liquidation Trustee exhausts the assets of the Debtors’ Estates by making the final Distribution under this Plan, Reorganized GFG shall be dissolved without any further action by the former Interest holders, officers, or directors of the Debtors.
     The Liquidation Trustee may, in his or her discretion, file all necessary certificates of dissolution and take any other actions necessary or appropriate to reflect the dissolutions of each of the Debtors under applicable state law where the respective Debtors were incorporated or organized, including filing appropriate papers with the Office of Thrift Supervision to deregister GFG or GHI as unitary thrift holding companies. All applicable regulatory or governmental agencies shall accept any certificates of dissolution or other papers filed by the Liquidation Trustee on behalf of the Debtors and shall take all steps necessary to allow and reflect the prompt dissolution of the Debtors as provided herein, without the payment of any fee, tax, or charge and without need for the filing of reports or certificates, except as the Liquidation Trustee may determine in his or her sole discretion.
E. Sources of Cash for Plan Distributions: All Cash necessary for the Liquidation Trustee to make Distributions under the Plan shall be obtained from the Debtors’ existing Cash balances or the liquidation of property of the Estates by the Liquidation Trustee.
F. Corporate Action: The entry of the Confirmation Order shall constitute authorization for the Liquidation Agent to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan prior to, on and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order, rule or regulation, including, without limitation, any action required by the Interest holders, officers, or directors of the Debtors, including, among other things, (1) the cancellation of the Interests in the Debtors; (2) all transfers of assets that are to occur pursuant to the Plan; (3) the incurrence of all obligations contemplated by the Plan and the making of Distributions; (4) the implementation of all settlements and compromises as set forth in or contemplated by the Plan; and (5) the execution of the Amended Charter and By-laws. As of the Effective Date, the Liquidation Trustee is authorized and directed to do all things and to execute

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and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and to take all necessary actions required in connection therewith, in the name of and on behalf of the Debtors and the Liquidation Trustee, as applicable.
G. Allowed Claim of Wilmington Trust: Wilmington Trust shall receive in full and final satisfaction, settlement, release, and discharge of and in exchange for the Wilmington Trust Proofs of Claim an Allowed Claim in these Chapter 11 Cases in the aggregate amount of $318,526,546.96, plus amounts presently unliquidated for additional fees and costs as agreed to by the Special Purpose Liquidation Agent and Wilmington Trust or pursuant to further order of the Bankruptcy Court.
H. Liquidation Trust:
1. Creation of the Liquidation Trust and Appointment of the Liquidation Trustee: On the Effective Date, the Liquidation Trust shall be created pursuant to the Liquidation Trust Agreement, and into which trust all assets of the Debtors and Estates existing as of the Effective Date, other than the assets to be delivered to the FDIC-Receiver pursuant to Article IV.C of this Plan and the Professional Fee Reserve, shall be transferred and become vested pursuant to and in accordance with the terms of this Plan. The Liquidation Trust shall operate under the provisions of the Liquidation Trust Agreement. The Liquidation Trust shall be administered by the Liquidation Trustee. Kenneth L. Tepper shall be and is appointed as the initial Liquidation Trustee on the Effective Date and shall be compensated and otherwise bound by the terms of the Liquidation Trust Agreement without further order of the Bankruptcy Court. The Plan will be administered and actions will be taken in the name of the Debtors or Liquidation Trust, as appropriate, through the Liquidation Trustee, irrespective of whether any of the Debtors have been dissolved. The Liquidation Trust Agreement shall be deemed approved and effective on the Effective Date subject to execution by Kenneth L. Tepper and the Debtors. The Liquidation Trust Agreement is attached hereto as Exhibit C.
2. Property of the Liquidation Trust: On the Effective Date, the Debtors and Estates shall be deemed to have transferred and/or assigned any and all assets of the Debtors and the Estates as of the Effective Date, other than the assets to be delivered to the FDIC-Receiver pursuant to Article IV.C of this Plan and the Professional Fee Reserve, including, without limitation and except as otherwise provided in the Plan, (i) Cash and accounts, including, without limitation, any and all Cash held in any general, escrow or segregated separate accounts during the pendency of the Chapter 11 Cases, including the GFG Bank Accounts, the Affiliate Debtor Bank Accounts, or the Reserve Accounts that are not being transferred to the FDIC-Receiver pursuant to Article IV.C of the Plan, (ii) all Rights of Action, including Insider and Employee Avoidance Actions, other Avoidance Actions, and Assigned Claims, and (iii) all other property interests, rights, claims, defenses and causes of action of the Debtors or Estates, to the beneficiaries of the Liquidation Trust followed by a deemed transfer by such beneficiaries to the Liquidation Trust, and such transferred assets shall be held by the Liquidation Trust free and clear of all Claims, Liens and contractually imposed restrictions, except for the rights to Distribution and the retention of Liens afforded to certain Holders of Allowed Secured

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Claims, solely to the extent and priority of any such Allowed Secured Claim under the Plan.
3. Creation of Professional Fee Reserve and Appointment of the Special Purpose Liquidation Agent. On the Effective Date, the Debtors will place into a segregated account Cash from that portion of the Debtors’ Cash that is not payable to the FDIC-Receiver pursuant to Article IV.C of the Plan, in the amount of $1,360,000 to create the Professional Fee Reserve. The Professional Fee Reserve shall be used solely for distributions to Holders of Allowed Professional Fee Claims, with the exception of any Professional Fee Claims filed by Tricadia. In addition, amounts necessary for distribution to the FDIC-Receiver pursuant to Article IV.C of the Plan will be held by the Special Purpose Liquidation Agent until such Distributions are completed.
On the Effective Date, Dennis Faulkner will be appointed as the Special Purpose Liquidation Agent. The sole responsibilities of the Special Purpose Liquidation Agent shall be: (i) maintaining the Professional Fee Reserve; (ii) making Distributions to Holders of Allowed Professional Fee Claims pursuant to Article II.A of the Plan, with the exception of any Professional Fee Claims filed by Tricadia; (iii) taking actions to recover the Tax Refunds; (iv) receiving the Tax Refunds; and (v) making Distributions to the FDIC-Receiver pursuant to Article IV.C of the Plan, including distribution of the Tax Refunds to the FDIC-Receiver pursuant to Article IV.C.2 of the Plan. The Special Purpose Liquidation Agent shall, upon request of the FDIC-Receiver, assign the FDIC-Receiver the right to file documents or take other actions in regard to the Tax Refunds.
Within ten (10) days after completion of all Distributions to Holders of Professional Fee Claims, with the exception of any Professional Fee Claims filed by Tricadia, and payment of any fees and expenses of the Special Purpose Liquidation Agent and his professionals, the Special Purpose Liquidation Agent shall return any unused portion of the Professional Fee Reserve to the Liquidation Trustee to be administered in accordance with the Liquidation Trust Agreement and Article V.H of the Plan. Upon completion of the responsibilities enumerated in this paragraph, the Special Purpose Liquidation Agent shall be relieved from further duty.
4. Officers, Directors, and Shareholders:
a. Directors, Officers, and Employees: On the Effective Date, the authority, power and incumbency of Dennis Faulkner, as director and officer of each of the Debtors, shall be terminated and cease and Dennis Faulkner shall be deemed to have resigned. Dennis Faulkner shall, however, reasonably cooperate with transition of documents and records to the Liquidation Trustee.
b. Succession by Liquidation Trustee: On the Effective Date, the Liquidation Trustee succeeds to such powers as would have been applicable to the Debtors’ officers, directors and shareholders except for the powers reserved for the Special Purpose Liquidation Agent.

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5. Liquidation Trustee: The salient terms of the Liquidation Trustee’s employment, including the Liquidation Trustee’s duties and compensation, to the extent not set forth in the Plan, shall be set forth in the Liquidation Trust Agreement. In general, the Liquidation Trustee shall be the exclusive trustee of the Liquidation Trust for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to § 1123(b)(3)(B) of the Bankruptcy Code. The Liquidation Trustee shall have fiduciary duties to beneficiaries of the Liquidation Trust in the same manner that members of an official committee of creditors appointed pursuant to § 1102 of the Bankruptcy Code have fiduciary duties to the creditor constituents represented by such a committee. The Liquidation Trust Agreement shall specify the terms and conditions of the Liquidation Trustee’s compensation, responsibilities and powers. The duties and powers of the Liquidation Trustee, shall generally include, without limitation, the following:1
a. To exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any officer, director or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders; including, without limitation, amendment of the certificates of incorporation and by-laws of the Debtors, merger of any Debtor into another Debtor, the dissolution of any Debtor, and the assertion or waiver of any Debtor’s attorney/client privilege;
b. To maintain escrows and other accounts, make Distributions and take other actions consistent with the Plan and the implementation hereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in the name of Reorganized GFG or the Liquidation Trustee, even in the event of the dissolution of Reorganized GFG;
c. Subject to the applicable provisions of the Plan, to collect and liquidate all assets of the Estates pursuant to the Plan and to administer the winding-up of the affairs of the Debtors;
d. To object to, defend, compromise, and/or settle any Claims (Disputed or otherwise) as discussed in Article VII hereof without the necessity of approval of the Bankruptcy Court and/or to seek Court approval for any Claims settlement to the extent thought appropriate by the Litigation Trustee or to the extent such approval is required by prior order of the Bankruptcy Court;
e. Unless otherwise ordered by the Bankruptcy Court, to defend, compromise and/or settle any Rights of Action transferred to the Liquidation Trust in this Plan by filing a notice of compromise and settlement with the Bankruptcy Court, which shall be deemed approved if no objection is filed within

[1]	In the case of a conflict between the Liquidation Trust Agreement and the Plan, the Liquidation Trust Agreement shall control.

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23-days after the date of filing, and which shall be subject to approval of the Bankruptcy Court to the extent an objection is filed;
f. To make decisions, without further Court approval, regarding the retention or engagement of professionals, employees and consultants by the Liquidation Trust and to pay, from the Wind-Down Reserve, the charges incurred by the Liquidation Trust on or after the Effective Date for services of professionals, disbursements, expenses or related support services relating to the winding down of the Debtors and implementation of the Plan, without application to the Bankruptcy Court;
g. Except for the powers reserved for the Special Purpose Liquidation Agent or the FDIC-Receiver in Article V.H.3 of the Plan, to cause, on behalf of the Liquidation Trust, the Debtors and the Estates, all necessary tax returns and all other appropriate or necessary documents related to municipal, State, Federal or other tax law to be prepared or filed timely;
h. With the exception of the Distributions to the FDIC-Receiver and Holders of Professional Fee Claims, to make all Distributions to holders of Allowed Claims provided for or contemplated by the Plan;
i. To invest Cash in accordance with § 345 of the Bankruptcy Code or as otherwise permitted by a Final Order of the Bankruptcy Court and as deemed appropriate by the Liquidation Trustee;
j. To collect any accounts receivable or other claims and assets of the Debtors or the Estates not otherwise disposed of pursuant to the Plan;
k. To enter into any agreement or execute any document required by or consistent with the Plan and perform all of the obligations of the Debtors or the Liquidation Trustee thereunder;
l. To abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization at the discretion of the Liquidation Trustee, any assets that the Liquidation Trustee concludes are of inconsequential benefit to creditors of the Estates or, at the conclusion of the Chapter 11 Cases, are determined to be too impractical to distribute;
m. To investigate, prosecute and/or settle Rights of Action, including, but not limited to, Insider and Employee Avoidance Actions and other Avoidance Actions, unless otherwise released or transferred to the FDIC-Receiver herein, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction, participate as a party or otherwise in any administrative, arbitrative or other non-judicial proceeding, litigate or settle such Rights of Action on behalf of the Liquidation Trust and pursue to settlement or judgment such actions;

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n. To utilize trust assets to purchase or create and carry all appropriate new insurance policies and pay all insurance premiums and costs it deems necessary or advisable to insure the acts and omissions of the Liquidation Trustee;
o. To implement and/or enforce all provisions of the Plan;
p. To maintain appropriate books and records (including financial books and records);
q. To collect and liquidate all assets of the Estates pursuant to the Plan and administer the winding-up of the affairs of the Debtors including, but not limited to, closing the Chapter 11 Cases;
r. To pay fees incurred pursuant to 28 U.S.C. § 1930(a)(6) and to file with the Bankruptcy Court and serve on the United States Trustee monthly financial reports until such time as such reports are no longer required, a Final Decree is entered closing these Cases or the Cases are converted or dismissed, or the Bankruptcy Court orders otherwise;
s. To file with the Bankruptcy Court and serve upon the Post-Confirmation Service List, within twenty-five (25) days after the end of each month, a monthly report setting forth (i) the receipt and disposition by the Liquidation Trustee of property of the Estates or the Debtors during the prior month, including the disposition of funds in the Liquidation Trust, the Wind-down Reserve and Distribution Fund; (ii) all Disputed Claims resolved by the Liquidation Trustee during such period and all remaining Disputed Claims; (iii) all known material non-Cash assets of the Debtors remaining to be disposed of; (iv) the status of Rights of Action; (v) an itemization of all expenses the Liquidation Trustee anticipates will become due and payable within the subsequent three months; and (vi) the Liquidation Trustee’s forecast of cash receipts and expenses for the subsequent three months; and
t. To do all other acts or things consistent with the provisions of the Plan that the Liquidation Trustee deems reasonably necessary or desirable with respect to implementing the Plan.
6. Resignation, Death, or Removal of the Liquidation Trustee: The Liquidation Trustee may resign at any time upon 30 days’ written notice to the Post-Confirmation Service List provided that a successor Liquidation Trustee is appointed pursuant to the Liquidation Trust Agreement. No successor Liquidation Trustee shall in any event have any liability or responsibility for the acts or omissions of any of his or her predecessors. Every successor Liquidation Trustee shall execute, acknowledge and file with the Bankruptcy Court and deliver to the Post-Confirmation Service List an instrument in writing accepting such appointment hereunder, and thereupon such successor Liquidation Trustee, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor.

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7. Exculpation of the Liquidation Trustee and Special Purpose Liquidation Agent: From and after the Effective Date, the Liquidation Trustee, the Special Purpose Liquidation Agent, and their professionals shall be exculpated by the Estates and all Holders of Claims or Interests from any and all claims or causes of action and assertions of liability arising out of their performance of the duties conferred upon them by the Plan, the Liquidation Trust Agreement, or any orders of the Bankruptcy Court, except to the extent an act constitutes bad faith, gross negligence, willful misconduct, or actual fraud. No holder of a Claim or Interest or representative thereof shall have or pursue any claim or cause of action against the Liquidation Trustee, the Special Purpose Liquidation Agent, or their professionals for taking any action in accordance with the Plan, the Liquidation Trust Agreement, or to implement the provisions of the Plan or any order of the Bankruptcy Court. Nothing in this provision shall be deemed to alter the provisions of the Liquidation Trust Agreement.
8. INJUNCTION: EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN AND EXCEPT IN CONNECTION WITH THE ENFORCEMENT OF THE TERMS OF THIS PLAN OR ANY DOCUMENTS PROVIDED FOR UNDER THIS PLAN, ALL ENTITIES THAT HAVE, HOLD, OR MAY HOLD CLAIMS AGAINST OR INTERESTS IN THE DEBTORS OR THE ESTATES THAT AROSE PRIOR TO THE EFFECTIVE DATE ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST THE LIQUIDATING TRUSTEE, LIQUIDATING TRUST, AND THE ESTATES, WITH RESPECT TO ANY SUCH CLAIM OR INTEREST, INCLUDING BUT NOT LIMITED TO THE ENFORCEMENT, ATTACHMENT, COLLECTION OR RECOVERY BY ANY MANNER OR MEANS, DIRECTLY OR INDIRECTLY, OF ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST THE LIQUIDATING TRUSTEE, LIQUIDATING TRUST, OR THE ESTATES, OR ANY PROPERTY OF THE LIQUIDATING TRUSTEE OR THE ESTATES, WITH RESPECT TO ANY SUCH CLAIM OR INTEREST, CREATING, PERFECTING OR ENFORCING, DIRECTLY OR INDIRECTLY, ANY LIEN OR ENCUMBRANCE OR ANY KIND AGAINST THE LIQUIDATING TRUSTEE, LIQUIDATING TRUST OR THE ESTATES, OR ANY PROPERTY OF THE DEBTORS, THE LIQUIDATING TRUSTEE OR THE ESTATES, WITH RESPECT TO ANY SUCH CLAIM OR INTEREST; AND ANY ACT, IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THE PLAN WITH RESPECT TO SUCH CLAIM OR INTEREST.
9. Reliance by the Liquidation Trustee and Special Purpose Liquidation Agent: The Liquidation Trustee and Special Purpose Liquidation Agent may rely, and shall be fully protected in acting or refraining from acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document which it reasonably believes to be genuine and to have been signed or presented by the proper party or parties, and the Liquidation Trustee and Special Purpose

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Liquidation Agent may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein.
10. Tax Treatment of Liquidation Trust: The Debtors intend that the Liquidation Trust will be treated as a “liquidating trust” within the meaning of Section 301.7701-4(d) of the Treasury Regulations. Accordingly, the Liquidation Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash any non-Cash assets, make timely distributions to the beneficiaries of the Liquidation Trust, and not unduly prolong its duration. The transfer of the Debtors’ and the Estates’ remaining assets to the Liquidation Trust shall be treated as a transfer to the beneficiaries of the Liquidation Trust for all purposes of the Internal Revenue Code (e.g., sections 61(a)(12), 483, 1001, 1012 and 1274) followed by a deemed transfer by such beneficiaries to the Liquidation Trust. The Liquidation Trust shall be considered a “grantor” trust, and the beneficiaries of the Liquidation Trust shall be treated as the grantors and deemed owners of the Liquidation Trust. To the extent valuation of the transferred property to the Liquidation Trust is required under applicable law, the Liquidation Trustee shall value the transferred property and notify in writing the beneficiaries of the Liquidation Trust of such valuations. The assets transferred to the Liquidation Trust shall be valued consistently by the Liquidation Trustee and the Trust beneficiaries, and these valuations will be used for all federal income tax purposes.
11. Liquidation Trust Interests: Liquidation Trust Interests shall not be represented by certificates and shall be transferable subject, as applicable, to Bankruptcy Rule 3001(e) and any other provision of law.
12. Wind-Down Reserve: On the Effective Date, or as soon thereafter as is reasonably practicable, the Liquidation Trustee shall create the Wind-Down Reserve and shall place an appropriate amount of Cash into such reserve to cover the costs of the Liquidation Trustee, including the actual and estimated costs of the Liquidation Trustee and its professionals in connection with the performance of its duties and obligations under this Plan and the Liquidation Trust Agreement. The Liquidation Trustee shall pay Plan administration costs, costs of holding and liquidating any non-Cash property, and costs of prosecution of any and all Rights of Action held by the Liquidation Trust, including but not limited to taxes and professional fees, from the Wind-Down Reserve. To the extent that the Liquidation Trustee determines that the funds allocated to the Wind-Down Reserve are insufficient for such purposes, additional amounts of Cash, to the extent necessary for such purposes, may be allocated to the Wind-Down Reserve. After all costs associated with the Wind-Down Reserve have been paid, and/or upon the reasonable determination of the Liquidation Trustee that the funds in the Wind-Down Reserve exceed the amounts necessary to pay the expenses for which such fund is established, the remaining or excess funds, as applicable, shall be made available for Distribution under the Plan.
13. Distribution Fund: After the payment of all Allowed Administration Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and Allowed Secured Claims, and the funding of a reserve for Disputed Claims, the remaining Cash not otherwise allocated to the Wind-Down Reserve will be

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placed in a Distribution Fund to be distributed to the holders of Allowed General Unsecured Claims. Distributions to Holders of Allowed General Unsecured Claims shall be made at the discretion of the Liquidation Trustee through the exercise of its business judgment.
14. Reserves: To the extent not otherwise provided for herein or ordered by the Bankruptcy Court, the Liquidation Trustee shall estimate appropriate reserves of Cash to be set aside in order to pay or reserve for accrued expenses and for the payment of prospective expenses and liabilities of the Estates and the Liquidation Trust after the Effective Date. Without limitation, these reserves shall include funds for the Wind-Down Reserve, Professional Fee Claims, if any, not payable from the Professional Fee Reserve, Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims, and Disputed Claims. Notwithstanding any contrary provision contained herein, the Liquidation Trustee shall not be obligated to physically segregate and maintain separate accounts for reserves or for the Distribution Fund. Separate reserves and funds may be merely bookkeeping entries or accounting methodologies, which may be revised from time to time, to enable the Liquidation Trustee to determine Cash available for Distributions, reserves and amounts to be paid to parties-in-interest.
I. Discovery Protocols: On the Effective Date, the Liquidation Trust will be deemed to be a party to and bound by the Document Access Stipulation and the Claims Investigation Stipulation. The Liquidation Trust shall have the power to assert or waive attorney/client privilege on behalf of any of the Debtors.
ARTICLE VI.
TREATMENT OF EXECUTORY CONTRACT AND UNEXPIRED LEASES
A. Rejection of Executory Contracts and Unexpired Leases: Unless rejected or assumed by prior order of the Bankruptcy Court, each Executory Contract and Unexpired Lease shall be rejected as of the Confirmation Date (which rejection shall be effective on the Effective Date), and such rejected Executory Contracts and Unexpired Leases shall no longer represent binding obligations of the Debtors or the Liquidation Trust after the Effective Date. Entry of the Confirmation Order shall constitute approval of such rejections under Bankruptcy Code §§ 365 and 1123.
B. Rejection Claim Bar Date: Any Claim arising out of the rejection of an Executory Contract or Unexpired Lease pursuant to the Confirmation Order or prior order of the Bankruptcy Court must be filed with the Bankruptcy Court on or before the Rejection Claim Bar Date, and must be served on counsel for the Liquidation Trustee. Any such Claims not filed by the Rejection Claim Bar Date is discharged and forever barred. Each Allowed Claim arising from the rejection of an Executory Contract shall be treated as an Allowed General Unsecured Claim. The Bankruptcy Court shall determine the amount, if any, of the Claim of any Entity seeking damages by reason of the rejection of any Executory Contract or Unexpired Lease.
C. Reservation of Rights: Neither the exclusion nor inclusion of any contract or lease by the Debtors on their Schedules, nor anything contained in the Plan, will constitute an admission by the Debtors or the Liquidation Trust that any such contract or lease is or is not in fact an

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Executory Contract or Unexpired Lease or that any Debtor or the Liquidation Trustee has any liability under any such contract or lease. Nothing in the Plan will waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Rights of Action, or other rights of the Debtors or the Liquidation Trust under any Executory Contract or non-Executory Contract or any Unexpired Lease or expired lease. Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Liquidation Trustee under any Executory Contract or non-Executory Contract or any Unexpired Lease or expired lease.
ARTICLE VII.
OBJECTIONS TO AND PROCEDURES FOR RESOLVING DISPUTES REGARDING
CLAIMS AND INTERESTS
A. Objections to Claims and Interests: Unless otherwise provided herein or as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims shall be filed with the Bankruptcy Court and served upon the Holders of each of the Claims to which objections are made as soon as practicable, but in no event by the later of 365 days after the Effective Date. All parties-in-interest shall retain the right to file such objections. The deadline to object to Claims can be extended automatically for an additional ninety (90) days by the Liquidation Trustee filing a notice with the Bankruptcy Court. Further extensions to the deadline to object to Claims may be granted by the Bankruptcy Court upon motion of the Liquidation Trustee or other party-in-interest without notice or a hearing.
B. Claims Filed After Objection Deadline: Unless the Bankruptcy Court otherwise directs or unless otherwise provided herein, any Claim filed later than 180 days after the Effective Date shall be Disallowed in full without further order of the Bankruptcy Court. Claims filed or identified in the Schedules may be amended or reconsidered only as provided in the Bankruptcy Code and Bankruptcy Rules.
C. Claims Listed as Contingent, Unliquidated, or Disputed in Schedules: ANY CLAIM THAT HAS BEEN OR IS HEREAFTER LISTED IN THE SCHEDULES AS CONTINGENT, UNLIQUIDATED OR DISPUTED, AND FOR WHICH NO PROOF OF CLAIM HAS BEEN TIMELY FILED IS CONSIDERED DISALLOWED ON THE EFFECTIVE DATE WITHOUT FURTHER ACTION BY THE DEBTORS OR THE LIQUIDATION TRUST AND WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE BANKRUPTCY COURT.
D. Retention of Claims and Defenses: After the Effective Date, except as released in the Plan or by Bankruptcy Court order, the Liquidation Trustee shall have and retain any and all rights and defenses the Debtors had with respect to any Claims and Rights of Action immediately prior to the Effective Date.
E. Claims Administration Responsibilities: Except as otherwise specifically provided in the Plan, after the Effective Date, the Liquidation Trustee shall have the authority: (1) to file, withdraw, or litigate to judgment any objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy

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Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.
F. Adjustment to Claims Without Objection: Any Claim that has been paid or satisfied or any Claim that has been amended or superseded may be adjusted for Distribution purposes by the Liquidation Trustee without any further notice to or action, order, or approval of the Bankruptcy Court.
G. Disallowance of Claims or Interests: Any Claims held by Entities from which property is recoverable under Bankruptcy Code §§ 542, 543, 550, or 553 or that is a transferee of a transfer avoidable under Bankruptcy Code §§ 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a), shall be deemed Disallowed pursuant to Bankruptcy Code § 502(d), and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Rights of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Estates by that Entity have been turned over or paid to the Liquidation Trustee.
H. Offer of Judgment: The Liquidation Trustee is authorized to serve upon a Holder of a Claim an offer to allow judgment to be taken on account of such Holder’s Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Claim must pay the costs incurred by the Liquidation Trustee after the Liquidation Trustee makes such offer, the Liquidation Trustee, as applicable, is entitled to set off such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.
ARTICLE VIII.
PROVISIONS GOVERNING DISTRIBUTIONS OF
PROPERTY UNDER THE PLAN
A. General: Except as otherwise specified herein, the Liquidation Agent shall make all Distributions required under the Plan. In addition, Wilmington Trust, as indenture trustee, will receive all Distributions made on account of the Wilmington Trust Proofs of Claim, as Allowed in Article V.G. of the Plan, and shall distribute such Distributions appropriately to TRPS Holders under the TRPS Trust.
B. Delivery of Distributions: Subject to Bankruptcy Rule 9010, Distributions to Holders of Allowed Claims will be made by mail (1) at the address of each such Holder as set forth on the Proof of Claim filed by such Holder, (2) at the address set forth in any written notice of address change delivered after the date of any related Proof of Claim to the Liquidation Agent, or (3) at the address reflected in the Schedules filed by the Debtors if no Proof of Claim is filed and the Liquidation Agent has not received a written notice of address change.
     If any Distribution to the Holder of an Allowed Claim is returned as undeliverable, the Liquidation Agent shall use reasonable efforts to determine such Holder’s then-current address. After reasonable efforts, if the Liquidation Agent still cannot determine such Holder’s then-current address, no further Distributions shall be made to such Holder unless and until the Liquidation Agent is notified of such Holder’s then-current address.

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     Undeliverable distributions shall be set aside and held in a segregated account in the name of the Liquidation Agent. If the Liquidation Agent is able to determine or is notified of such Holder’s then-current address, then such Distribution, together with any interest earned thereon and proceeds thereof shall be paid or distributed to such Holder within ten (10) Business Days of the date the Liquidation Agent determines the Holder’s then-current address. If the Liquidation Agent cannot determine, or is not notified of, a Holder’s then-current address by the later of six (6) months after the Distribution Date or six (6) months after the date of the first Distribution to such Holder, the Distribution reserved for such Holder shall be deemed an unclaimed Distribution to which section D of this Article shall apply.
C. Rounding of Fractional Distributions: Notwithstanding any other provision of the Plan, the Liquidation Agent shall not be required to make any Distributions or payment of fractional cents. Whenever any payment of Cash of a fraction of a cent would otherwise be required under the Plan, the actual payment may reflect a rounding of such fraction (up or down) to the nearest whole cent, with half cents or less being rounded down.
D. Unclaimed Distributions: If the current address of a Holder of an Allowed Claim entitled to a Distribution has not been determined by the later of six (6) months after the Distribution Date or six (6) months after the date of the first Distribution to such Holder, then such Holder shall be deemed to have released such Allowed Claim. If such Holder was entitled to a pro-rata Distribution as a Holder of an Allowed Claim, then that Holder’s Distribution(s) shall revert back to the Liquidation Trust to be further administered pursuant to the provisions of the Plan.
E. Uncashed Checks: Checks issued in respect of Allowed Claims will be null and void if not negotiated within ninety days after the date of issuance thereof. In no event shall any funds escheat to a Governmental Unit.
F. Compliance with Tax Requirements: In connection with the Plan and to the extent applicable, the Liquidation Agent shall comply with all withholding and reporting requirements imposed on it by any Governmental Unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.
G. De Minimus Distributions: Ratable Distributions to Holders of Allowed Claims will not be made if such Distribution will result in a Distribution amount of less than $10.00.
ARTICLE IX.
EFFECT OF CONFIRMATION OF THE PLAN
A. Legally Binding Effect: Provisions of this Plan shall bind all Claim and Interest Holders, whether or not they accept this Plan. On and after the Effective Date, all Claim and Interest Holders shall be precluded and enjoined from asserting any Claim or Interest against the Estates or Liquidation Trust or their assets or properties based on any transaction or other activity of any kind that occurred prior to the Confirmation Date except as permitted under the Plan.
B. Vesting of Property in the Liquidation Trust: On the Effective Date, except as otherwise expressly provided in the Plan, title to all Estate property shall vest in the Liquidation Trust free and clear of all Liens of any kind.

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C. Derivative Litigation Claims: Claims or causes of action derivative of or from the Debtors are Estate property under Bankruptcy Code § 541. On and after the Effective Date, all such Derivative Litigation Claims, regardless of whether pending on the Petition Date, will be retained by, vest in, and/or become property of the Liquidation Trust. All named plaintiffs (including certified and uncertified classes of plaintiffs) in any actions pending on the Effective Date relating to any Derivative Litigation Claims and their respective servants, agents, attorneys, and representatives shall, on and after the Effective Date, be permanently enjoined, stayed, and restrained from pursuing or prosecuting any Derivative Litigation Claim.
D. Release: Except as otherwise provided for in the Plan, the Release Parties shall be deemed to have released each of the other Release Parties from (i) any and all claims, causes of actions, and other liabilities arising before the Effective Date, and (ii) any and all claims, causes of action, and other liabilities arising from the actions taken or not taken in connection with the Plan and the Chapter 11 Cases unless such conduct amounts to gross negligence, willful misconduct, or actual fraud. For the sake of clarity, this provision does not release any (i) D&O Claim or Insider and Employee Avoidance Actions, (ii) claims that the FDIC-Receiver has the statutory or common law right to pursue under, inter alia, title 12 of the United States Code, against any party, person, or entity other than Claims against the Debtors or the Estates or (iii) claims that either the FDIC-Receiver or Compass Bank may have against the other. This provision does not release claims that the FDIC-Receiver has against Tricadia unrelated to GFG, the Plan, or the Chapter 11 Cases.
E. Exculpation of the Debtors: The Debtors and any of their respective officers, directors, employees, agents, advisors, or professionals shall not have or incur any liability to any Holder of a Claim or Interest for any act, event, or omission from the Petition Date to the Effective Date relating to, connected with, or arising out of the Chapter 11 Cases, the Confirmation of the Plan, the consummation of the Plan, the administration of the Plan, or the assets and property to be distributed pursuant to the Plan and the Plan Documents, unless such Entity’s action constitutes bad faith, gross negligence, willful misconduct, or actual fraud.
ARTICLE X.
RETENTION OF RIGHTS OF ACTION
A. Liquidation Trustee’s Preservation, Retention and Maintenance of Rights of Action: Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with Bankruptcy Code § 1123(b)(3), the Liquidation Trustee shall retain and shall have the exclusive right, authority, and discretion (without further order of the Bankruptcy Court) to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, or withdraw, litigate to judgment, or exercise attorney/client privilege in relation to any and all Rights of Action that the Debtors or the Estates may hold against any Entity, whether arising before or after the Petition Date, and the powers and duties of a trustee under the Bankruptcy Code with respect to such Rights of Action. The Debtors reserve and shall retain the foregoing Rights of Action for the Liquidation Trust notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases.

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     The Rights of Action retained by the Liquidation Trustee under Bankruptcy Code § 1123(b)(3) specifically include, but are not limited to, all Rights of Action the Debtors or their Estates may hold against Temple-Inland or its former officers and directors (including the claims assigned to the Debtors pursuant to the next paragraph), Insider and Employee Avoidance Actions, and other Avoidance Actions. Claims that are reserved or reserved and assigned by the Debtors have been specifically set forth in the Disclosure Statement.
     The FDIC-Receiver will assign to the Debtors all of the FDIC-Receiver’s claims related to the divestiture of GFG and Forestar Real Estate Group, Inc. (“Forestar”) from Temple-Inland (the “Spin-Off”) it has against Temple-Inland,2 Temple-Inland’s directors and officers, Temple-Inland’s outside professionals, and Debtors’ former directors and officers and outside professionals (the “Spin-Off Claims”). In addition, the FDIC-Receiver will assign to the Debtors its claims against Temple-Inland for any tax refunds, tax benefits, and/or tax related entitlements whatsoever including, but not limited to, net operating losses, whether or not related to the Spin-Off (the “Temple-Inland Tax Claims” and together with the Spin-Off Claims, the “Assigned Claims”). By making this assignment, the FDIC-Receiver is not making any representations or warranties about the existence, merit or validity of the Assigned Claims. The Assigned Claims do not include any claims the FDIC-Receiver has against (i) any of the former directors and officers of Guaranty Bank and/or its subsidiaries; (ii) any third parties involved in the sales of mortgage backed securities to Guaranty Bank; (iii) any professional or service provider that caused a loss to Guaranty Bank unrelated to the Spin-Off; and (iv) any of the former directors and officers of the Debtors and/or their subsidiaries for their actions unrelated to the Spin-Off. Actions unrelated to the Spin-Off include, but are not limited to, all actions relating solely to the management of Guaranty Bank. FDIC-Receiver and Debtors agree that “all actions relating solely to the management of Guaranty Bank” include, but are not limited to, any actions relating to Guaranty Bank’s purchase of mortgage backed securities and claims relating to such actions, against (i) the former directors and officers of Guaranty Bank and its subsidiaries; (ii) the former directors and officers of Debtors and their subsidiaries; and (iii) Temple-Inland and Temple-Inland’s directors and officers. Except as expressly provided for herein, nothing hereunder shall be deemed to limit the respective claims of the Debtors and the FDIC-Receiver, all of which are otherwise reserved. In consideration for the Assigned Claims, the Debtors shall pay to the FDIC-Receiver fifteen percent (15%) of any Net Recovery. “Net Recovery” means the amount Debtors obtain for any claims asserted relating to the Spin-Off, and the Temple-Inland Tax Claims, minus the fees and costs paid by Debtors to prosecute such claims and fees of the Liquidation Trustee relating thereto. The Debtors’ rights and obligations hereunder shall be assigned to and assumed by the Liquidation Trust under the Debtors’ amended plan of liquidation. The assignment provided for in this paragraph shall be deemed to have been made without any further action or document by or from the FDIC-Receiver, on the Effective Date.
     Neither the FDIC-Receiver nor the Debtors shall take any action to bar the other from pursuing claims against Temple-Inland owned by or assigned to the other party; however, to the extent a dispute arises between the parties regarding the ownership of any claim against Temple-Inland, or any third party relating to Temple-Inland, the Debtors and the FDIC-Receiver reserve all rights and remedies in connection with such dispute.

[2]	Temple-Inland shall include any affiliates and subsidiaries of Temple-Inland with the exception of Guaranty Bank, its subsidiaries, and the Debtors.

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B. Preservation of All Rights of Action Not Expressly Settled or Released: Unless a Right of Action is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Right of Action (including any counterclaims) for later adjudication by the Liquidation Trustee. Therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Rights of Action (including counterclaims) on or after the Confirmation of the Plan.
C. Creditors’ Right to Pursue Certain Rights of Action: The Plan does not preclude the rights, if any, of any Holder of a Claim to seek authority from the Bankruptcy Court to bring claims of the Estates if not pursued by the Liquidation Trustee by forty-five (45) days prior to the expiration of the statute of limitations for such Right of Action.
ARTICLE XI.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN
A. Modification or Amendment of the Plan: This Plan may be amended or modified by the Liquidation Agent as provided in Bankruptcy Code § 1127 and Bankruptcy Rule 3019.
B. Revocation or Withdrawal of the Plan: The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file subsequent plans. If the Debtors revoke or withdraw this Plan prior to the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then (i) this Plan shall be deemed null and void in all respects; (ii) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void in all respects; and (iii) nothing contained in the Plan shall be deemed to constitute an admission, waiver or release of any claims by or against the Debtors or any other Entity, or to prejudice in any manner the rights of the Debtors, the Estates or any Entity in any further proceedings involving the Debtors.
ARTICLE XII.
RETENTION OF JURISDICTION
A. Bankruptcy Court Jurisdiction: Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court, even after the Chapter 11 Cases have been closed, shall have jurisdiction over all matters arising under, arising in, or relating to the Chapter 11 Cases, including proceedings to:
1. Ensure that the Plan is fully consummated and implemented;
2. Enter such orders that may be necessary or appropriate to implement, consummate, or enforce the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;
3. Consider any modification of the Plan under Bankruptcy Code § 1127;

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4. Hear and determine all Claims, controversies, suits, and disputes against the Debtors or the Liquidation Trustee to the full extent permitted under 28 U.S.C. §§ 157 and 1334;
5. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any and all objections to the allowance or priority of Claims;
6. Hear, determine, and adjudicate any litigation involving the Rights of Action or other claims or causes of action constituting Estate property or property of the Liquidation Trust;
7. Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any motions or applications involving the Debtors or the Liquidation Trustee that are pending on or commenced after the Effective Date;
8. Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any entity’s obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;
9. Hear and determine all controversies, suits, and disputes that may arise out of or in connection with the enforcement of any subordination and similar agreements among Creditors under Bankruptcy Code section 510;
10. Hear and determine all requests for compensation and/or reimbursement of expenses that may be made for fees and expenses incurred before the Effective Date;
11. Enforce any Final Order, the Confirmation Order, the Final Decree, and all injunctions contained in those orders;
12. Enter an order concluding and terminating the Chapter 11 Cases;
13. Correct any defect, cure any omission, or reconcile any inconsistency in the Plan, or the Confirmation Order, or any other document or instruments created or entered into in connection with the Plan;
14. Determine all questions and disputes regarding title to the Estate property;
15. Classify the Claims of any Creditor and the treatment of those Claims under the Plan, re-examine Claims that may have been allowed for purposes of voting, and determine objections that may be filed to any Claims;
16. Take any action described in the Plan involving the Debtors or the Liquidation Trustee;

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17. Enter and implement such orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
18. Hear, determine and adjudicate any motions, contested or litigated motions brought pursuant to Bankruptcy Code § 1112;
19. Hear, determine, and adjudicate all matters the Bankruptcy Court has authority to determine under Bankruptcy Code § 505, including determining the amount of any unpaid liability of the Debtors or the Estate for any tax incurred or accrued during the calendar year in which the Plan is confirmed;
20. Enter a Final Decree as contemplated by Bankruptcy Rule 3022; and
21. Hear, determine, and adjudicate any and all claims brought under the Plan.
B. Limitation on Jurisdiction: In no event shall the provisions of this Plan be deemed to confer in the Bankruptcy Court jurisdiction greater than that established by the provisions of 28 U.S.C. §§ 157 and 1334.
ARTICLE XIII.
EVENTS OF DEFAULT
A. Events of Default: An event of default shall have occurred if the Liquidation Trustee or any other Entity takes any action prevented by the Plan or fails to take any action required by the Plan or as otherwise set forth in the Plan.
B. Notice of Event of Default: Subject to Bankruptcy Code § 1112, should an event of default occur by the Liquidation Trustee or any other Entity, at least one party-in-interest must provide written notice of the default to the alleged defaulting party and serve copies of the notice to all parties identified in the Post-Confirmation Service List. The alleged defaulting party shall have thirty (30) days to cure any alleged event of default under the Plan prior to the non-defaulting party instituting litigation.
ARTICLE XIV.
MISCELLANEOUS PROVISIONS
A. Conditions to Effectiveness: The Plan will not be effective unless:
1. The Confirmation Order becomes a Final Order. This condition may be waived at the sole discretion of the Debtors.
2. All Plan Documents and other applicable corporate documents necessary or appropriate to the implementation of the Plan have been executed, delivered, and where applicable, filed with the appropriate governmental authorities, including, but not limited to, the execution of the Liquidation Trust Agreement in the form attached hereto as Exhibit C. This condition may be waived at the sole discretion of the Debtors.

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B. Due Authorization by Claim and Interest Holders: Each and every Creditor who elects to participate in the Distributions provided for herein warrants that the Creditor is authorized to accept in consideration of its Claim against the Debtors the Distributions provided for in this Plan and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by the Creditor under this Plan.
C. Filing of Additional Documentation: On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.
D. Further Authorizations: The Liquidation Trustee may seek such orders, judgments, injunctions, and rulings as he or she may deem necessary to further carry out the intentions and purposes of, and give full effect to the provisions of, the Plan.
E. Post Confirmation Service List: Any Entity that desires to receive notices or other documents required to be served under the Plan after the Confirmation Date must request that the Liquidation Agent add such Entity to the Post-Confirmation Service List to be maintained by the Liquidation Agent. Entities not on the Post-Confirmation Service List shall not receive notices or other documents required to be served under the Plan after the Confirmation Date. Any Entity that provides an e-mail address may be served by e-mail after the Confirmation Date. The Liquidation Agent shall file the Post-Confirmation Service List with the Bankruptcy Court and amend the Post-Service Confirmation List from time to time.
F. Successors and Assigns: The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.
G. Transfer of Claims: Any transfer of beneficial interests in the Liquidation Trust shall be in accordance with Bankruptcy Rule 3001(e). Notice of any such transfer shall be forwarded to the Liquidation Trustee and counsel of record for the Liquidation Trustee by registered or certified mail. Both the transferee and transferor shall execute any notice, and the signatures of the parties shall be acknowledged before a notary public. The notice must clearly describe the beneficial interest to be transferred. No transfer of a partial interest shall be allowed. All transfers must be of one hundred percent of the transferor’s interest in the beneficial trust interest.
H. Exemption from Transfer Tax: Under Bankruptcy Code § 1146(c), the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, may not be taxed under any law imposing a stamp tax or similar tax.
I. Notices: Any notice required to be given under this Plan shall be in writing. Any notice that is allowed or required hereunder except for a notice of change of address shall be considered complete on the earlier of (a) three days following the date the notice is sent by United States mail, postage prepaid, or by overnight courier service, or in the case of mailing to a non-United States address, air mail, postage prepaid, or personally delivered; (b) the date the notice is actually received by the Entities on the Post-Confirmation Service List by facsimile or computer

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transmission; or (c) three days following the date the notice is sent to those Entities on the Post-Confirmation Service List as it is adopted by the Bankruptcy Court at the Confirmation Hearing and as amended from time to time.
J. U.S. Trustee Fees: The Debtors will pay pre-confirmation fees owed to the U.S. Trustee by the Effective Date of the Plan or such other date as agreed upon by the Debtors and the U.S. Trustee. After confirmation, the Liquidation Trustee will file with the Bankruptcy Court and serve on the U.S. Trustee quarterly financial reports in a format prescribed by the U.S. Trustee, and the Liquidation Trustee will pay post-confirmation quarterly fees to the U.S. Trustee until a Final Decree is entered or the case is converted or dismissed as provided in 28 U.S.C. § 1930(a)(6).
K. Implementation: The Liquidation Agent shall be authorized to perform all reasonable, necessary and authorized acts to consummate the terms and conditions of the Plan.
L. Operations Between the Confirmation Date and the Effective Date: During the period from the Confirmation Date through and until the Effective Date, the Debtors shall continue to maintain their property as debtors in possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules and all orders of the Bankruptcy Court that are then in full force and effect.
M. No Admissions: Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Debtors, the Liquidation Trust or any other Entity with respect to any matter set forth herein, including, without limitation, liability on any Claim or Interest or the propriety of the classification of any Claim or Interest.
N. Substantial Consummation: Substantial Consummation of the Plan shall occur on the Effective Date.
O. Good Faith: Confirmation of the Plan shall constitute a finding that (i) the Plan has been proposed in good faith and in compliance with the provisions of the Bankruptcy Code and (ii) the solicitation of acceptances or rejections of the Plan by all Entities and the offer, issuance, sale, or purchase of any security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.
P. Final Decree: On Substantial Consummation, the Liquidation Trustee may request the Bankruptcy Court to enter a Final Decree closing the Chapter 11 Cases and such other orders that may be necessary and appropriate.

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Dated: May 6, 2011
Debtors and Debtors-In-Possession

By:	/s/ Dennis Faulkner
Dennis Faulkner
	Their:	Chief Restructuring Officer
- and -
HAYNES AND BOONE, LLP
2323 Victory Avenue
Suite 700
Dallas, Texas 75219
Telephone (214) 651-5000
Facsimile (214) 651-5940

/s/ Ian T. Peck
Robert D. Albergotti
State Bar No. 00969800
Ian T. Peck
State Bar No. 24013306
Autumn D. Highsmith
State Bar No. 24048806
COUNSEL TO THE DEBTORS AND
THE DEBTORS-IN-POSSESSION

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EXHIBIT “A”
GLOSSARY OF DEFINED TERMS
1. Administrative Claim: A Claim for costs and expenses of administration pursuant to Bankruptcy Code §§ 503(b), 507(a)(2), 507(b), or 1114(e)(2), including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting, and other services, and reimbursement of expenses Allowed pursuant to Bankruptcy Code §§ 328, 330(a), or 331 or otherwise for the period commencing on the Petition Date and ending on the Effective Date; (c) all fees and charges assessed against the Estates pursuant to chapter 123 of the Judicial Code; and (d) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to Bankruptcy Code §§ 503(b)(3), (4), and (5).
2. Administrative Claim Bar Date: The first Business Day that is at least forty-five (45) days after the Effective Date or such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Effective Date.
3. Administrative Claim Objection Deadline: The first Business Day that is at least thirty (30) days after the Administrative Claim Bar Date or such earlier deadline governing the objection to a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Effective Date.
4. Affiliate Debtor Bank Accounts: Accounts established at Bank of America in the names of GGVI, GGCI, or GHI pursuant to the Section 345 Order.
5. Allowance Date: The date a Claim or Interest is Allowed.
6. Allowed: With respect to Claims and Interests: (a) any Claim or Interest, proof of which is timely filed by the applicable bar date (or that by the Bankruptcy Code or Final Order is not or shall not be required to be filed); (b) any Claim or Interest that is listed in the Schedules as of the Effective Date as not disputed, not contingent, and not unliquidated, and for which no Proof of Claim has been timely filed; or (c) any Claim Allowed pursuant to the Plan; provided that with respect to any Claim or Interest described in clauses (a) or (b) above, such Claim or Interest shall be considered Allowed only if and to the extent that (1) no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or (2) such an objection is so interposed and the Claim or Interest shall have been Allowed for distribution purposes only by a Final Order; provided further that the Claims and Interests described in clauses (a) and (b) above shall not include any Claim or Interest on account of an option to purchase an Interest that is not exercised by the Voting Deadline. Except as otherwise specified in the Plan or an order of the Bankruptcy Court determining that such or that the Holder of such Claim is otherwise entitled to interest and/or attorneys’ fees, the amount of an Allowed Claim shall not include interest or attorneys’ fees on such Claim from and after the Petition Date. For purposes of determining the amount of an Allowed Claim, there shall be deducted therefrom an amount equal to the amount of any

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Claim that the Debtors may hold against the Holder thereof, to the extent such Claim may be offset, recouped, or otherwise reduced under applicable law.
7. Allowed Amount: The amount at which a Claim or Interest is Allowed.
8. Amended Charter and By-laws: The amended charter and by-laws of Reorganized GFG in substantially the form included in the Plan Supplement.
9. Assigned Claims: This term shall have the meaning set forth in Article X.A.
10. Avoidance Actions: Any causes of action arising under §§ 506, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code.
11. Ballot: The form or forms distributed to Holders of Impaired Claims to be used to indicate acceptance or rejection of the Plan.
12. Bankruptcy Code: Title 11 of the United States Code, 11 U.S.C. §§ 101-1532.
13. Bankruptcy Court: The United States Bankruptcy Court for the Northern District of Texas, Dallas Division.
14. Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, and the general, local, and chambers rules and orders of the Bankruptcy Court.
15. Business Day: Any day, other than a Saturday, Sunday, or legal holiday.
16. Cash: Cash, cash equivalents, and other readily marketable securities or instruments, including, without limitation, direct obligations of the United States and certificates of deposit issued by federally insured banks.
17. Chapter 11 Cases: The Chapter 11 cases filed by the Debtors on the Petition Date in the Bankruptcy Court with case numbers 09-35582-bjh, 09-35583-hdh, 09-33584-bjh, 09-35586-hdh, jointly administered under case number 09-35582-bjh.
18. Claim: Any claim against a Debtor as defined in Bankruptcy Code § 101(5).
19. Claims Investigation Stipulation: The Stipulation Among the Debtors, the Federal Deposit Insurance Corporation and Wilmington Trust Regarding Establishment of Claims Investigation Procedures [Docket No. 110], approved by the Bankruptcy Court in its Order Granting Motion Pursuant to Sections 105(a), 541(a) and 1123(b)(3) of the Bankruptcy Code for approval of Claims Investigation Procedures Stipulation Between the Debtors, the FDIC and Wilmington Trust [Docket No. 157].
20. Claims Register: The official register of Proofs of Claims in the Chapter 11 Cases maintained by the Clerk and available at https://ecf.txnb.uscourts.gov.
21. Class: A class of Holders of Claims or Interests as set forth in the Plan.
22. Clerk: Clerk of the Bankruptcy Court.

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23. Compass Bank: Compass Bank, Birmingham Alabama, as purchaser of the deposits and substantially all of the assets of Guaranty Bank.
24. Confirmation: The entry of the Confirmation Order.
25. Confirmation Date: The date upon which the Confirmation Order is entered by the Bankruptcy Court on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.
26. Confirmation Hearing: The hearing at which the Confirmation Order is first considered by the Bankruptcy Court.
27. Confirmation Order: The order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code § 1129.
28. Creditor: A Holder of a Claim.
29. CRO Motion: Application Pursuant to Sections 105(a) and 363(b) of the Bankruptcy Code for Authorization to (a) Employ and Retain Lain, Faulkner & Co., P.C. to Provide the Debtors a Chief Restructuring Officer and Additional Personnel, and (b) to Designate Dennis Faulkner as the Chief Restructuring Officer [Docket No. 8].
30. CRO Order: Final Order Authorizing the Debtors to (a) Employ and Retain Lain, Faulkner & Co., P.C. to Provide the Debtors a Chief Restructuring Officer and Additional Personnel, and (b) to Designate Dennis Faulkner as the Chief Restructuring Officer for the Debtors Nunc Pro Tunc to the Petition Date [Docket No. 164].
31. Debtor: Any one of the Debtors individually.
32. Debtor Receivership Proofs of Claim: Claims filed by GFG and GHI in the Receivership.
33. Debtors: Guaranty Financial Group Inc., Guaranty Group Ventures Inc., Guaranty Holdings Inc. I, and Guaranty Group Capital Inc.
34. Debtors’ Stay Response: Response and Objection to Motion of the Federal Deposit Insurance Corporation, as Receiver for Guaranty Bank, for an Order Modifying the Automatic Stay and Granting Setoff by the FDIC-Receiver [Docket No. 200].
35. Derivative Litigation Claim: Any claim, cause of action, demand, or any other right to payment derivative of or from the Debtors that are property of their Estates under 11 U.S.C. § 541.
36. Disallowed: A Claim, or any portion thereof, that (a) has been disallowed by either a Final Order, pursuant to a settlement, or by operation or law, or (b)(i) is listed in the Schedules at zero or as contingent, disputed or unliquidated and (ii) as to which a bar date has been established but no Proof of Claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

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37. Disclosure Statement: Amended Disclosure Statement Under 11 U.S.C. § 1125 in Support of the Amended Joint Plan of Liquidation of the Debtors dated February 10, 2011.
38. Disclosure Statement Approval Date: The date the Bankruptcy Court enters the Disclosure Statement Approval Order.
39. Disclosure Statement Approval Order: The order of the Bankruptcy Court approving the Disclosure Statement and authorizing the solicitation of acceptances of the Plan.
40. Disclosure Statement Hearing: The hearing at which the Disclosure Statement is first considered by the Bankruptcy Court.
41. Disputed: With respect to any Claim or Interest, any Claim or Interest listed on (a) the Claims Register that is not yet Allowed or (b) the Schedules as disputed. In the event that any part of a Claim is a Disputed Claim, such Claim in its entirety may be deemed to constitute a Disputed Claim for purposes of Distributions unless the Liquidation Agent and the Holder of such Claim agree otherwise; provided however that nothing in this definition is intended to or does impair the rights of any Holder of a Disputed Claim to pursue its rights under Bankruptcy Code § 502.
42. Distribution: The distribution in accordance with this Plan of property required by the Plan to be distributed to the Holders of Allowed Claims, or the property so distributed.
43. Distribution Date: The Date when Distributions occur under the Plan.
44. Distribution Fund: The fund which shall be established on the Effective Date by the Liquidation Trustee to pay (in the event any payments are to be made to Holders of such Claims) Allowed General Unsecured Claims pursuant to the provisions of the Plan.
45. D&O Claims: Any and all Rights of Action the Debtors or their Estate hold against any former officer or director of one or more of the Debtors serving in such capacity before the Petition Date arising out of the individual’s employment by one or more of the Debtors or service on one or more of the Debtors’ boards of directors, with the exception of Insider and Employee Avoidance Actions and claims related to the Spin-Off.
46. Document Access Stipulation: The Stipulation Between Guaranty Financial Group Inc., et al. and the Federal Deposit Insurance Corporation [Docket No. 65], approved by the Bankruptcy Court in its Order Granting Motion Pursuant to Sections 105(a), 107(b), 363(b) and 542(e) of the Bankruptcy Code for Approval of Document Access Stipulation Between the Debtors and the FDIC dated October 16, 2009 [Docket No. 97].
47. Effective Date: The date selected by the Debtors that is a Business Day after the Confirmation Date on which the conditions as specified in Article XIV(A) of the Plan have been satisfied or waived. Unless otherwise specifically provided in the Plan, anything required to be done by the Debtors or the Liquidation Trustee on the Effective Date may be done on the Effective Date or as soon as reasonably practicable thereafter.
48. Entity: The meaning assigned to such term by § 101(15) of the Bankruptcy Code.

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49. Estate: Any one of the Estates.
50. Estates: The bankruptcy estates of the Debtors created by virtue of Bankruptcy Code § 541 upon the commencement of the Chapter 11 Cases.
51. Executory Contract: A contract to which one or more of the Debtors is a party that is subject to assumption or rejection under Bankruptcy Code § 365.
52. FDIA: Federal Deposit Insurance Act
53. FDIC: The Federal Deposit Insurance Corporation.
54. FDIC-Receiver: The FDIC, in its capacity as receiver for Guaranty Bank.
55. FDIC-Receiver Claims: Any Claim held by the FDIC-Receiver against the Debtors in the Chapter 11 Cases, including any and all Claims asserted in the FDIC-Receiver Proofs of Claim.
56. FDIC-Receiver/GIS Causes of Action: Any and all claims or causes of action the FDIC-Receiver may have against GIS including, but not limited to, claims asserted in Civil Action No. 3:10-CV-00298-B and Civil Action No. 3:10-CV-00946-B, both of which are now pending in the United States District Court for the Northern District of Texas.
57. FDIC-Receiver Litigation: Lawsuit styled and numbered Guaranty Financial Group Inc. et al. v. Federal Deposit Insurance Corporation, in its capacity as receiver for Guaranty Bank, Case No. 3:10-cv-00980-K pending in the United States District Court for the Northern District of Texas.
58. FDIC-Receiver Motion for Relief from Stay: Motion of the Federal Deposit Insurance Corporation, as Receiver for Guaranty Bank, for an Order Modifying the Automatic Stay as to Property and Granting Setoff by the FDIC-Receiver [Docket No. 177].
59. FDIC-Receiver Proofs of Claim: Proof of Claim Number 143 filed in Case Number 09-35582-bjh, Proof of Claim Number 2 filed in Case Number 09-35586-hdh, Proof of Claim Number 3 filed in Case Number 09-35583-hdh, and Proof of Claim Number 2 filed in Case Number 09-35584-bjh, each for an amount in excess of $1,977,849,611.00.
60. FDIC-Receiver Reservations of Rights: The Statement and Reservation of Rights of the Federal Deposit Insurance Corporation, as Receiver, to the Second Interim Application of Lain, Faulkner & Co., P.C., Chief Restructuring Officer and Additional Personnel for the Debtors for Allowance of Compensation and Reimbursement of Expenses Advanced [Docket No. 250], the Statement and Reservation of Rights of the Federal Deposit Insurance Corporation, as Receiver, to the Second Interim Application of Haynes and Boone, LLP, Counsel for the Debtors, for Allowance of Compensation and Reimbursement of Expenses Advanced [Docket No. 249], the Statement and Reservation of Rights of the Federal Deposit Insurance Corporation, as Receiver, to the First Interim Application of Haynes and Boone, LLP, Counsel for the Debtors, for Allowance of Compensation and Reimbursement of Expenses Advanced [Docket No. 159], and the Statement and Reservation of Rights of the Federal Deposit Insurance Corporation, as

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Receiver, to the First Interim Application of Dennis Faulkner and Lain, Faulkner & Co., P.C., Chief Restructuring Officer and Additional Personnel for the Debtors, for Allowance of Compensation and Reimbursement of Expenses Advanced [Docket No. 158].
61. FDIC-Receiver Settlement: Settlement with the FDIC-Receiver described in Article 7.B of the Disclosure Statement and treated in Class 3 of the Plan.
62. Final Decree: The decree or decrees for each of the Chapter 11 Cases contemplated under Bankruptcy Rule 3022.
63. Final Order: As applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.
64. Forestar: This term shall have the meaning set forth in Article X.A.
65. General Unsecured Claim: Any Claim that is not an Administrative Claim, Secured Claim, Priority Tax Claim, Priority Non-Tax Claim, or FDIC-Receiver Claim, including, without limitation, (a) any claim arising from the rejection of an Executory Contract or Unexpired Lease and (b) any portion of a Claim to the extent the value of the Holder’s interest in property securing such Claim is less than the amount of the Claim, as determined pursuant to § 506(a) of the Bankruptcy Code.
66. GFG: Guaranty Financial Group Inc.
67. GFG Bank Accounts: Accounts established at Bank of America in the name of GFG pursuant to the Section 345 Order.
68. GGCI: Guaranty Group Capital Inc.
69. GGVI: Guaranty Group Ventures Inc.
70. GHI: Guaranty Holdings Inc. I.
71. GIS: JLT and Guaranty Insurance collectively.
72. Governmental Bar Date: February 23, 2010, the date established by the Bankruptcy Court for filing Proofs of Claim of Governmental Units in the Order (i) Authorizing the Mailing of Notices; (ii) Establishing a Bar Date for Filing Certain Proofs of Claim; (iii) Establishing Ramifications for Failure to Timely File Claims Therewith; (iv) Approving Consolidated Notice of (a) Case Commencement, (b) Bar Date, (c) First Meeting of Creditors Under 341(a) of the Bankruptcy Code; and (v) Approving Notice Procedures.
73. Governmental Unit: The meaning assigned to such term by Bankruptcy Code § 101(27).

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74. Guaranty Insurance: Guaranty Insurance Services Inc.
75. Holder: An Entity holding a Claim or Interest, as applicable.
76. Impaired: With respect to any Class of Claims or Interests, impairment within the meaning of Bankruptcy Code § 1124.
77. Insider and Employee Avoidance Actions: Avoidance Actions against former Insiders or employees of the Debtors.
78. Insurance Premium Refund Amounts: Any premium refunds arising with respect to the insurance policies reflected on Exhibit B to the Plan, including any amounts currently held in the Reserve Account.
79. Intercompany Claim: Any Claim held by one Debtor against another Debtor.
80. Interest: Any: (a) equity security in a Debtor, including all issued, unissued, authorized, or outstanding shares of stock together with any warrants, options, or contractual rights to purchase or acquire such equity securities at any time and all rights arising with respect thereto, or (b) partnership, limited liability company, or similar interest in a Debtor.
81. Internal Revenue Code: The Internal Revenue Code of 1986, as amended.
82. IRS: The Internal Revenue Service.
83. JLT: JLT Insurance Agency Holdings, Inc.
84. Judicial Code: Title 28 of the United States Code, 28 U.S.C. §§ 1—4001.
85. Lien: With respect to any property or asset, any mortgage, lien, interest pledge, charge, security interest, encumbrance, mechanics’ lien, materialman’s lien, statutory lien or right, and other consensual or non-consensual lien, whenever granted and including, without limitation, those charges or interests in property within the meaning of “lien” under Bankruptcy Code § 101(37).
86. Liquidation Agent: The Debtors, prior to the Effective Date, and the Liquidation Trustee, after the Effective Date.
87. Liquidation Analysis: The liquidation analysis provided in the Disclosure Statement.
88. Liquidation Trust: Trust created pursuant to Article V of the Plan and the Liquidation Trust Agreement.
89. Liquidation Trust Agreement: Agreement for the establishment and operation of the Liquidation Trust substantially in the form attached as Exhibit C to the Plan.
90. Liquidation Trust Assets: All assets of the Debtors’ Estates with the exception of the Professional Fee Reserve and amounts due to be paid or transferred to, or retained by, the FDIC-Receiver.

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91. Liquidation Trust Interests: All beneficial interests in the Liquidation Trust.
92. Liquidation Trustee: Wilmington Trust or its designee appointed pursuant to the Plan for the purpose of acting as initial trustee of the Liquidation Trust.
93. Net Recovery: This term shall have the meaning set forth in Article X.A.
94. NYSE: New York Stock Exchange
95. Ordinary Course Liability: Claims incurred after the Petition Date and prior to the Effective Date in the ordinary course of business of a Debtor, relating to the Debtor’s business, consistent with past practices during the pendency of and, as applicable, taking into account, the Chapter 11 Cases.
96. OTS: Office of Thrift Supervision
97. Petition Date: August 27, 2009.
98. Plan: Second Amended Joint Plan of Liquidation for Guaranty Financial Group Inc., et al., Under Chapter 11 of the United States Bankruptcy Code dated May 6, 2011.
99. Plan Documents: The Plan and all exhibits thereto, the Disclosure Statement and all exhibits thereto, and the Plan Supplement.
100. Plan Objection Deadline: March 30, 2011
101. Plan Supplement: The compilation of documents and forms of documents referred to in the Plan and any exhibits thereto, including but not limited to, the Amended Charter and By-laws, to be filed no later than fifteen (15) days prior to the Confirmation Hearing.
102. Plan Support Agreement: Agreement dated December 27, 2010 among the Debtors, the FDIC-Receiver, and Wilmington Trust setting forth the terms of the FDIC-Receiver Settlement and the framework for the Plan.
103. Pope Shamsie: Pope, Shamsie & Dooley, LLP
104. Pope Shamsie Retention Order: Order Granting Application for Entry of an Order Pursuant to 11 U.S.C. §§ 327(a) and 328(a) Authorizing the Employment and Retention of Pope, Shamsie & Dooley, LLP as Tax Accountants for the Debtors [Docket No. 373].
105. Post-Confirmation Service List: The list of those Entities who have notified the Liquidation Agent in writing, at or following the Confirmation Hearing, of their desire to receive notice of all pleadings filed after the Confirmation Date and have provided the e-mail or physical address to which such notices shall be sent.
106. Post-Petition Tax Claim: An Administrative Claim or other Claim by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period,

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which accrued or were assessed within the period from and including the Petition Date through and including the Effective Date.
107. Post-Petition Tax Claim Bar Date: The first Business Day that is at least the later of (i) forty-five (45) days following the Effective Date and (ii) ninety (90) days following the filing with the applicable Governmental Unit of the tax return for such taxes for such tax year or period, or by such earlier deadline governing a particular Post-Petition Tax Claim contained in an order of the Bankruptcy Court entered before the Effective Date.
108. Post-Petition Tax Claim Objection Deadline: The first Business Day that is at least thirty (30) days after the Post-Petition Tax Claim Bar Date or such earlier deadline governing the objection to a particular Post-Petition Tax Claim contained in an order of the Bankruptcy Court entered before the Effective Date.
109. Priority Non-Tax Claim: Any Claim accorded priority in right of payment pursuant to Bankruptcy Code § 507(a), other than a Priority Tax Claim or an Administrative Claim.
110. Priority Tax Claim: Any Claim of the kind specified in Bankruptcy Code § 507(a)(8).
111. Professional: An Entity retained or to be compensated under Bankruptcy Code §§ 327, 328, 330, 331, 503(b)(3)(D), 503(b)(4), 503(b)(5) or 1103, including, but not limited to the attorneys and accountants engaged by Wilmington Trust to the extent a Claim for the services of such attorneys or accountants is Allowed under Bankruptcy Code §§ 503(b)(3)(D), 503(b)(4), or 503(b)(5).
112. Professional Fee Claim: An Administrative Claim of a Professional for compensation for services rendered and/or reimbursement of costs and expenses incurred on and after the Petition Date and prior to and including the Effective Date.
113. Professional Fee Claim Bar Date: The first Business Day that is at least forty-five (45) days after the Effective Date or such earlier deadline governing a particular Professional Fee Claim contained in an order of the Bankruptcy Court entered before the Effective Date.
114. Professional Fee Claim Objection Deadline: The first Business Day that is at least thirty (30) days after the Professional Fee Claim Bar Date or such earlier deadline governing the objection to a particular Professional Fee Claim contained in an order of the Bankruptcy Court entered before the Effective Date.
115. Professional Fee Reserve: The reserve established by the Special Purpose Liquidation Agent on the Effective Date to pay Allowed Professional Fee Claims, with the exception of any Professional Fee Claims filed by Tricadia, and expenses of the Special Purpose Liquidation Agent pursuant to Article V.H.3 of the Plan.
116. Proof of Claim: Any proof of claim filed with the Bankruptcy Court with request to a Debtor pursuant to Bankruptcy Code § 501 and Bankruptcy Rules 3001 and 3002.
117. Proof of Claim Bar Date: December 29, 2009, the date established by the Bankruptcy Court for filing Proofs of Claim, with certain exceptions, in the Order (i) Authorizing the

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Mailing of Notices; (ii) Establishing a Bar Date for Filing Certain Proofs of Claim; (iii) Establishing Ramifications for Failure to Timely File Claims Therewith; (iv) Approving Consolidated Notice of (a) Case Commencement, (b) Bar Date, (c) First Meeting of Creditors Under 341(a) of the Bankruptcy Code; and (v) Approving Notice Procedures.
118. Pro Rata Share: As to a particular Holder of a particular Claim, the ratio that the amount of such Claim held by such Claim Holder bears to the aggregate amount of all Claims in the particular Class or category. Such ratio shall be calculated as if all Claims in the particular Class or category asserted against all Debtors are Allowed Claims as of the Effective Date, unless specifically provided otherwise in the Plan.
119. Receivership: OTS’ appointment of the FDIC-Receiver as receiver for Guaranty Bank on August 21, 2009.
120. Record Date: February 16, 2011
121. Rejection Claim Bar Date: The first Business Day that is at least thirty (30) days after the Effective Date or such earlier date that may be set by the Bankruptcy Court concerning a particular Executory Contract or Unexpired Lease.
122. Release Parties: (i) Dennis Faulkner, individually and in his capacity as Chief Restructuring Officer and director of the Debtors, the FDIC-Receiver, Guaranty Bank, Compass Bank, Wilmington Trust, and each of their respective shareholders, officers, directors, and professionals, including lawyers, and the Debtors (but not their prepetition shareholders, officers, directors, and professionals not engaged in these Chapter 11 Cases) and their Professionals in these Chapter 11 Cases; and (ii) Tricadia, but only with respect to these Chapter 11 Cases.
123. Reserve Account: Account established pursuant to the Reserve Stipulation.
124. Reserve Stipulation: The Stipulation Between the Debtors and the Federal Deposit Insurance Corporation, as Receiver, Re: Establishment of Reserve Account [Docket No. 64], approved by the Bankruptcy Court in its Order Granting Motion Pursuant to Sections 105(a), 362(a), and 541(a) of the Bankruptcy Code for Approval of a Stipulation Between the Debtors and the Federal Deposit Insurance Corporation, as Receiver, Establishing a Reserve Account [Docket No. 96].
125. Reorganized GFG: GFG from and after the Effective Date.
126. Rights of Action: Any and all claims, debts, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges (including attorney/client privilege), licenses, and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, including (a) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law; (b) claims pursuant to 11 U.S.C. § 362; (c) such claims and defenses as fraud, mistake, duress, and usury; (d) all Avoidance Actions; and (e) claims, actions, and causes of action related to the Spin-Off and claims, actions, and causes of action assigned to

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the Debtors pursuant to the Plan, including claims against Temple-Inland assigned to the Debtors by the FDIC-Receiver pursuant to Plan Article X.A.
127. RWHC Preferred Stock: Preferred stock in RWHC, Inc.
128. Schedules: The schedules of assets and liabilities and schedules of Executory Contracts and Unexpired Leases, as may be amended from time to time, filed by the Debtors pursuant to Bankruptcy Code § 521, the official bankruptcy forms, and the Bankruptcy Rules.
129. Section 345 Motion: Motion for Order Implementing the Requirements of Section 345(b) of the Bankruptcy Code and the Region VI, Northern District of Texas Guidelines for Chapter 11 Debtors-in-Possession [Docket No. 7].
130. Section 345 Order: The Order Implementing the Requirements of Section 345(b) of the Bankruptcy Code and the Region VI, Northern District of Texas, Guidelines for Chapter 11 Debtors-in-Possession, dated September 3, 2009 [Docket No. 47].
131. Secured Claim: A Claim that is (a) secured in whole or part, as of the Petition Date, by a Lien against property of a Debtor that is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable nonbankruptcy law or (b) subject to setoff under Bankruptcy Code § 553; provided however, with respect to both (a) and (b), a Claim is a Secured Claim only to the extent of the value, net of any Lien senior to the applicable Lien, of the Estate’s interest in the assets or property securing any such Claim or the amount subject to setoff, as the case may be.
132. Special Purpose Liquidation Agent: Dennis Faulkner.
133. Spin-Off: This term shall have the meaning set forth in Article X.A.
134. Spin-Off Claims: This term shall have the meaning set forth in Article X.A.
135. Statements of Financial Affairs: The statement of financial affairs, as may be amended from time to time, filed by the Debtors pursuant to Bankruptcy Code § 521, the official bankruptcy forms, and the Bankruptcy Rules.
136. Substantial Consummation: The occurrence of the Effective Date.
137. Tax Refunds: All refunds received by the Debtors or Special Purpose Liquidation Agent from any state taxing authority or from the IRS after a determination that the Debtors have no federal or applicable state tax liability, with the exception of (i) claims of the Debtors against Temple-Inland for any tax refunds, tax benefits, and/or tax-related entitlements whatsoever, including, but not limited to, net operating losses, whether or not related to the Spin-Off and (ii) the Temple-Inland Tax Claims assigned by the FDIC-Receiver to the Debtors pursuant to Plan Article X.A.
138. Temple-Inland: Temple-Inland, Inc.
139. Temple-Inland Tax Claims: This term shall have the meaning set forth in Article X.A.

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140. TFR: Thrift Financial Report
141. Tricadia: Tricadia Financials Restructuring Partners, Ltd., Tricadia Capital Management, LLC, Structured Credit Opportunities Fund II, L.P., Mariner — Tricadia Credit Strategies Master Fund, Ltd., and any other affiliated entity or fund that holds or manages trust preferred securities (or any other debt or equity) of any trust wholly owned by the Debtors, and each of their shareholders, officers, directors and professionals, including lawyers.
142. TRPS: Trust preferred securities with an outstanding principal amount of $305 million issued by the TRPS Trust.
143. TRPS Holders: Holders of TRPS.
144. TRPS Related Debt Securities: Debt securities issued to the TRPS Trust by GFG.
145. TRPS Trust: Trust that issued TRPS and that holds TRPS Related Debt Securities.
146. Unexpired Lease: A lease to which one or more of the Debtors is a party that is subject to assumption or rejection under Bankruptcy Code § 365.
147. Unimpaired: With respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of Bankruptcy Code § 1124.
148. Voting Class: A Class entitled to vote to accept or reject the Plan.
149. Voting Deadline: March 30, 2011
150. Wilmington Trust: Wilmington Trust Company FSB, as indenture trustee.
151. Wilmington Trust Proofs of Claim: Proof of Claim Number 96 filed in Case Number 09-35582-bjh, Proof of Claim Number 1 filed in Case Number 09-35586-hdh, Proof of Claim Number 2 filed in Case Number 09-35583-hdh, and Proof of Claim Number 1 filed in Case Number 09-35584-bjh, each for an amount in excess of $318,526,546.96.
152. Wilmington Trust Stay Response: Objection of Wilmington Trust Company as Indenture Trustee to Motion of the Federal Deposit Insurance Corporation, as Receiver for Guaranty Bank, for an Order Modifying the Automatic Stay as to Property and Granting Setoff by the Receiver [Docket No. 201].
153. Wind-Down Reserve: The reserve to be established on the Effective Date by the Liquidation Trustee to fund the winding up of the affairs of the Debtors and administering the Plan and Liquidation Trust.

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EXHIBIT “B”
INSURANCE POLICIES

Type of Policy	Policy Number	Carrier
Corporate Property Program	RMP2082516819	CNA Large Property

Business Auto Policy	65UENIX0417	The Hartford Insurance Co.

Commercial Umbrella Binder	QZ09125370	The Travelers Companies, Inc.

Excess Liability Umbrella Policy	ECO(10)54186412	Ohio Casualty Insurance Co.

Employment Practices Liability	B066468326A08	Lloyds

Excess Financial Institution Bond	XS MBB-06-0002	Lloyds of London

Mortgage Bankers Bond	MB-06-00040	Lloyds of London

Blanket Accident Policy	ABL 961990	Life Ins. Co. of N. America

Commercial Property	8049767	Unknown

Workers Compensation	65WENO0662	The Hartford Insurance Co.

General Liability Mortgagee in Possession	23462342	Lexington Insurance Co.

REO & Force Placed Flood	GF0000776	Great Lakes Reinsurance
Coverage-Property, General	GF0000892
Liability & Flood	GF0001713

Insurance Agents E&O	91894256	AIU Holdings, Inc.

Special Extortion (Kidnap and Ransom)	6472040	AIG World Source

Workers Compensation and Emp. Liability	WC 00 00 00 A	The Hartford Insurance Co.

Employment Practices Liability	EPL 0868326A08	Lloyds of London

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EXHIBIT “C”
LIQUIDATION TRUST AGREEMENT

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LIQUIDATION TRUST AGREEMENT
     This Liquidation Trust Agreement (the “Liquidation Trust Agreement”), is being entered into as of May ___, 2011, by and between Guaranty Financial Group Inc., Guaranty Group Ventures Inc., Guaranty Holdings Inc. I, and Guaranty Group Capital Inc., debtors-in-possession in the Chapter 11 Cases (collectively, the “Debtors,” and each individually a “Debtor”) in the chapter 11 cases pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”), Case Number 09-35582-bjh (jointly administered) and Kenneth L. Tepper, in his capacity as trustee under this Liquidation Trust Agreement (the “Liquidation Trustee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed under the Plan, as defined herein. The term “Plan” as used herein shall mean Debtors’ Amended Joint Plan of Liquidation For Guaranty Financial Group Inc., et al., Under Chapter 11 of the United States Bankruptcy Code filed on February 10, 2011, including all of the modifications made thereto as set forth in that certain Stipulation Regarding Objection of Tricadia Financials Restructuring Partners, Ltd. to Debtors’ Amended Joint Plan of Liquidation Under Chapter 11 of the United States Bankruptcy Code Dated April 29, 2011. The Plan provides, inter alia, for:
     (a) The transfer (the “Transfer”) of all right, title and interest of the Debtors in the Liquidation Assets to the Liquidation Trust on the Effective Date for distribution to the holders of Allowed Claims except for the Allowed FDIC-Receiver Claims and the Allowed Professional Fee Claims (the “Beneficiaries”) pursuant to and in accordance with this Liquidation Trust Agreement, the Plan and the order confirming the Plan (the “Confirmation Order”);
     (b) The treatment of the Transfer for federal income tax purposes as a taxable sale or exchange of the Liquidation Trust Assets by the Debtors to the Beneficiaries;
     (c) The treatment for all purposes, including federal income tax purposes, of the Beneficiaries as the deemed owners of the Liquidation Trust Assets and as the grantors of the Liquidation Trust;
     (d) The treatment of the Liquidation Trust as a grantor trust for federal income tax purposes;
     (e) The valuation of the Liquidation Trust Assets by the Liquidation Trustee and the use of such valuations for all federal income tax purposes;
     (f) The management of the Liquidation Trust Assets by the Liquidation Trustee; and
     (g) The distribution of the Liquidation Trust Assets or the proceeds thereof to the Beneficiaries as set forth in the Plan, the Confirmation Order and this Liquidation Trust Agreement.
     Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

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     NOW, THEREFORE, pursuant to the Plan and the Confirmation Order and in consideration of the mutual agreements of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereby agree as follows:
ARTICLE I
DECLARATION OF TRUST
     1.1. Purpose of the Liquidation Trust. The Debtors and the Liquidation Trustee, pursuant to the Plan and the Confirmation Order and in accordance with the Bankruptcy Code, applicable tax statutes, rules and regulations, to the extent incorporated in this Liquidation Trust Agreement, hereby establish the Liquidation Trust on behalf of and for the sole benefit of the Beneficiaries and for the sole purpose of liquidating the Liquidation Trust Assets and distributing the Liquidation Trust Assets to the Beneficiaries pursuant to the Plan in accordance with Treas. Reg. § 301.7701-4(d). The Liquidation Trust has no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the sole purpose of the Liquidation Trust. It shall not be the objective or purpose of this Liquidation Trust to, and the Liquidation Trustee shall have no authority to, conduct a trade or business except as reasonable and necessary to, and consistent with, the liquidation of the Liquidation Trust Assets. In particular, the Liquidation Trust, through the Liquidation Trustee, will do the following: (a) accept and place all Liquidation Trust Assets into the Liquidation Trust; (b) to the extent feasible, reduce all remaining Liquidation Trust Assets, including, but not limited to, Rights of Action, to Cash; (c) object to and resolve all Disputed Claims; (d) make all Distributions in accordance with the Plan to the extent such Distributions are to be made from the Liquidation Trust Assets; (e) retain professionals and other agents; and (f) take such steps as are reasonable and necessary to accomplish the Liquidation Trust’s purpose, all as provided in, and subject to the terms and provisions of, the Plan, the Confirmation Order and this Liquidation Trust Agreement. The Liquidation Trust Assets shall be held for the exclusive and sole benefit of the Beneficiaries and shall only be used to fund Distributions to such Beneficiaries in accordance with the Plan and to fund payment of costs, fees, and expenses incurred in connection with the administration of the Liquidation Trust or the Plan.
     1.2. Rights of Debtors. The Debtors shall have no claim to or right or interest in, whether direct, residual, contingent or otherwise, in the Liquidation Trust Assets once such assets have been transferred to the Liquidation Trust.
     1.3. Name of the Liquidation Trust. The Liquidation Trust established hereby shall be known as the “GFGI Liquidation Trust.” In connection with the exercise of his powers, the Liquidation Trustee may use the name or such variation thereof as he sees fit, and may transact the affairs of the Liquidation Trust in such name.
     1.4. Transfer of Assets to Create Liquidation Trust. Effective as of the Effective Date, the Debtors hereby grant, release, assign, transfer, convey and deliver to the Liquidation Trustee and his successors, to be held in trust and to be applied as specified in the Plan, the Confirmation Order, and this Liquidation Trust Agreement the Liquidation Trust Assets. Through the transfer of each Estate’s assets, and except as otherwise provided herein or in the Plan, such assets are

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Liquidation Trust Assets and the Liquidation Trust has the sole and exclusive right, title and interest in and possession of the Liquidation Trust Assets.
     1.5. Acceptance by Liquidation Trustee. The Liquidation Trustee hereby accepts and confirms the following: (a) the appointment to serve as Liquidation Trustee; (b) the Transfer of the Liquidation Trust Assets, and all right, title and interest therein, to the Liquidation Trust; and (c) the obligations and duties imposed on him by this Liquidation Trust Agreement. The Liquidation Trustee agrees to receive, hold, administer and distribute the Liquidation Trust Assets and the income derived therefrom, and to reconcile, administer and satisfy all Claims, with the exception of the FDIC-Receiver Claims and Professional Fee Claims, pursuant to the terms of the Plan, the Confirmation Order and this Liquidation Trust Agreement.
ARTICLE II
TERMINATION OF TRUST
     2.1. Maximum Term. The Liquidation Trust shall terminate no later than the third anniversary of the Effective Date (the “Initial Liquidation Trust Term”); provided, however, that, if necessary to accomplish the Liquidation purpose of the Liquidation Trust, the Liquidation Trustee may extend the term of the Liquidation Trust for up to an additional two years (the “Supplemental Liquidation Trust Term”) by (a) filing a notice of his intent to extend the term of the Liquidation Trust with the Bankruptcy Court, (b) serving such notice on the United States Trustee, (c) providing the United States Trustee at least ten (10) days to object to the requested extension prior to the termination of the Initial Liquidation Trust Term, and (d) receiving approval for the Supplemental Liquidation Trust Term from the Bankruptcy Court within six months of the beginning of the Supplemental Liquidation Trust Term. The Liquidation Trustee may, if the Initial Liquidation Trust Term has expired, seek entry of an order from the Bankruptcy Court providing for a reinstatement and implementation of the Supplemental Liquidation Trust Term. In addition, notwithstanding anything contained herein to the contrary, the Liquidation Trustee may seek additional extensions beyond the referenced terms from the Bankruptcy Court for good cause shown. That term shall automatically be extended through ninety (90) days after a final determination by the Court that the applicable term has expired.
     2.2. Winding Up and Discharge of the Liquidation Trustee. For purposes of winding up the affairs of the Liquidation Trust at its termination, the Liquidation Trustee shall continue to act as Liquidation Trustee until his duties have been fully discharged. After doing so, the Liquidation Trustee, his agents, professionals and employees, if any, shall have no further duties or obligations hereunder, except as required by this Liquidation Trust Agreement, the Plan, the Confirmation Order or applicable law concerning the termination of a trust.
ARTICLE III
OBLIGATIONS OF THE LIQUIDATION TRUSTEE
3.1. Establishment and Maintenance of Accounts, Reserves and Escrows.
3.1.1. Initial Establishment of Accounts and Reserves. On the Effective Date or as soon thereafter as practicable, the Liquidation Trustee shall establish the following accounts and reserves:

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(a) Distribution Fund: One or more general accounts (the “Distribution Fund”) into which shall be deposited, to the extent sufficient assets are available, Cash for Distributions to the Beneficiaries pursuant to this Liquidation Trust Agreement and the Plan.
(b) Disputed Claims Reserve: An account or accounts, designated as a “Disputed Claims Reserve,” as described more fully in Section 3.2 below (the “Disputed Claims Reserve”).
(c) Wind-Down Reserve Account: An account, designated as a “Wind-Down Reserve Account,” as described more fully in Section 3.3 below.
3.1.2. Subsequent Establishment of Accounts, Reserves and Escrows. On or after the Effective Date, the Liquidation Trustee (i) shall establish and maintain such additional accounts, reserves and escrows, to the extent sufficient assets are available, as may be required by applicable law or by order of a court of competent jurisdiction, and (ii) may establish and maintain such additional accounts, reserves and escrows as he deems necessary or desirable to carry out the provisions of the Plan and this Liquidation Trust Agreement.
3.1.3. Amounts Deposited in Reserves. The amounts to be initially deposited in the reserves shall be established by the Liquidation Trustee consistent with the terms of the Plan. Changes in the amounts maintained in the reserves may be made at any time thereafter in the discretion of the Liquidation Trustee. The Wind-Down Reserve Account shall be maintained at Wilmington Trust Company FSB (“WTC”). In addition, all funds collected and/or maintained by the Liquidation Trust as provided under this Liquidating Trust Agreement and Section 3 shall be maintained in an account at WTC.
3.2. Disputed Claims Reserve.
3.2.1. Prior to making each of the Distributions under the Plan, the Liquidation Trustee shall create and fund, to the extent that sufficient assets are available, one or more, as appropriate, Disputed Claims reserves (the “Disputed Claims Reserves”) with an amount of Cash equal to the Distributions to which holders of Disputed Claims would be entitled under the Plan as of such date if such Disputed Claims were Allowed Claims; provided, however, that the Liquidation Trustee may at any time file a motion(s) pursuant to section 502(c) of the Bankruptcy Code for an order(s) estimating and limiting the amount of Cash which shall be deposited in any Disputed Claims Reserve in respect of any Disputed Claims, with notice and an opportunity to be heard to the affected holders of such Disputed Claims.
3.2.2. After a Final Order has been entered or other final resolution has been reached with respect to any Disputed Claim for which Cash was reserved in a Disputed Claims Reserve, the balance, if any, of Cash remaining in such Disputed Claims Reserve on account of such Claim, after making the Distribution, if any, to which the holder of such Claims became entitled by virtue of such Final Order or other final resolution, shall be transferred to the Distribution Fund.

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3.3. Wind-Down Reserve Account.
3.3.1. On the Effective Date (or as soon thereafter as practicable), the Liquidation Trustee shall, pursuant to and consistent with the provisions of the Plan, establish the Wind-Down Reserve Account, which shall be funded with such amounts as the Liquidation Trustee determines in its discretion are necessary and appropriate to cover the estimated costs of the Liquidation Trustee in connection with its duties and obligations under the Liquidation Trust Agreement and the Plan, Plan administration costs, costs of holding and liquidation any non-Cash property, and prosecution of any and all Rights of Action and other litigation consistent with this Liquidation Trust Agreement and the Plan, including, but not limited to, taxes and professional fees, and sufficient reserves to cover such costs going forward, provided that the Wind-Down Reserve Account shall initially be funded with $5.0 million and shall thereafter maintain a minimum funding balance of not less than $2.5 million unless otherwise directed by the Oversight Committee. The Wind-Down Reserve Account shall be administered pursuant to the Plan and this Liquidation Trust Agreement for purposes of providing funds necessary to cover the ordinary and reasonable costs, expenses and obligations to be incurred in administering the Liquidation Trust and the Plan as provided for hereunder and under the Plan.
3.3.2. In connection with making a Distribution of Cash or other assets under the Plan, if the Liquidation Trustee determines, in his sole discretion, that any excess Cash is available from the Wind-Down Reserve Account (the “Excess Wind-Down Reserve Amount”), the Liquidation Trustee may transfer the Excess Wind-Down Reserve Amount to the Distribution Fund for subsequent Distribution to the Beneficiaries pursuant to the terms of the Plan.
3.4. Use of Assets. All Cash or other property held or collected by the Liquidation Trustee shall be used solely for the purposes contemplated by the Plan or this Liquidation Trust Agreement.
3.5. Distributions. The Liquidation Trustee will distribute at least annually to the Beneficiaries any net income of the Liquidation Trust plus all net proceeds from the liquidation of the Liquidation Trust Assets provided that the Wind-Down Reserve Account shall maintain such minimum funds as provided for in Section 3.3.1 of this Liquidation Trust Agreement and such distributions hereunder shall be in excess of the amounts reasonably necessary to maintain the value of the Liquidation Trust Assets or to meet claims or contingent liabilities (including Disputed Claims).

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ARTICLE IV
POWERS AND DUTIES OF THE LIQUIDATION TRUSTEE
     4.1. Duties of Liquidation Trustee. The Liquidation Trustee shall have such duties and responsibilities as are specified in the Plan, the Confirmation Order and this Liquidation Trust Agreement.
     4.2. Authority of Liquidation Trustee. Subject to Section 6.3.3 herein, the Liquidation Trust and the Liquidation Trustee, as the representative of each Estate, shall be vested with the property, rights, interests, and powers of the Debtors as specified hereunder, in the Plan or the Confirmation Order. The Liquidation Trustee shall make continuing efforts to dispose of the Liquidation Trust Assets, make timely distributions and not unduly prolong the duration of the Liquidation Trust. Consistent with this Section 4.2, the Liquidation Trustee’s rights and authority include, without limitation, all of the following, to be rendered under the oversight and in consultation with the Oversight Committee as provided under Section 6.3.3 below:
4.2.1. exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any officer, director or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders; including, without limitation, amendment of the certificates of incorporation and by-laws of the Debtors, merger of any Debtor into another Debtor and the dissolution of any Debtor;
4.2.2. maintain escrows and other accounts, make Distributions and take other actions consistent with the Plan and the implementation hereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in the name of the Debtors or the Liquidation Trustee, even in the event of the dissolution of the Debtors;
4.2.3. collect, receive, control, manage and dispose of all Liquidation Trust Assets pursuant to the Plan for the benefit of the Beneficiaries who may receive Distributions under the Plan and administer the winding-up of the affairs of the Debtors including, but not limited to, closing the Chapter 11 Cases;
4.2.4. act as custodian of the Liquidation Trust Assets and liquidate and reduce such assets to Cash at such time as the Liquidation Trustee deems appropriate to accomplish the purpose of the Liquidation Trust, in accordance with the terms of the Plan and the Liquidation Trust Agreement;
4.2.5. calculate and pay all Distributions required or permitted to be made under the Plan, this Liquidation Trust Agreement and/or orders of the Bankruptcy Court;
4.2.6. employ, supervise and compensate attorneys, accountants, financial advisors and other professionals or other persons retained to represent the interests of and serve on behalf of the Liquidation Trust (the “Trust Professionals”), and waive any conflicts of interest as deemed necessary or appropriate in his discretion. The

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Liquidation Trustee may commit the Liquidation Trust to and shall pay such Trust Professionals reasonable compensation for services rendered and expenses incurred. A law firm or other professional shall not be disqualified from being employed by the Liquidation Trustee solely because of its current or prior retention as counsel or professional to the Debtors in the Chapter 11 Cases;
4.2.7. file such tax returns as may be required by federal, state or local taxing authorities and consistent with the treatment of the Liquidation Trust as a grantor trust for federal income tax purposes;
4.2.8. subject to Section 6.3.3 of this Liquidation Trust Agreement, object to or seek to recharacterize, reclassify or subordinate Claims filed against any of the Debtors or their Estates, excluding the FDIC-Receiver Claims and the Professional Fee Claims, on any basis, and, to defend, compromise and/or settle any Claims without the necessity of approval of the Bankruptcy Court, and/or to seek Court approval for any Claims settlements, to the extent thought appropriate by the Litigation Trustee or to the extent such approval is required by prior order of the Bankruptcy Court;
4.2.9. seek estimation of contingent or unliquidated Claims, excluding the FDIC-Receiver Claims and the Professional Fee Claims, under section 502(c) of the Bankruptcy Code;
4.2.10. seek determination of tax liability under section 505 of the Bankruptcy Code except to the extent such right has been assigned to the FDIC-Receiver under the Plan;
4.2.11. subject to Section 6.3.3 of this Liquidation Trust Agreement, prosecute, settle, dismiss, abandon or otherwise dispose of turnover actions under sections 542 and 543 of the Bankruptcy Code;
4.2.12. subject to Section 6.3.3 of this Liquidation Trust Agreement, prosecute, settle, dismiss, abandon or otherwise dispose of any and all Rights of Action or any and all other matters of the Debtors or their Estates that it retains pursuant to Article X of the Plan, including, without limitation, all Rights of Action arising under sections 510(c), 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code in accordance with section 1123(b)(3)(B) of the Bankruptcy Code;
4.2.13. invest Cash in accordance with § 345 of the Bankruptcy Code or as otherwise permitted by a Final Order of the Bankruptcy Court and as deemed appropriate by the Liquidation Trustee;
4.2.14. collect any accounts receivable or other claims and assets of the Debtors or the Estates not otherwise disposed of pursuant to the Plan;
4.2.15. enter into any agreement or execute any document required by or consistent with the Plan and perform all of the obligations of the Debtors or the Liquidation Trustee thereunder;

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4.2.16. pay all expenses and make other necessary payments relating to the Liquidation Trust Assets;
4.2.17. utilize trust assets to purchase or create and carry all appropriate insurance policies and pay all insurance premiums and costs it deems necessary or advisable to insure the acts and omissions of the Liquidation Trustee;
4.2.18. seek the examination of any entity under Bankruptcy Rule 2004;
4.2.19. perform any and all acts necessary or appropriate for the conservation and protection of the Liquidation Trust Assets;
4.2.20. maintain appropriate books and records (including financial books and records);
4.2.21. such other actions as may be reasonably required in furtherance of the Liquidation Trustee’s duties and responsibilities under this Liquidation Trust Agreement and the Plan;
4.2.22. pay fees incurred pursuant to 28 U.S.C. § 1930(a)(6) and to file with the Bankruptcy Court and serve on the United States Trustee monthly financial reports until such time as such reports are no longer required, a Final Decree is entered closing these Cases or the Cases are converted or dismissed, or the Bankruptcy Court orders otherwise; and
4.2.23. file with the Bankruptcy Court and serve upon the Post-Confirmation Service List, within 25 days after the end of each month, a monthly report setting forth (i) the receipt and disposition by the Liquidation Trustee of property of the Estates or the Debtors during the prior month, including the disposition of funds in the Liquidation Trust, the Wind-down Reserve and Distribution Fund; (ii) all Disputed Claims resolved by the Liquidation Trustee during such period and all remaining Disputed Claims; (iii) all known material Liquidation Trust Assets remaining to be disposed of; (iv) the status of Rights of Action and other causes of action; (v) an itemization of all expenses the Liquidation Trustee anticipates will become due and payable within the subsequent three months; and (vi) the Liquidation Trustee’s forecast of cash receipts and expenses for the subsequent three months; and take any and all other actions necessary or appropriate to implement or consummate the Plan and the provisions of this Liquidation Trust Agreement.
     4.3. Limitations on the Liquidation Trustee. Notwithstanding anything in this Liquidation Trust Agreement to the contrary, the Liquidation Trustee, in his capacity as such, shall not do or undertake any of the following: (i) guaranty any debt; (ii) loan Liquidation Trust Assets; (iii) purchase Liquidation Trust Assets from the Liquidation Trust; (iv) transfer Liquidation Trust Assets to another trust with respect to which the Liquidation Trustee serves as trustee; or (v) except as otherwise reasonably necessary to maintain the value of the Liquidation Trust Assets and to further the Liquidation purpose of the Liquidation Trust, invest Liquidation Trust Assets other than in short-term, liquid investments, such as bank demand and time deposits, short-term bank or saving institution certificates of deposit or Treasury Bills.

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     4.4. Liquidation Trustee and Conflicts of Interest. If the Liquidation Trustee determines, in the exercise of his reasonable discretion, that he has a material conflict of interest with respect to the settlement of a Claim, the resolution or prosecution of a Right of Action or any other matter, the Liquidation Trustee shall notify the Oversight Committee, who may select a designee to act on behalf of the Liquidation Trust solely with respect to such matter (the “Designee”), with such Designee’s authority to act on behalf of the Liquidation Trust to terminate upon the matter’s conclusion. If the Designee files a pleading, motion or other filing with a court or tribunal on behalf of the Liquidation Trust, it shall do so in its own name as “Designee of the GFGI Liquidation Trust.”
     4.5. Register of Beneficiaries. The Liquidation Trustee shall obtain the Claims Register as of the initial Distribution Date from the Clerk and shall use the Claims Register to identify the names, addresses, and amounts of Claims of the Beneficiaries (the “Liquidation Register”). The Liquidation Trustee shall maintain the Liquidation Register , and shall add thereto information regarding whether each Claim of each Beneficiary is Allowed or Disallowed , and any informational changes to the Liquidation Register will be made upon notification proper under this Liquidation Trust Agreement submitted to the Liquidation Trustee. The Liquidation Trustee shall not be liable for relying on the accuracy of the Liquidation Register, provided that he has properly maintained the Register in accordance with this Liquidation Trust Agreement.
     4.6. Books and Records. The Liquidation Trustee also shall maintain in respect of the Liquidation Trust and the Beneficiaries, books and records relating to the Liquidation Trust Assets and income realized therefrom and the payment of expenses of and claims against or assumed by the Liquidation Trust in such detail and for such period of time as may be necessary to enable him to make full and proper reports in respect thereof. Such books and records shall be maintained in a manner consistent with the Plan and this Liquidation Trust Agreement. Except as expressly provided in this Liquidation Trust Agreement, the Plan or the Confirmation Order, nothing in the Liquidation Trust Agreement is intended to require the Liquidation Trustee to file any accounting or seek approval of any court with respect to the administration of the Liquidation Trust, or as a condition for making any payment or distribution out of the Liquidation Trust Assets.
     4.7. Tax Returns. The Liquidation Trustee shall file such tax returns as may be required by federal, state or local taxing authorities and consistent with the treatment of the Liquidation Trust as a grantor trust for federal income tax purposes. The Liquidation Trustee shall file federal income tax returns consistent with and pursuant to §1.671-4(a) of the Income Tax Regulations.
     4.8. Final Accounting of Liquidation Trustee. The Liquidation Trustee shall within ninety days after the termination of the Liquidation Trust or his resignation, removal, liquidation or death (in which case, the obligation contained in this Section shall pass to the Liquidation Trustee’s estate), render a final accounting containing at least the following information:
4.8.1. A description of the Liquidation Trust Assets and their disposition;

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4.8.2. A summarized accounting in sufficient detail of all gains, losses, receipts, disbursements and other transactions in connection with the Liquidation Trust and the Liquidation Trust Assets during the Liquidation Trustee’s term of service, including their source and nature;
4.8.3. Separate entries for all receipts of principal and income;
4.8.4. The ending balance of all Liquidation Trust Assets as of the date of the Liquidation Trustee’s accounting, including the Cash balance on hand and the name and location of the depository where it is kept;
4.8.5. All known liabilities owed by the Liquidation Trust; and
4.8.6. The then current Register of Allowed and Disputed Claims.
     The final accounting shall be filed with the Bankruptcy Court.
ARTICLE V
APPOINTMENT, RESIGNATION/REMOVAL, COMPENSATION AND
LIABILITY OF LIQUIDATION TRUSTEE
     5.1. Appointment. The Liquidation Trustee is Kenneth L. Tepper, who shall act hereunder solely in his capacity as Liquidation Trustee of the GFGI Liquidation Trust and not otherwise.
     5.2. Resignation. The Liquidation Trustee may resign by giving not less than thirty (30) days’ prior written notice thereof to the Post-Confirmation Service List; provided, however, that such resignation shall not become effective until the appointment and Bankruptcy Court approval of a successor Liquidation Trustee in accordance with Section 5.4 hereof. If a Liquidation Trustee resigns from its position hereunder, subject to a final accounting, such Liquidation Trustee, including its professionals, attorneys, and advisors, shall be entitled to all accrued but unpaid fees, expenses, and other compensation to the extent incurred, arising or relating to events occurring before such resignation, and any out-of-pocket expenses reasonably incurred in connection with the transfer of all powers and duties to the successor Liquidation Trustee.
     5.3. Removal. At any time upon the request of the Oversight Committee and/or a party-in-interest through a motion filed in the Bankruptcy Court, the Bankruptcy Court may remove the Liquidation Trustee for “Cause.” For purposes of this Section 5.3, “Cause” shall mean: (a) an act of fraud, embezzlement, or theft in connection with the Liquidation Trustee’s duties or in the course of his employment in such capacity, (b) the intentional wrongful damage to the Liquidation Trust Assets, (c) the intentional wrongful disclosure of confidential information of the Liquidation Trust resulting in material harm to the Liquidation Trust, (d) gross negligence by the Liquidation Trustee in connection with the performance of his duties under this Liquidation Trust Agreement, or (e) the unanimous decision of the Oversight Committee. Unless the Bankruptcy Court orders immediate removal, the Liquidation Trustee shall continue to serve until a successor Liquidation Trustee is appointed, and such appointment becomes

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expenses reasonably incurred in connection with the transfer of all powers and duties to the successor Liquidation Trustee.
effective, in accordance with Section 5.4 hereof. If the Liquidation Trustee is removed for Cause (other than pursuant to clause (e) above), such Liquidation Trustee shall not be entitled to any accrued but unpaid fees, expenses or other compensation under this Liquidation Trust Agreement or otherwise. If the Liquidation Trustee is unwilling or unable to serve (i) by virtue of his inability to perform his duties under this Liquidation Trust Agreement due to death, illness, or other physical or mental disability, or (ii) for any other reason whatsoever other than for Cause, subject to a final accounting, such Liquidation Trustee shall be entitled to all accrued but unpaid fees, expenses, and other compensation, to the extent incurred, arising or relating to events occurring before his removal or resignation, and to any out-of-pocket expenses reasonably incurred in connection with the transfer of all powers and duties and all rights to any successor Liquidation Trustee.
     5.4. Appointment of Successor Liquidation Trustee. In the event of a vacancy by reason of resignation of the Liquidation Trustee, the Oversight Committee shall designate the successor Liquidation Trustee, without further order of the Court, by providing 30 days written notice to the Post-Confirmation Service List provided that the successor Liquidation Trustee is appointed pursuant to the Liquidation Trust Agreement. In the event of vacancy for any other reason, including the death or immediate removal of the Liquidation Trustee or prospective vacancy by reason of removal, the Oversight Committee shall have the right to designate the successor Liquidation Trustee, by providing 30 days written notice to the Post-Confirmation Service List provided that no objection is interposed within such period and the successor Liquidation Trustee is appointed pursuant to the Liquidation Trust Agreement. In the event of an objection to the appointment of the successor Liquidation Trustee, the Bankruptcy Court shall be vested with final authority to appoint the successor Liquidation Trustee consistent with the best interests of the Beneficiaries of the Liquidation Trust. No successor Liquidation Trustee shall in any event have any liability or responsibility for the acts or omissions of any of his or her predecessors. Every successor Liquidation Trustee shall execute, acknowledge and file with the Bankruptcy Court and deliver to the Post-Confirmation Service List an instrument in writing accepting such appointment hereunder, and thereupon such successor Liquidation Trustee, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor.
     5.5. Continuity. The death, resignation or removal of the Liquidation Trustee shall not terminate the Liquidation Trust or revoke any existing agency (other than any agency of such Liquidation Trustee as a Liquidation Trustee) created pursuant to the Liquidation Trust Agreement or invalidate any action theretofore taken by the Liquidation Trustee, and the successor Liquidation Trustee agrees that the provisions of the Liquidation Trust Agreement shall be binding on and inure to the benefit of each successor Liquidation Trustee and all his heirs and legal and personal representatives, successors or assigns. In the event of the resignation or removal of the Liquidation Trustee, such Liquidation Trustee shall (a) execute and deliver by the effective date of his resignation or removal such documents, instruments and other writings as may be reasonably required to effect the termination of such Liquidation Trustee’s capacity under this Liquidation Trust Agreement and (b) assist and cooperate in effecting the assumption of such Liquidation Trustee’s obligations and functions by the successor Liquidation Trustee. If, for any reason, the Liquidation Trustee fails to execute the documents described in clause (a) of the preceding sentence, the Bankruptcy Court may enter such orders as are necessary to effect termination of such Liquidation Trustee’s capacity under this Liquidation Trust Agreement.

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     5.6. Compensation. The Liquidation Trustee shall be compensated as follows: (a) Twenty-five Thousand Dollars ($25,000) per month payable monthly, and (b) two percent (2%) of the Net Recovery (as defined below) payable at the conclusion of any litigation with respect to Temple-Inland Claims (as defined below). In addition, the Liquidation Trustee shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred. Any Trust Professionals and any agents retained or utilized by the Liquidation Trustee shall be entitled to reasonable compensation for services rendered and reimbursement of reasonable out-of-pocket expenses incurred. Compensation of the Liquidation Trustee and the Trust Professionals shall be paid out of the Wind-Down Reserve. After the Effective Date, the payment of the fees and expenses of the Liquidation Trustee and his agents, financial advisors, attorneys, consultants, independent contractors, representatives and other Trust Professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court, however, monthly invoices shall be served upon the Oversight Committee and Liquidating Trustee, and such fees and expenses shall be payable absent written objection within 30 days of service in accordance with the afore-referenced. If any portion of the monthly invoice is subject to objection, the undisputed portion shall be paid and the parties shall confer in good faith to resolve any remaining objections. Any successor Liquidation Trustee shall receive such reasonable compensation and reimbursement of expenses in the same manner as the initial Liquidation Trustee. “Net Recovery” means any amounts obtained by the Liquidation Trust on account of or with respect to any Rights of Action (as such term is defined below) relating solely to the Temple-Inland Claims (as defined in Article 6 below), less the amounts of all fees and costs paid by the Liquidation Trust to prosecute such claims.
     5.7. Exculpation. From and after the Effective Date, the Liquidation Trustee and the Trust Professionals shall be exculpated by the Estates and all Holders of Claims or Interests from any and all claims or causes of action and assertions of liability arising out of their performance of the duties conferred upon them by the Plan, the Liquidation Trust Agreement, or any orders of the Bankruptcy Court, except to the extent an act constitutes bad faith, gross negligence, willful misconduct, or actual fraud. No holder of a Claim or Interest or representative thereof shall have or pursue any claim or cause of action against the Liquidation Trustee or its professionals for taking any action in accordance with the Plan, the Liquidation Trust Agreement, or to implement the provisions of the Plan or any order of the Bankruptcy Court. Nothing in this provision shall be deemed to alter the provisions of the Liquidation Trust Agreement.
     5.8. Indemnification. The Liquidation Trust shall indemnify and hold harmless (i) the Liquidation Trustee and (ii) the Trust Professionals (collectively, the “Trustee Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys’ fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidation Trust Agreement, the Estates or the implementation or administration of the Plan, if the Trustee Indemnified Parties acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Beneficiaries, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent the Liquidation Trust indemnifies and holds harmless the Trustee Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Liquidation Trustee in monitoring and participating in the defense of the claims giving rise to the right of indemnification shall be paid from the Liquidation Trust Assets.

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     5.9. Insurance. The Liquidation Trustee shall be authorized to obtain all reasonably necessary insurance coverage for himself, the Trust Professionals, the members of the Oversight Committee, the OC Professionals and Special Counsel, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Liquidation Trust, and (ii) the liabilities, duties and obligations of the Liquidation Trustee and the Trust Professionals (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Liquidation Trustee, remain in effect for a reasonable period after the conclusion of the Liquidation Trustee’s service.
     5.10. Bond and Affidavit of No Conflicts. As a condition to qualifying as Liquidation Trustee hereunder, the Liquidation Trustee shall obtain a bond payable to the Liquidation Trust in the amount of $10 million and shall maintain a bond in the amount of 2 times cash on hand until the within Trust is dissolved, all cash and assets have been disbursed, and the Oversight Committee has confirmed that the Liquidation Trustee has concluded his (or her) duties and obligations hereunder. In addition, the Liquidation Trustee shall file with the Bankruptcy Court an affidavit disclosing any connections with the major constituents in these cases, Tricadia, and potential defendants to any of the Rights of Action, and certifying that he has no conflicts of interest.
     5.11. Reliance by Liquidation Trustee. The Liquidation Trustee may rely, and shall be fully protected in acting or refraining from acting if he relies, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that the Liquidation Trustee reasonably believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies, e-mails and telexes, to have been sent by the proper party or parties, and the Liquidation Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein. The Liquidation Trustee may consult with counsel and other professionals with respect to matters in their area of expertise, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or not taken by the Liquidation Trustee. The Liquidation Trustee shall be entitled to rely upon the advice of such professionals in acting or failing to act, and shall not be liable for any act taken or not taken in reliance thereon. The Liquidation Trustee shall have the right at any time to seek and rely upon instructions from the Bankruptcy Court concerning this Liquidation Trust Agreement, the Plan, the Confirmation Order or any other document executed in connection therewith, and the Liquidation Trustee shall be entitled to rely upon such instructions in acting or failing to act and shall not be liable for any act taken or not taken in reliance thereon. The Liquidation Trustee may rely upon the Debtors’ filed schedules and statements of financial affairs and all other information provided by the Debtors or their representatives to the Liquidation Trustee concerning Claims filed against the Debtors, and their reconciliation and documents supporting such reconciliation.

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     5.12. Reliance by Persons Dealing with the Liquidation Trustee. In the absence of actual knowledge to the contrary, any person dealing with the Liquidation Trustee shall be entitled to rely on the authority of the Liquidation Trustee to act on behalf of the Liquidation Trust and shall have no obligation to inquire into the existence of such authority.
ARTICLE VI
OVERSIGHT COMMITTEE
     6.1. Establishment. There is hereby established an Oversight Committee (the “Oversight Committee”), which shall have the responsibilities and duties, and shall consider certain actions, all as specified in this Liquidation Trust Agreement. The Liquidation Trustee shall report to the Oversight Committee in connection with the prosecution and settlement of any matters retained by the Liquation Trust and consistent with this Liquidation Trust Agreement.
     6.2. Composition. The Oversight Committee shall consist of three members, as follows: one member (the “WTC Appointee”) shall initially be appointed by WTC; one member (the “Creditor Appointee”) shall initially be appointed by Tricadia Financials Restructuring Partners, Ltd. (“Tricadia”); and one member (the “Joint Appointee”) shall initially be appointed by mutual agreement of the WTC Appointee and the Creditor Appointee. Tricadia agrees that it will not serve on the Oversight Committee or appoint a representative affiliated with Tricadia. Nothing herein shall preclude WTC from serving on the Oversight Committee. The WTC Appointee may be removed at any time by WTC, with or without cause. Any replacement of a WTC Appointee shall be appointed by WTC in its discretion; any replacement of a Creditor Appointee shall be appointed by unanimous agreement of the Liquidation Trustee, the WTC Appointee and Joint Appointee; and any replacement of a Joint Appointee shall be appointed by mutual agreement of the WTC Appointee and the Creditor Appointee (or its replacement as applicable).
     6.3. Rights, Obligations and Duties. The Oversight Committee shall have the following rights, obligations and duties:
6.3.1. To appear and be heard in Bankruptcy Court, as necessary;
6.3.2. To articulate the Oversight Committee’s position in the event the Liquidation Trustee brings a dispute with the Oversight Committee to the Bankruptcy Court for resolution, or the Oversight Committee concludes it should bring a dispute with the Liquidation Trustee to the Bankruptcy Court for resolution;
6.3.3. To consult with the Liquidation Trustee and its professionals regarding prosecution by the Liquidation Trustee of any Temple-Inland Claims and any Rights of Action, to approve the settlement of any Temple-Inland Claims and any Rights of Action where the amounts in controversy are individually in excess of One Hundred Thousand Dollars ($100,000), and to approve, settle, or compromise any disputed Claims filed or scheduled in these cases;
6.3.4. To remove the Liquidation Trustee as provided in Section 5.3 hereof;
6.3.5. To appoint a replacement Liquidation Trustee, including pursuant to Section 5.4 hereof; and

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6.3.6. To remove or terminate the engagement of OC Professionals, Trust Professionals or Special Counsel.
Decisions of the Oversight Committee shall require the vote of a majority of the members of the Oversight Committee; provided, however, that decisions with respect to the matters set forth in Sections 6.3.2, 6.3.4, 6.3.5 and 6.3.6 shall require the unanimous vote of the members of the Oversight Committee. Meetings of the Oversight Committee may be called by any member thereof or by the Oversight Committee’s attorneys, on such reasonable notice, and in such reasonable manner as the Oversight Committee may deem advisable. Any member of the Oversight Committee may designate a proxy from within his or her organization, or another member of the Committee, for all such meetings. The Oversight Committee may adopt such procedures with respect to its operation and governance, consistent with this Liquidation Trust Agreement, as it deems advisable.
     6.4. Appointment of OC Professionals and Special Counsel. The WTC Appointee shall have the right to designate attorneys (and, if appropriate, a financial advisor) to represent the interests of and serve on behalf of the Oversight Committee (the “OC Professionals”), and to waive any conflicts of interest as deemed necessary or appropriate in its discretion. If applicable, the OC Professionals shall coordinate and cooperate with the Trust Professionals in the time leading up to the filing of any complaint with respect to, and the during the prosecution of, any Temple-Inland Claims, in a support role (but not as lead counsel to the Liquidation Trustee) to insure the efficient communication of information and to assist in the preparation and prosecution of any complaint regarding the Temple-Inland Claims. In addition, the WTC Appointee shall have the right to designate special counsel (“Special Counsel”) to the Liquidation Trustee with respect to prosecution and defense of all Rights of Action excluding the Temple-Inland Claims, and motions objecting to and/or seeking to recharacterize, reclassify or subordinate Claims filed against any of the Debtors or their Estates (including motions for estimation or turnover, and related discovery motions) in furtherance of the Liquidation Trustee’s powers under Article 4 of this Liquidating Trust Agreement. The OC Professionals, Special Counsel and Trust Professionals shall use their commercially reasonable efforts to cooperate with each other and avoid duplication of services. For purposes hereof, “Temple-Inland Claims” shall mean all claims related to the divestiture of GFG and Forestar Real Estate Group, Inc. (“Forestar”) from Temple-Inland (the “Spin-Off”) and all claims against Temple-Inland for any tax refunds, tax benefits or tax related entitlements whatsoever including, but not limited to, net operating losses, whether or not related to the Spin-Off.
     6.5. Compensation. The members of the Oversight Committee shall be compensated for their reasonable fees and expenses. The OC Professionals and Special Counsel shall be entitled to reasonable compensation for services rendered and reimbursement of reasonable out-of-pocket expenses incurred. Compensation of the members of the Oversight Committee, the OC Professionals and Special Counsel shall be paid out of the Wind-Down Reserve in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court, however, monthly invoices shall be served upon the Liquidating Trustee and Oversight Committee, and such fees and expenses shall be payable absent written objection within 30 days of service in accordance with the afore-referenced. If any portion of the monthly invoice is subject to objection, the undisputed portion shall be paid and the parties shall confer in good faith to resolve any remaining objections.

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     6.6. Disputes. Any disputes between or among the Oversight Committee, its members and the Liquidation Trustee shall be resolved by the Bankruptcy Court, if so requested upon motion by any of such parties.
     6.7. Exculpation. From and after the Effective Date, the members of the Oversight Committee, the OC Professionals, Dennis Faulkner, individually and in his capacity as Chief Restructuring Officer and director of the Debtors (“Faulkner”), and the Debtors’ professionals Lain Faulkner & Co. and Haynes and Boone, LLP (the “Debtors’ Professionals”) shall be exculpated by the Estates and all Holders of Claims or Interests from any and all claims or causes of action and assertions of liability arising out of their performance of the duties conferred upon them by the Plan, the Liquidation Trust Agreement, or any orders of the Bankruptcy Court, except to the extent an act constitutes bad faith, gross negligence, willful misconduct, or actual fraud. No holder of a Claim or Interest or representative thereof shall have or pursue any claim or cause of action against the members of the Oversight Committee, the OC Professionals, Faulkner, or the Debtors’ Professionals for taking any action in accordance with the Plan, the Liquidation Trust Agreement, or to implement the provisions of the Plan or any order of the Bankruptcy Court. Nothing in this provision shall be deemed to alter the provisions of the Liquidation Trust Agreement.
     6.8. Indemnification. The Liquidation Trust shall indemnify and hold harmless (i) the members of the Oversight Committee; (ii) the OC Professionals; (iii) Faulkner; and (iv) the Debtors’ Professionals (collectively, the “OC/Debtor Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys’ fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidation Trust Agreement, the Estates or the implementation or administration of the Plan, if the OC/Debtor Indemnified Parties acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Beneficiaries, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent the Liquidation Trust indemnifies and holds harmless the OC/Debtor Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Liquidation Trustee in monitoring and participating in the defense of the claims giving rise to the right of indemnification shall be paid from the Liquidation Trust Assets.
     6.9. Dissolution. Upon dissolution of the Liquidation Trust, the Oversight Committee shall be dissolved automatically, and its members will be released and discharged from all duties and obligations arising from or related to the Liquidation Trust.
ARTICLE VII
BENEFICIARIES
     7.1. Interest Beneficial Only. The ownership of a beneficial interest in the Liquidation Trust shall not entitle any Beneficiary under the Liquidation Trust to any title in or to the Liquidation Trust Assets or to any right to call for a partition or division of the Liquidation Trust Assets or to require an accounting, except as specifically provided by this Liquidation Trust Agreement.

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     7.2. Evidence of Beneficial Interest. Ownership of a beneficial interest in the Liquidation Trust Assets shall not be evidenced by any certificate, security or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Liquidation Trust by the Liquidation Trustee.
     7.3. Registration of Beneficial Interest. The Liquidation Trustee shall cause the Register to be kept at his office or at such other place or places as may be designated by the Liquidation Trustee from time to time. The Register shall reflect the ownership of the beneficial interests of the Beneficiaries.
     7.4. Absolute Owners. The Liquidation Trustee may deem and treat the Beneficiaries reflected as the owner of a beneficial interest on the Register as the absolute owner thereof for the purposes of receiving Distributions and payments on account thereof for federal and state income tax purposes and for all other purposes whatsoever.
     7.5. Standing of Beneficiary. Except as expressly provided in the Liquidation Trust Agreement, the Plan or the Confirmation Order, a Beneficiary does not have standing to direct the Liquidation Trustee to do or not to do any act or to institute any action or proceeding at law or in equity against any party (other than the Liquidation Trustee) upon or with respect to the Liquidation Trust Assets.
     7.6. Non-Transferability. Beneficial interests in the Liquidation Trust shall not be subject to assignment or alienation, either voluntary or involuntary, other than by operation of law. A Beneficiary shall not be entitled to sell, assign, exchange, pledge or otherwise transfer or convey its beneficial interest in the Liquidation Trust or any right or interest therein.
ARTICLE VIII
TAXES
     8.1. Income Tax Status. Consistent with the Revenue Procedure 94-45, 1994-28 I.E. 124, the Liquidation Trust shall be treated as a Liquidation trust pursuant to the Treasury Regulation Section 301.7701-4(d) and as a grantor trust pursuant to Sections 671-677 of the Internal Revenue Code. As such, the Beneficiaries will be treated as the grantors of the Liquidation Trust and the deemed owners of the Liquidation Trust Assets. All items of income, deductions and credit loss of the Liquidation Trust shall be allocated for federal income tax purposes to the Beneficiaries based on their respective interests in the Liquidation Trust, including Beneficiaries holding Disputed Claims, in such manner as the Liquidation Trustee deems reasonable and appropriate. The Liquidation Trustee will consistently value the Liquidation Trust Assets and such valuation will be used for all federal income tax purposes by the Liquidation Trust and the Beneficiaries.
     8.2. Tax Returns. The Liquidation Trustee shall make such timely filing with the Internal Revenue Service, other taxing authorities, and the Beneficiaries as required under Treas. Reg. § 1.671.4 or other applicable law.

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     8.3. Withholding of Taxes Related to Liquidation Trust Operations. To the extent that the operation of the Liquidation Trust or the liquidation of the Liquidation Trust Assets creates a tax liability in excess of applicable net operating losses, the Liquidation Trust shall promptly pay such tax liability and any such payment shall be considered a cost and expense of the operation of the Liquidation Trust payable from the Liquidation Trust Assets. The Liquidation Trustee may reserve a sum, the amount of which shall be determined by the Liquidation Trustee in his sole discretion, sufficient to pay any accrued or potential tax liability of the Liquidation Trust. In the exercise of his discretion and judgment, the Liquidation Trustee may enter into agreements with taxing authorities or other governmental units settling, compromising, or otherwise establishing the amount of any tax liability of the Liquidation Trust. The foregoing notwithstanding, consistent with its status as a grantor trust, the Beneficiaries shall be responsible for the payment of federal income taxes on their allocable portion of any taxable income of the Liquidation Trust.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     9.1. Descriptive Headings. The headings contained in this Liquidation Trust Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Liquidation Trust Agreement.
     9.2. Amendment. This Liquidation Trust Agreement may not be amended except by an instrument executed by the Liquidation Trustee with the approval of the Bankruptcy Court following the Effective Date.
     9.3. Governing Law. This Liquidation Trust Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the rules of conflict of laws of the State of Texas or any other jurisdiction.
     9.4. Counterparts; Effectiveness. This Liquidation Trust Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Liquidation Trust Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.
     9.5. Severability; Validity. If any provision of this Liquidation Trust Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Liquidation Trust Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Liquidation Trust Agreement are agreed to be severable.
     9.6. No Waiver by Liquidation Trustee. No failure by the Liquidation Trustee to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof, or of any other right, power or privilege.

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     9.7. Preservation of Privilege and Defenses. In connection with the rights, claims, and Rights of Action and any objections to Disputed Claims prosecuted or resolved by the Liquidation Trustee in accordance with the Plan (including, without limitation, all defenses, counterclaims, setoffs and recoupments belonging to the Debtors), any applicable privilege or immunity of the Debtors, including, without limitation, any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral) shall vest in the Liquidation Trust.
     9.8. Prevailing Party. If the Liquidation Trust is the prevailing party in a dispute regarding the provisions of this Liquidation Trust Agreement or the enforcement thereof, the Liquidation Trust shall be entitled to collect any and all costs, expenses and fees, including attorneys’ fees, from the non-prevailing party incurred in connection with such dispute or enforcement action.
     9.9. No Bond. Notwithstanding any state law to the contrary, as except as required under Section 5.10 above, the Liquidation Trustee (including any successor Liquidation Trustee) shall be exempt from giving any bond or other security in any jurisdiction.
     9.10. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):
If the Liquidation Trustee, to:
Kenneth L. Tepper, Esq.
c/o Kildare Capital, Inc.
555 E. Lancaster Avenue
Suite 540
Radnor, PA 19087
E-mail: ktepper@kildarecapital.com
With a copy to:
Gerard S. Catalanello, Esq.
c/o Duane Morris LLP
1540 Broadway
New York, New York 10035
Email: gcatalanello@duanemorris.com
Douglas E. Spelfogel, Esq.
c/o Foley & Lardner LLP
90 Park Avenue
New York, New York 10016-1314
Email: dspelfogel@foley.com
If to Dennis Faulkner, to:
Dennis Faulkner
c/o Lain, Faulkner & Co., P.C.
400 N. Saint Paul
Suite 600
Dallas, Texas 75201
Email: dfaulkner@lainfaulkner.com
and
If to a Beneficiary:
To the name and address set forth in the Register or on the service list used for service of the Plan.
     9.11. Irrevocability. The Liquidation Trust is irrevocable.

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     9.12. Relationship to Plan. The Liquidation Trustee shall have full power and authority to take any action consistent with the purposes and provisions of the Plan. However, in the event that the provisions of this Liquidation Trust Agreement are found to be inconsistent with the provisions of the Plan, the provisions of the Plan shall control.
     9.13. Retention of Jurisdiction. As provided in Article XII of the Plan, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, but not limited to, interpreting and implementing the provisions of this Liquidation Trust Agreement.
     9.14. Successors or Assigns. The terms of the Liquidation Trust Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Liquidation Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized representatives all as of the date first above written.

GUARANTY FINANCIAL GROUP INC., (on its own behalf and on behalf of all Debtors)
By:	/s/ Dennis Faulkner
Dennis Faulkner
Chief Restructuring Officer for the Debtors

KENNETH L. TEPPER, SOLELY IN HIS CAPACITY AS LIQUIDATION TRUSTEE OF THE GFGI LIQUIDATION TRUST
Signature:

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EXHIBIT B

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LIQUIDATION TRUST AGREEMENT
     This Liquidation Trust Agreement (the “Liquidation Trust Agreement”), is being entered into as of May ___, 2011, by and between Guaranty Financial Group Inc., Guaranty Group Ventures Inc., Guaranty Holdings Inc. I, and Guaranty Group Capital Inc., debtors-in-possession in the Chapter 11 Cases (collectively, the “Debtors,” and each individually a “Debtor”) in the chapter 11 cases pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”), Case Number 09-35582-bjh (jointly administered) and Kenneth L. Tepper, in his capacity as trustee under this Liquidation Trust Agreement (the “Liquidation Trustee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed under the Plan, as defined herein. The term “Plan” as used herein shall mean Debtors’ Amended Joint Plan of Liquidation For Guaranty Financial Group Inc., et al., Under Chapter 11 of the United States Bankruptcy Code filed on February 10, 2011, including all of the modifications made thereto as set forth in that certain Stipulation Regarding Objection of Tricadia Financials Restructuring Partners, Ltd. to Debtors’ Amended Joint Plan of Liquidation Under Chapter 11 of the United States Bankruptcy Code Dated April 29, 2011. The Plan provides, inter alia, for:
     (a) The transfer (the “Transfer”) of all right, title and interest of the Debtors in the Liquidation Assets to the Liquidation Trust on the Effective Date for distribution to the holders of Allowed Claims except for the Allowed FDIC-Receiver Claims and the Allowed Professional Fee Claims (the “Beneficiaries”) pursuant to and in accordance with this Liquidation Trust Agreement, the Plan and the order confirming the Plan (the “Confirmation Order”);
     (b) The treatment of the Transfer for federal income tax purposes as a taxable sale or exchange of the Liquidation Trust Assets by the Debtors to the Beneficiaries;
     (c) The treatment for all purposes, including federal income tax purposes, of the Beneficiaries as the deemed owners of the Liquidation Trust Assets and as the grantors of the Liquidation Trust;
     (d) The treatment of the Liquidation Trust as a grantor trust for federal income tax purposes;
     (e) The valuation of the Liquidation Trust Assets by the Liquidation Trustee and the use of such valuations for all federal income tax purposes;
     (f) The management of the Liquidation Trust Assets by the Liquidation Trustee; and
     (g) The distribution of the Liquidation Trust Assets or the proceeds thereof to the Beneficiaries as set forth in the Plan, the Confirmation Order and this Liquidation Trust Agreement.
     Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

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     NOW, THEREFORE, pursuant to the Plan and the Confirmation Order and in consideration of the mutual agreements of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereby agree as follows:
ARTICLE I
DECLARATION OF TRUST
     1.1. Purpose of the Liquidation Trust. The Debtors and the Liquidation Trustee, pursuant to the Plan and the Confirmation Order and in accordance with the Bankruptcy Code, applicable tax statutes, rules and regulations, to the extent incorporated in this Liquidation Trust Agreement, hereby establish the Liquidation Trust on behalf of and for the sole benefit of the Beneficiaries and for the sole purpose of liquidating the Liquidation Trust Assets and distributing the Liquidation Trust Assets to the Beneficiaries pursuant to the Plan in accordance with Treas. Reg. § 301.7701-4(d). The Liquidation Trust has no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the sole purpose of the Liquidation Trust. It shall not be the objective or purpose of this Liquidation Trust to, and the Liquidation Trustee shall have no authority to, conduct a trade or business except as reasonable and necessary to, and consistent with, the liquidation of the Liquidation Trust Assets. In particular, the Liquidation Trust, through the Liquidation Trustee, will do the following: (a) accept and place all Liquidation Trust Assets into the Liquidation Trust; (b) to the extent feasible, reduce all remaining Liquidation Trust Assets, including, but not limited to, Rights of Action, to Cash; (c) object to and resolve all Disputed Claims; (d) make all Distributions in accordance with the Plan to the extent such Distributions are to be made from the Liquidation Trust Assets; (e) retain professionals and other agents; and (f) take such steps as are reasonable and necessary to accomplish the Liquidation Trust’s purpose, all as provided in, and subject to the terms and provisions of, the Plan, the Confirmation Order and this Liquidation Trust Agreement. The Liquidation Trust Assets shall be held for the exclusive and sole benefit of the Beneficiaries and shall only be used to fund Distributions to such Beneficiaries in accordance with the Plan and to fund payment of costs, fees, and expenses incurred in connection with the administration of the Liquidation Trust or the Plan.
     1.2. Rights of Debtors. The Debtors shall have no claim to or right or interest in, whether direct, residual, contingent or otherwise, in the Liquidation Trust Assets once such assets have been transferred to the Liquidation Trust.
     1.3. Name of the Liquidation Trust. The Liquidation Trust established hereby shall be known as the “GFGI Liquidation Trust.” In connection with the exercise of his powers, the Liquidation Trustee may use the name or such variation thereof as he sees fit, and may transact the affairs of the Liquidation Trust in such name.
     1.4. Transfer of Assets to Create Liquidation Trust. Effective as of the Effective Date, the Debtors hereby grant, release, assign, transfer, convey and deliver to the Liquidation Trustee and his successors, to be held in trust and to be applied as specified in the Plan, the Confirmation Order, and this Liquidation Trust Agreement the Liquidation Trust Assets. Through the transfer of each Estate’s assets, and except as otherwise provided herein or in the Plan, such assets are

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Liquidation Trust Assets and the Liquidation Trust has the sole and exclusive right, title and interest in and possession of the Liquidation Trust Assets.
     1.5. Acceptance by Liquidation Trustee. The Liquidation Trustee hereby accepts and confirms the following: (a) the appointment to serve as Liquidation Trustee; (b) the Transfer of the Liquidation Trust Assets, and all right, title and interest therein, to the Liquidation Trust; and (c) the obligations and duties imposed on him by this Liquidation Trust Agreement. The Liquidation Trustee agrees to receive, hold, administer and distribute the Liquidation Trust Assets and the income derived therefrom, and to reconcile, administer and satisfy all Claims, with the exception of the FDIC-Receiver Claims and Professional Fee Claims, pursuant to the terms of the Plan, the Confirmation Order and this Liquidation Trust Agreement.
ARTICLE II
TERMINATION OF TRUST
     2.1. Maximum Term. The Liquidation Trust shall terminate no later than the third anniversary of the Effective Date (the “Initial Liquidation Trust Term”); provided, however, that, if necessary to accomplish the Liquidation purpose of the Liquidation Trust, the Liquidation Trustee may extend the term of the Liquidation Trust for up to an additional two years (the “Supplemental Liquidation Trust Term”) by (a) filing a notice of his intent to extend the term of the Liquidation Trust with the Bankruptcy Court, (b) serving such notice on the United States Trustee, (c) providing the United States Trustee at least ten (10) days to object to the requested extension prior to the termination of the Initial Liquidation Trust Term, and (d) receiving approval for the Supplemental Liquidation Trust Term from the Bankruptcy Court within six months of the beginning of the Supplemental Liquidation Trust Term. The Liquidation Trustee may, if the Initial Liquidation Trust Term has expired, seek entry of an order from the Bankruptcy Court providing for a reinstatement and implementation of the Supplemental Liquidation Trust Term. In addition, notwithstanding anything contained herein to the contrary, the Liquidation Trustee may seek additional extensions beyond the referenced terms from the Bankruptcy Court for good cause shown. That term shall automatically be extended through ninety (90) days after a final determination by the Court that the applicable term has expired.
     2.2. Winding Up and Discharge of the Liquidation Trustee. For purposes of winding up the affairs of the Liquidation Trust at its termination, the Liquidation Trustee shall continue to act as Liquidation Trustee until his duties have been fully discharged. After doing so, the Liquidation Trustee, his agents, professionals and employees, if any, shall have no further duties or obligations hereunder, except as required by this Liquidation Trust Agreement, the Plan, the Confirmation Order or applicable law concerning the termination of a trust.
ARTICLE III
OBLIGATIONS OF THE LIQUIDATION TRUSTEE
3.1. Establishment and Maintenance of Accounts, Reserves and Escrows.
3.1.1. Initial Establishment of Accounts and Reserves. On the Effective Date or as soon thereafter as practicable, the Liquidation Trustee shall establish the following accounts and reserves:

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(a) Distribution Fund: One or more general accounts (the “Distribution Fund”) into which shall be deposited, to the extent sufficient assets are available, Cash for Distributions to the Beneficiaries pursuant to this Liquidation Trust Agreement and the Plan.
(b) Disputed Claims Reserve: An account or accounts, designated as a “Disputed Claims Reserve,” as described more fully in Section 3.2 below (the “Disputed Claims Reserve”).
(c) Wind-Down Reserve Account: An account, designated as a “Wind-Down Reserve Account,” as described more fully in Section 3.3 below.
3.1.2. Subsequent Establishment of Accounts, Reserves and Escrows. On or after the Effective Date, the Liquidation Trustee (i) shall establish and maintain such additional accounts, reserves and escrows, to the extent sufficient assets are available, as may be required by applicable law or by order of a court of competent jurisdiction, and (ii) may establish and maintain such additional accounts, reserves and escrows as he deems necessary or desirable to carry out the provisions of the Plan and this Liquidation Trust Agreement.
3.1.3. Amounts Deposited in Reserves. The amounts to be initially deposited in the reserves shall be established by the Liquidation Trustee consistent with the terms of the Plan. Changes in the amounts maintained in the reserves may be made at any time thereafter in the discretion of the Liquidation Trustee. The Wind-Down Reserve Account shall be maintained at Wilmington Trust Company FSB (“WTC”). In addition, all funds collected and/or maintained by the Liquidation Trust as provided under this Liquidating Trust Agreement and Section 3 shall be maintained in an account at WTC.
3.2. Disputed Claims Reserve.
3.2.1. Prior to making each of the Distributions under the Plan, the Liquidation Trustee shall create and fund, to the extent that sufficient assets are available, one or more, as appropriate, Disputed Claims reserves (the “Disputed Claims Reserves”) with an amount of Cash equal to the Distributions to which holders of Disputed Claims would be entitled under the Plan as of such date if such Disputed Claims were Allowed Claims; provided, however, that the Liquidation Trustee may at any time file a motion(s) pursuant to section 502(c) of the Bankruptcy Code for an order(s) estimating and limiting the amount of Cash which shall be deposited in any Disputed Claims Reserve in respect of any Disputed Claims, with notice and an opportunity to be heard to the affected holders of such Disputed Claims.
3.2.2. After a Final Order has been entered or other final resolution has been reached with respect to any Disputed Claim for which Cash was reserved in a Disputed Claims Reserve, the balance, if any, of Cash remaining in such Disputed Claims Reserve on account of such Claim, after making the Distribution, if any, to which the holder of such Claims became entitled by virtue of such Final Order or other final resolution, shall be transferred to the Distribution Fund.

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3.3. Wind-Down Reserve Account.
3.3.1. On the Effective Date (or as soon thereafter as practicable), the Liquidation Trustee shall, pursuant to and consistent with the provisions of the Plan, establish the Wind-Down Reserve Account, which shall be funded with such amounts as the Liquidation Trustee determines in its discretion are necessary and appropriate to cover the estimated costs of the Liquidation Trustee in connection with its duties and obligations under the Liquidation Trust Agreement and the Plan, Plan administration costs, costs of holding and liquidation any non-Cash property, and prosecution of any and all Rights of Action and other litigation consistent with this Liquidation Trust Agreement and the Plan, including, but not limited to, taxes and professional fees, and sufficient reserves to cover such costs going forward, provided that the Wind-Down Reserve Account shall initially be funded with $5.0 million and shall thereafter maintain a minimum funding balance of not less than $2.5 million unless otherwise directed by the Oversight Committee. The Wind-Down Reserve Account shall be administered pursuant to the Plan and this Liquidation Trust Agreement for purposes of providing funds necessary to cover the ordinary and reasonable costs, expenses and obligations to be incurred in administering the Liquidation Trust and the Plan as provided for hereunder and under the Plan.
3.3.2. In connection with making a Distribution of Cash or other assets under the Plan, if the Liquidation Trustee determines, in his sole discretion, that any excess Cash is available from the Wind-Down Reserve Account (the “Excess Wind-Down Reserve Amount”), the Liquidation Trustee may transfer the Excess Wind-Down Reserve Amount to the Distribution Fund for subsequent Distribution to the Beneficiaries pursuant to the terms of the Plan.
3.4. Use of Assets. All Cash or other property held or collected by the Liquidation Trustee shall be used solely for the purposes contemplated by the Plan or this Liquidation Trust Agreement.
3.5. Distributions. The Liquidation Trustee will distribute at least annually to the Beneficiaries any net income of the Liquidation Trust plus all net proceeds from the liquidation of the Liquidation Trust Assets provided that the Wind-Down Reserve Account shall maintain such minimum funds as provided for in Section 3.3.1 of this Liquidation Trust Agreement and such distributions hereunder shall be in excess of the amounts reasonably necessary to maintain the value of the Liquidation Trust Assets or to meet claims or contingent liabilities (including Disputed Claims).

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ARTICLE IV
POWERS AND DUTIES OF THE LIQUIDATION TRUSTEE
     4.1. Duties of Liquidation Trustee. The Liquidation Trustee shall have such duties and responsibilities as are specified in the Plan, the Confirmation Order and this Liquidation Trust Agreement.
     4.2. Authority of Liquidation Trustee. Subject to Section 6.3.3 herein, the Liquidation Trust and the Liquidation Trustee, as the representative of each Estate, shall be vested with the property, rights, interests, and powers of the Debtors as specified hereunder, in the Plan or the Confirmation Order. The Liquidation Trustee shall make continuing efforts to dispose of the Liquidation Trust Assets, make timely distributions and not unduly prolong the duration of the Liquidation Trust. Consistent with this Section 4.2, the Liquidation Trustee’s rights and authority include, without limitation, all of the following, to be rendered under the oversight and in consultation with the Oversight Committee as provided under Section 6.3.3 below:
4.2.1. exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any officer, director or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders; including, without limitation, amendment of the certificates of incorporation and by-laws of the Debtors, merger of any Debtor into another Debtor and the dissolution of any Debtor;
4.2.2. maintain escrows and other accounts, make Distributions and take other actions consistent with the Plan and the implementation hereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in the name of the Debtors or the Liquidation Trustee, even in the event of the dissolution of the Debtors;
4.2.3. collect, receive, control, manage and dispose of all Liquidation Trust Assets pursuant to the Plan for the benefit of the Beneficiaries who may receive Distributions under the Plan and administer the winding-up of the affairs of the Debtors including, but not limited to, closing the Chapter 11 Cases;
4.2.4. act as custodian of the Liquidation Trust Assets and liquidate and reduce such assets to Cash at such time as the Liquidation Trustee deems appropriate to accomplish the purpose of the Liquidation Trust, in accordance with the terms of the Plan and the Liquidation Trust Agreement;
4.2.5. calculate and pay all Distributions required or permitted to be made under the Plan, this Liquidation Trust Agreement and/or orders of the Bankruptcy Court;
4.2.6. employ, supervise and compensate attorneys, accountants, financial advisors and other professionals or other persons retained to represent the interests of and serve on behalf of the Liquidation Trust (the “Trust Professionals”), and waive any conflicts of interest as deemed necessary or appropriate in his discretion. The

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Liquidation Trustee may commit the Liquidation Trust to and shall pay such Trust Professionals reasonable compensation for services rendered and expenses incurred. A law firm or other professional shall not be disqualified from being employed by the Liquidation Trustee solely because of its current or prior retention as counsel or professional to the Debtors in the Chapter 11 Cases;
4.2.7. file such tax returns as may be required by federal, state or local taxing authorities and consistent with the treatment of the Liquidation Trust as a grantor trust for federal income tax purposes;
4.2.8. subject to Section 6.3.3 of this Liquidation Trust Agreement, object to or seek to recharacterize, reclassify or subordinate Claims filed against any of the Debtors or their Estates, excluding the FDIC-Receiver Claims and the Professional Fee Claims, on any basis, and, to defend, compromise and/or settle any Claims without the necessity of approval of the Bankruptcy Court, and/or to seek Court approval for any Claims settlements, to the extent thought appropriate by the Litigation Trustee or to the extent such approval is required by prior order of the Bankruptcy Court;
4.2.9. seek estimation of contingent or unliquidated Claims, excluding the FDIC-Receiver Claims and the Professional Fee Claims, under section 502(c) of the Bankruptcy Code;
4.2.10. seek determination of tax liability under section 505 of the Bankruptcy Code except to the extent such right has been assigned to the FDIC-Receiver under the Plan;
4.2.11. subject to Section 6.3.3 of this Liquidation Trust Agreement, prosecute, settle, dismiss, abandon or otherwise dispose of turnover actions under sections 542 and 543 of the Bankruptcy Code;
4.2.12. subject to Section 6.3.3 of this Liquidation Trust Agreement, prosecute, settle, dismiss, abandon or otherwise dispose of any and all Rights of Action or any and all other matters of the Debtors or their Estates that it retains pursuant to Article X of the Plan, including, without limitation, all Rights of Action arising under sections 510(c), 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code in accordance with section 1123(b)(3)(B) of the Bankruptcy Code;
4.2.13. invest Cash in accordance with § 345 of the Bankruptcy Code or as otherwise permitted by a Final Order of the Bankruptcy Court and as deemed appropriate by the Liquidation Trustee;
4.2.14. collect any accounts receivable or other claims and assets of the Debtors or the Estates not otherwise disposed of pursuant to the Plan;
4.2.15. enter into any agreement or execute any document required by or consistent with the Plan and perform all of the obligations of the Debtors or the Liquidation Trustee thereunder;

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4.2.16. pay all expenses and make other necessary payments relating to the Liquidation Trust Assets;
4.2.17. utilize trust assets to purchase or create and carry all appropriate insurance policies and pay all insurance premiums and costs it deems necessary or advisable to insure the acts and omissions of the Liquidation Trustee;
4.2.18. seek the examination of any entity under Bankruptcy Rule 2004;
4.2.19. perform any and all acts necessary or appropriate for the conservation and protection of the Liquidation Trust Assets;
4.2.20. maintain appropriate books and records (including financial books and records);
4.2.21. such other actions as may be reasonably required in furtherance of the Liquidation Trustee’s duties and responsibilities under this Liquidation Trust Agreement and the Plan;
4.2.22. pay fees incurred pursuant to 28 U.S.C. § 1930(a)(6) and to file with the Bankruptcy Court and serve on the United States Trustee monthly financial reports until such time as such reports are no longer required, a Final Decree is entered closing these Cases or the Cases are converted or dismissed, or the Bankruptcy Court orders otherwise; and
4.2.23. file with the Bankruptcy Court and serve upon the Post-Confirmation Service List, within 25 days after the end of each month, a monthly report setting forth (i) the receipt and disposition by the Liquidation Trustee of property of the Estates or the Debtors during the prior month, including the disposition of funds in the Liquidation Trust, the Wind-down Reserve and Distribution Fund; (ii) all Disputed Claims resolved by the Liquidation Trustee during such period and all remaining Disputed Claims; (iii) all known material Liquidation Trust Assets remaining to be disposed of; (iv) the status of Rights of Action and other causes of action; (v) an itemization of all expenses the Liquidation Trustee anticipates will become due and payable within the subsequent three months; and (vi) the Liquidation Trustee’s forecast of cash receipts and expenses for the subsequent three months; and take any and all other actions necessary or appropriate to implement or consummate the Plan and the provisions of this Liquidation Trust Agreement.
     4.3. Limitations on the Liquidation Trustee. Notwithstanding anything in this Liquidation Trust Agreement to the contrary, the Liquidation Trustee, in his capacity as such, shall not do or undertake any of the following: (i) guaranty any debt; (ii) loan Liquidation Trust Assets; (iii) purchase Liquidation Trust Assets from the Liquidation Trust; (iv) transfer Liquidation Trust Assets to another trust with respect to which the Liquidation Trustee serves as trustee; or (v) except as otherwise reasonably necessary to maintain the value of the Liquidation Trust Assets and to further the Liquidation purpose of the Liquidation Trust, invest Liquidation Trust Assets other than in short-term, liquid investments, such as bank demand and time deposits, short-term bank or saving institution certificates of deposit or Treasury Bills.

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     4.4. Liquidation Trustee and Conflicts of Interest. If the Liquidation Trustee determines, in the exercise of his reasonable discretion, that he has a material conflict of interest with respect to the settlement of a Claim, the resolution or prosecution of a Right of Action or any other matter, the Liquidation Trustee shall notify the Oversight Committee, who may select a designee to act on behalf of the Liquidation Trust solely with respect to such matter (the “Designee”), with such Designee’s authority to act on behalf of the Liquidation Trust to terminate upon the matter’s conclusion. If the Designee files a pleading, motion or other filing with a court or tribunal on behalf of the Liquidation Trust, it shall do so in its own name as “Designee of the GFGI Liquidation Trust.”
     4.5. Register of Beneficiaries. The Liquidation Trustee shall obtain the Claims Register as of the initial Distribution Date from the Clerk and shall use the Claims Register to identify the names, addresses, and amounts of Claims of the Beneficiaries (the “Liquidation Register”). The Liquidation Trustee shall maintain the Liquidation Register , and shall add thereto information regarding whether each Claim of each Beneficiary is Allowed or Disallowed , and any informational changes to the Liquidation Register will be made upon notification proper under this Liquidation Trust Agreement submitted to the Liquidation Trustee. The Liquidation Trustee shall not be liable for relying on the accuracy of the Liquidation Register, provided that he has properly maintained the Register in accordance with this Liquidation Trust Agreement.
     4.6. Books and Records. The Liquidation Trustee also shall maintain in respect of the Liquidation Trust and the Beneficiaries, books and records relating to the Liquidation Trust Assets and income realized therefrom and the payment of expenses of and claims against or assumed by the Liquidation Trust in such detail and for such period of time as may be necessary to enable him to make full and proper reports in respect thereof. Such books and records shall be maintained in a manner consistent with the Plan and this Liquidation Trust Agreement. Except as expressly provided in this Liquidation Trust Agreement, the Plan or the Confirmation Order, nothing in the Liquidation Trust Agreement is intended to require the Liquidation Trustee to file any accounting or seek approval of any court with respect to the administration of the Liquidation Trust, or as a condition for making any payment or distribution out of the Liquidation Trust Assets.
     4.7. Tax Returns. The Liquidation Trustee shall file such tax returns as may be required by federal, state or local taxing authorities and consistent with the treatment of the Liquidation Trust as a grantor trust for federal income tax purposes. The Liquidation Trustee shall file federal income tax returns consistent with and pursuant to §1.671-4(a) of the Income Tax Regulations.
     4.8. Final Accounting of Liquidation Trustee. The Liquidation Trustee shall within ninety days after the termination of the Liquidation Trust or his resignation, removal, liquidation or death (in which case, the obligation contained in this Section shall pass to the Liquidation Trustee’s estate), render a final accounting containing at least the following information:
4.8.1. A description of the Liquidation Trust Assets and their disposition;

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4.8.2. A summarized accounting in sufficient detail of all gains, losses, receipts, disbursements and other transactions in connection with the Liquidation Trust and the Liquidation Trust Assets during the Liquidation Trustee’s term of service, including their source and nature;
4.8.3. Separate entries for all receipts of principal and income;
4.8.4. The ending balance of all Liquidation Trust Assets as of the date of the Liquidation Trustee’s accounting, including the Cash balance on hand and the name and location of the depository where it is kept;
4.8.5. All known liabilities owed by the Liquidation Trust; and
4.8.6. The then current Register of Allowed and Disputed Claims.
     The final accounting shall be filed with the Bankruptcy Court.
ARTICLE V
APPOINTMENT, RESIGNATION/REMOVAL, COMPENSATION AND
LIABILITY OF LIQUIDATION TRUSTEE
     5.1. Appointment. The Liquidation Trustee is Kenneth L. Tepper, who shall act hereunder solely in his capacity as Liquidation Trustee of the GFGI Liquidation Trust and not otherwise.
     5.2. Resignation. The Liquidation Trustee may resign by giving not less than thirty (30) days’ prior written notice thereof to the Post-Confirmation Service List; provided, however, that such resignation shall not become effective until the appointment and Bankruptcy Court approval of a successor Liquidation Trustee in accordance with Section 5.4 hereof. If a Liquidation Trustee resigns from its position hereunder, subject to a final accounting, such Liquidation Trustee, including its professionals, attorneys, and advisors, shall be entitled to all accrued but unpaid fees, expenses, and other compensation to the extent incurred, arising or relating to events occurring before such resignation, and any out-of-pocket expenses reasonably incurred in connection with the transfer of all powers and duties to the successor Liquidation Trustee.
     5.3. Removal. At any time upon the request of the Oversight Committee and/or a party-in-interest through a motion filed in the Bankruptcy Court, the Bankruptcy Court may remove the Liquidation Trustee for “Cause.” For purposes of this Section 5.3, “Cause” shall mean: (a) an act of fraud, embezzlement, or theft in connection with the Liquidation Trustee’s duties or in the course of his employment in such capacity, (b) the intentional wrongful damage to the Liquidation Trust Assets, (c) the intentional wrongful disclosure of confidential information of the Liquidation Trust resulting in material harm to the Liquidation Trust, (d) gross negligence by the Liquidation Trustee in connection with the performance of his duties under this Liquidation Trust Agreement, or (e) the unanimous decision of the Oversight Committee. Unless the Bankruptcy Court orders immediate removal, the Liquidation Trustee shall continue to serve until a successor Liquidation Trustee is appointed, and such appointment becomes

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expenses reasonably incurred in connection with the transfer of all powers and duties to the successor Liquidation Trustee.
effective, in accordance with Section 5.4 hereof. If the Liquidation Trustee is removed for Cause (other than pursuant to clause (e) above), such Liquidation Trustee shall not be entitled to any accrued but unpaid fees, expenses or other compensation under this Liquidation Trust Agreement or otherwise. If the Liquidation Trustee is unwilling or unable to serve (i) by virtue of his inability to perform his duties under this Liquidation Trust Agreement due to death, illness, or other physical or mental disability, or (ii) for any other reason whatsoever other than for Cause, subject to a final accounting, such Liquidation Trustee shall be entitled to all accrued but unpaid fees, expenses, and other compensation, to the extent incurred, arising or relating to events occurring before his removal or resignation, and to any out-of-pocket expenses reasonably incurred in connection with the transfer of all powers and duties and all rights to any successor Liquidation Trustee.
     5.4. Appointment of Successor Liquidation Trustee. In the event of a vacancy by reason of resignation of the Liquidation Trustee, the Oversight Committee shall designate the successor Liquidation Trustee, without further order of the Court, by providing 30 days written notice to the Post-Confirmation Service List provided that the successor Liquidation Trustee is appointed pursuant to the Liquidation Trust Agreement. In the event of vacancy for any other reason, including the death or immediate removal of the Liquidation Trustee or prospective vacancy by reason of removal, the Oversight Committee shall have the right to designate the successor Liquidation Trustee, by providing 30 days written notice to the Post-Confirmation Service List provided that no objection is interposed within such period and the successor Liquidation Trustee is appointed pursuant to the Liquidation Trust Agreement. In the event of an objection to the appointment of the successor Liquidation Trustee, the Bankruptcy Court shall be vested with final authority to appoint the successor Liquidation Trustee consistent with the best interests of the Beneficiaries of the Liquidation Trust. No successor Liquidation Trustee shall in any event have any liability or responsibility for the acts or omissions of any of his or her predecessors. Every successor Liquidation Trustee shall execute, acknowledge and file with the Bankruptcy Court and deliver to the Post-Confirmation Service List an instrument in writing accepting such appointment hereunder, and thereupon such successor Liquidation Trustee, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor.
     5.5. Continuity. The death, resignation or removal of the Liquidation Trustee shall not terminate the Liquidation Trust or revoke any existing agency (other than any agency of such Liquidation Trustee as a Liquidation Trustee) created pursuant to the Liquidation Trust Agreement or invalidate any action theretofore taken by the Liquidation Trustee, and the successor Liquidation Trustee agrees that the provisions of the Liquidation Trust Agreement shall be binding on and inure to the benefit of each successor Liquidation Trustee and all his heirs and legal and personal representatives, successors or assigns. In the event of the resignation or removal of the Liquidation Trustee, such Liquidation Trustee shall (a) execute and deliver by the effective date of his resignation or removal such documents, instruments and other writings as may be reasonably required to effect the termination of such Liquidation Trustee’s capacity under this Liquidation Trust Agreement and (b) assist and cooperate in effecting the assumption of such Liquidation Trustee’s obligations and functions by the successor Liquidation Trustee. If, for any reason, the Liquidation Trustee fails to execute the documents described in clause (a) of the preceding sentence, the Bankruptcy Court may enter such orders as are necessary to effect termination of such Liquidation Trustee’s capacity under this Liquidation Trust Agreement.

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     5.6. Compensation. The Liquidation Trustee shall be compensated as follows: (a) Twenty-five Thousand Dollars ($25,000) per month payable monthly, and (b) two percent (2%) of the Net Recovery (as defined below) payable at the conclusion of any litigation with respect to Temple-Inland Claims (as defined below). In addition, the Liquidation Trustee shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred. Any Trust Professionals and any agents retained or utilized by the Liquidation Trustee shall be entitled to reasonable compensation for services rendered and reimbursement of reasonable out-of-pocket expenses incurred. Compensation of the Liquidation Trustee and the Trust Professionals shall be paid out of the Wind-Down Reserve. After the Effective Date, the payment of the fees and expenses of the Liquidation Trustee and his agents, financial advisors, attorneys, consultants, independent contractors, representatives and other Trust Professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court, however, monthly invoices shall be served upon the Oversight Committee and Liquidating Trustee, and such fees and expenses shall be payable absent written objection within 30 days of service in accordance with the afore-referenced. If any portion of the monthly invoice is subject to objection, the undisputed portion shall be paid and the parties shall confer in good faith to resolve any remaining objections. Any successor Liquidation Trustee shall receive such reasonable compensation and reimbursement of expenses in the same manner as the initial Liquidation Trustee. “Net Recovery” means any amounts obtained by the Liquidation Trust on account of or with respect to any Rights of Action (as such term is defined below) relating solely to the Temple-Inland Claims (as defined in Article 6 below), less the amounts of all fees and costs paid by the Liquidation Trust to prosecute such claims.
     5.7. Exculpation. From and after the Effective Date, the Liquidation Trustee and the Trust Professionals shall be exculpated by the Estates and all Holders of Claims or Interests from any and all claims or causes of action and assertions of liability arising out of their performance of the duties conferred upon them by the Plan, the Liquidation Trust Agreement, or any orders of the Bankruptcy Court, except to the extent an act constitutes bad faith, gross negligence, willful misconduct, or actual fraud. No holder of a Claim or Interest or representative thereof shall have or pursue any claim or cause of action against the Liquidation Trustee or its professionals for taking any action in accordance with the Plan, the Liquidation Trust Agreement, or to implement the provisions of the Plan or any order of the Bankruptcy Court. Nothing in this provision shall be deemed to alter the provisions of the Liquidation Trust Agreement.
     5.8. Indemnification. The Liquidation Trust shall indemnify and hold harmless (i) the Liquidation Trustee and (ii) the Trust Professionals (collectively, the “Trustee Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys’ fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidation Trust Agreement, the Estates or the implementation or administration of the Plan, if the Trustee Indemnified Parties acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Beneficiaries, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent the Liquidation Trust indemnifies and holds harmless the Trustee Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Liquidation Trustee in monitoring and participating in the defense of the claims giving rise to the right of indemnification shall be paid from the Liquidation Trust Assets.

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     5.9. Insurance. The Liquidation Trustee shall be authorized to obtain all reasonably necessary insurance coverage for himself, the Trust Professionals, the members of the Oversight Committee, the OC Professionals and Special Counsel, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Liquidation Trust, and (ii) the liabilities, duties and obligations of the Liquidation Trustee and the Trust Professionals (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Liquidation Trustee, remain in effect for a reasonable period after the conclusion of the Liquidation Trustee’s service.
     5.10. Bond and Affidavit of No Conflicts. As a condition to qualifying as Liquidation Trustee hereunder, the Liquidation Trustee shall obtain a bond payable to the Liquidation Trust in the amount of $10 million and shall maintain a bond in the amount of 2 times cash on hand until the within Trust is dissolved, all cash and assets have been disbursed, and the Oversight Committee has confirmed that the Liquidation Trustee has concluded his (or her) duties and obligations hereunder. In addition, the Liquidation Trustee shall file with the Bankruptcy Court an affidavit disclosing any connections with the major constituents in these cases, Tricadia, and potential defendants to any of the Rights of Action, and certifying that he has no conflicts of interest.
     5.11. Reliance by Liquidation Trustee. The Liquidation Trustee may rely, and shall be fully protected in acting or refraining from acting if he relies, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that the Liquidation Trustee reasonably believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies, e-mails and telexes, to have been sent by the proper party or parties, and the Liquidation Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein. The Liquidation Trustee may consult with counsel and other professionals with respect to matters in their area of expertise, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or not taken by the Liquidation Trustee. The Liquidation Trustee shall be entitled to rely upon the advice of such professionals in acting or failing to act, and shall not be liable for any act taken or not taken in reliance thereon. The Liquidation Trustee shall have the right at any time to seek and rely upon instructions from the Bankruptcy Court concerning this Liquidation Trust Agreement, the Plan, the Confirmation Order or any other document executed in connection therewith, and the Liquidation Trustee shall be entitled to rely upon such instructions in acting or failing to act and shall not be liable for any act taken or not taken in reliance thereon. The Liquidation Trustee may rely upon the Debtors’ filed schedules and statements of financial affairs and all other information provided by the Debtors or their representatives to the Liquidation Trustee concerning Claims filed against the Debtors, and their reconciliation and documents supporting such reconciliation.

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     5.12. Reliance by Persons Dealing with the Liquidation Trustee. In the absence of actual knowledge to the contrary, any person dealing with the Liquidation Trustee shall be entitled to rely on the authority of the Liquidation Trustee to act on behalf of the Liquidation Trust and shall have no obligation to inquire into the existence of such authority.
ARTICLE VI
OVERSIGHT COMMITTEE
     6.1. Establishment. There is hereby established an Oversight Committee (the “Oversight Committee”), which shall have the responsibilities and duties, and shall consider certain actions, all as specified in this Liquidation Trust Agreement. The Liquidation Trustee shall report to the Oversight Committee in connection with the prosecution and settlement of any matters retained by the Liquation Trust and consistent with this Liquidation Trust Agreement.
     6.2. Composition. The Oversight Committee shall consist of three members, as follows: one member (the “WTC Appointee”) shall initially be appointed by WTC; one member (the “Creditor Appointee”) shall initially be appointed by Tricadia Financials Restructuring Partners, Ltd. (“Tricadia”); and one member (the “Joint Appointee”) shall initially be appointed by mutual agreement of the WTC Appointee and the Creditor Appointee. Tricadia agrees that it will not serve on the Oversight Committee or appoint a representative affiliated with Tricadia. Nothing herein shall preclude WTC from serving on the Oversight Committee. The WTC Appointee may be removed at any time by WTC, with or without cause. Any replacement of a WTC Appointee shall be appointed by WTC in its discretion; any replacement of a Creditor Appointee shall be appointed by unanimous agreement of the Liquidation Trustee, the WTC Appointee and Joint Appointee; and any replacement of a Joint Appointee shall be appointed by mutual agreement of the WTC Appointee and the Creditor Appointee (or its replacement as applicable).
     6.3. Rights, Obligations and Duties. The Oversight Committee shall have the following rights, obligations and duties:
6.3.1. To appear and be heard in Bankruptcy Court, as necessary;
6.3.2. To articulate the Oversight Committee’s position in the event the Liquidation Trustee brings a dispute with the Oversight Committee to the Bankruptcy Court for resolution, or the Oversight Committee concludes it should bring a dispute with the Liquidation Trustee to the Bankruptcy Court for resolution;
6.3.3. To consult with the Liquidation Trustee and its professionals regarding prosecution by the Liquidation Trustee of any Temple-Inland Claims and any Rights of Action, to approve the settlement of any Temple-Inland Claims and any Rights of Action where the amounts in controversy are individually in excess of One Hundred Thousand Dollars ($100,000), and to approve, settle, or compromise any disputed Claims filed or scheduled in these cases;
6.3.4. To remove the Liquidation Trustee as provided in Section 5.3 hereof;
6.3.5. To appoint a replacement Liquidation Trustee, including pursuant to Section 5.4 hereof; and

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6.3.6. To remove or terminate the engagement of OC Professionals, Trust Professionals or Special Counsel.
Decisions of the Oversight Committee shall require the vote of a majority of the members of the Oversight Committee; provided, however, that decisions with respect to the matters set forth in Sections 6.3.2, 6.3.4, 6.3.5 and 6.3.6 shall require the unanimous vote of the members of the Oversight Committee. Meetings of the Oversight Committee may be called by any member thereof or by the Oversight Committee’s attorneys, on such reasonable notice, and in such reasonable manner as the Oversight Committee may deem advisable. Any member of the Oversight Committee may designate a proxy from within his or her organization, or another member of the Committee, for all such meetings. The Oversight Committee may adopt such procedures with respect to its operation and governance, consistent with this Liquidation Trust Agreement, as it deems advisable.
     6.4. Appointment of OC Professionals and Special Counsel. The WTC Appointee shall have the right to designate attorneys (and, if appropriate, a financial advisor) to represent the interests of and serve on behalf of the Oversight Committee (the “OC Professionals”), and to waive any conflicts of interest as deemed necessary or appropriate in its discretion. If applicable, the OC Professionals shall coordinate and cooperate with the Trust Professionals in the time leading up to the filing of any complaint with respect to, and the during the prosecution of, any Temple-Inland Claims, in a support role (but not as lead counsel to the Liquidation Trustee) to insure the efficient communication of information and to assist in the preparation and prosecution of any complaint regarding the Temple-Inland Claims. In addition, the WTC Appointee shall have the right to designate special counsel (“Special Counsel”) to the Liquidation Trustee with respect to prosecution and defense of all Rights of Action excluding the Temple-Inland Claims, and motions objecting to and/or seeking to recharacterize, reclassify or subordinate Claims filed against any of the Debtors or their Estates (including motions for estimation or turnover, and related discovery motions) in furtherance of the Liquidation Trustee’s powers under Article 4 of this Liquidating Trust Agreement. The OC Professionals, Special Counsel and Trust Professionals shall use their commercially reasonable efforts to cooperate with each other and avoid duplication of services. For purposes hereof, “Temple-Inland Claims” shall mean all claims related to the divestiture of GFG and Forestar Real Estate Group, Inc. (“Forestar”) from Temple-Inland (the “Spin-Off”) and all claims against Temple-Inland for any tax refunds, tax benefits or tax related entitlements whatsoever including, but not limited to, net operating losses, whether or not related to the Spin-Off.
     6.5. Compensation. The members of the Oversight Committee shall be compensated for their reasonable fees and expenses. The OC Professionals and Special Counsel shall be entitled to reasonable compensation for services rendered and reimbursement of reasonable out-of-pocket expenses incurred. Compensation of the members of the Oversight Committee, the OC Professionals and Special Counsel shall be paid out of the Wind-Down Reserve in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court, however, monthly invoices shall be served upon the Liquidating Trustee and Oversight Committee, and such fees and expenses shall be payable absent written objection within 30 days of service in accordance with the afore-referenced. If any portion of the monthly invoice is subject to objection, the undisputed portion shall be paid and the parties shall confer in good faith to resolve any remaining objections.

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     6.6. Disputes. Any disputes between or among the Oversight Committee, its members and the Liquidation Trustee shall be resolved by the Bankruptcy Court, if so requested upon motion by any of such parties.
     6.7. Exculpation. From and after the Effective Date, the members of the Oversight Committee, the OC Professionals, Dennis Faulkner, individually and in his capacity as Chief Restructuring Officer and director of the Debtors (“Faulkner”), and the Debtors’ professionals Lain Faulkner & Co. and Haynes and Boone, LLP (the “Debtors’ Professionals”) shall be exculpated by the Estates and all Holders of Claims or Interests from any and all claims or causes of action and assertions of liability arising out of their performance of the duties conferred upon them by the Plan, the Liquidation Trust Agreement, or any orders of the Bankruptcy Court, except to the extent an act constitutes bad faith, gross negligence, willful misconduct, or actual fraud. No holder of a Claim or Interest or representative thereof shall have or pursue any claim or cause of action against the members of the Oversight Committee, the OC Professionals, Faulkner, or the Debtors’ Professionals for taking any action in accordance with the Plan, the Liquidation Trust Agreement, or to implement the provisions of the Plan or any order of the Bankruptcy Court. Nothing in this provision shall be deemed to alter the provisions of the Liquidation Trust Agreement.
     6.8. Indemnification. The Liquidation Trust shall indemnify and hold harmless (i) the members of the Oversight Committee; (ii) the OC Professionals; (iii) Faulkner; and (iv) the Debtors’ Professionals (collectively, the “OC/Debtor Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys’ fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidation Trust Agreement, the Estates or the implementation or administration of the Plan, if the OC/Debtor Indemnified Parties acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Beneficiaries, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent the Liquidation Trust indemnifies and holds harmless the OC/Debtor Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Liquidation Trustee in monitoring and participating in the defense of the claims giving rise to the right of indemnification shall be paid from the Liquidation Trust Assets.
     6.9. Dissolution. Upon dissolution of the Liquidation Trust, the Oversight Committee shall be dissolved automatically, and its members will be released and discharged from all duties and obligations arising from or related to the Liquidation Trust.
ARTICLE VII
BENEFICIARIES
     7.1. Interest Beneficial Only. The ownership of a beneficial interest in the Liquidation Trust shall not entitle any Beneficiary under the Liquidation Trust to any title in or to the Liquidation Trust Assets or to any right to call for a partition or division of the Liquidation Trust Assets or to require an accounting, except as specifically provided by this Liquidation Trust Agreement.

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     7.2. Evidence of Beneficial Interest. Ownership of a beneficial interest in the Liquidation Trust Assets shall not be evidenced by any certificate, security or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Liquidation Trust by the Liquidation Trustee.
     7.3. Registration of Beneficial Interest. The Liquidation Trustee shall cause the Register to be kept at his office or at such other place or places as may be designated by the Liquidation Trustee from time to time. The Register shall reflect the ownership of the beneficial interests of the Beneficiaries.
     7.4. Absolute Owners. The Liquidation Trustee may deem and treat the Beneficiaries reflected as the owner of a beneficial interest on the Register as the absolute owner thereof for the purposes of receiving Distributions and payments on account thereof for federal and state income tax purposes and for all other purposes whatsoever.
     7.5. Standing of Beneficiary. Except as expressly provided in the Liquidation Trust Agreement, the Plan or the Confirmation Order, a Beneficiary does not have standing to direct the Liquidation Trustee to do or not to do any act or to institute any action or proceeding at law or in equity against any party (other than the Liquidation Trustee) upon or with respect to the Liquidation Trust Assets.
     7.6. Non-Transferability. Beneficial interests in the Liquidation Trust shall not be subject to assignment or alienation, either voluntary or involuntary, other than by operation of law. A Beneficiary shall not be entitled to sell, assign, exchange, pledge or otherwise transfer or convey its beneficial interest in the Liquidation Trust or any right or interest therein.
ARTICLE VIII
TAXES
     8.1. Income Tax Status. Consistent with the Revenue Procedure 94-45, 1994-28 I.E. 124, the Liquidation Trust shall be treated as a Liquidation trust pursuant to the Treasury Regulation Section 301.7701-4(d) and as a grantor trust pursuant to Sections 671-677 of the Internal Revenue Code. As such, the Beneficiaries will be treated as the grantors of the Liquidation Trust and the deemed owners of the Liquidation Trust Assets. All items of income, deductions and credit loss of the Liquidation Trust shall be allocated for federal income tax purposes to the Beneficiaries based on their respective interests in the Liquidation Trust, including Beneficiaries holding Disputed Claims, in such manner as the Liquidation Trustee deems reasonable and appropriate. The Liquidation Trustee will consistently value the Liquidation Trust Assets and such valuation will be used for all federal income tax purposes by the Liquidation Trust and the Beneficiaries.
     8.2. Tax Returns. The Liquidation Trustee shall make such timely filing with the Internal Revenue Service, other taxing authorities, and the Beneficiaries as required under Treas. Reg. § 1.671.4 or other applicable law.

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     8.3. Withholding of Taxes Related to Liquidation Trust Operations. To the extent that the operation of the Liquidation Trust or the liquidation of the Liquidation Trust Assets creates a tax liability in excess of applicable net operating losses, the Liquidation Trust shall promptly pay such tax liability and any such payment shall be considered a cost and expense of the operation of the Liquidation Trust payable from the Liquidation Trust Assets. The Liquidation Trustee may reserve a sum, the amount of which shall be determined by the Liquidation Trustee in his sole discretion, sufficient to pay any accrued or potential tax liability of the Liquidation Trust. In the exercise of his discretion and judgment, the Liquidation Trustee may enter into agreements with taxing authorities or other governmental units settling, compromising, or otherwise establishing the amount of any tax liability of the Liquidation Trust. The foregoing notwithstanding, consistent with its status as a grantor trust, the Beneficiaries shall be responsible for the payment of federal income taxes on their allocable portion of any taxable income of the Liquidation Trust.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     9.1. Descriptive Headings. The headings contained in this Liquidation Trust Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Liquidation Trust Agreement.
     9.2. Amendment. This Liquidation Trust Agreement may not be amended except by an instrument executed by the Liquidation Trustee with the approval of the Bankruptcy Court following the Effective Date.
     9.3. Governing Law. This Liquidation Trust Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the rules of conflict of laws of the State of Texas or any other jurisdiction.
     9.4. Counterparts; Effectiveness. This Liquidation Trust Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Liquidation Trust Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.
     9.5. Severability; Validity. If any provision of this Liquidation Trust Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Liquidation Trust Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Liquidation Trust Agreement are agreed to be severable.
     9.6. No Waiver by Liquidation Trustee. No failure by the Liquidation Trustee to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof, or of any other right, power or privilege.

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     9.7. Preservation of Privilege and Defenses. In connection with the rights, claims, and Rights of Action and any objections to Disputed Claims prosecuted or resolved by the Liquidation Trustee in accordance with the Plan (including, without limitation, all defenses, counterclaims, setoffs and recoupments belonging to the Debtors), any applicable privilege or immunity of the Debtors, including, without limitation, any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral) shall vest in the Liquidation Trust.
     9.8. Prevailing Party. If the Liquidation Trust is the prevailing party in a dispute regarding the provisions of this Liquidation Trust Agreement or the enforcement thereof, the Liquidation Trust shall be entitled to collect any and all costs, expenses and fees, including attorneys’ fees, from the non-prevailing party incurred in connection with such dispute or enforcement action.
     9.9. No Bond. Notwithstanding any state law to the contrary, as except as required under Section 5.10 above, the Liquidation Trustee (including any successor Liquidation Trustee) shall be exempt from giving any bond or other security in any jurisdiction.
     9.10. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):
If the Liquidation Trustee, to:
Kenneth L. Tepper, Esq.
c/o Kildare Capital, Inc.
555 E. Lancaster Avenue
Suite 540
Radnor, PA 19087
E-mail: ktepper@kildarecapital.com
With a copy to:
Gerard S. Catalanello, Esq.
c/o Duane Morris LLP
1540 Broadway
New York, New York 10035
Email: gcatalanello@duanemorris.com
Douglas E. Spelfogel, Esq.
c/o Foley & Lardner LLP
90 Park Avenue
New York, New York 10016-1314
Email: dspelfogel@foley.com
If to Dennis Faulkner, to:
Dennis Faulkner
c/o Lain, Faulkner & Co., P.C.
400 N. Saint Paul
Suite 600
Dallas, Texas 75201
Email: dfaulkner@lainfaulkner.com
and
If to a Beneficiary:
To the name and address set forth in the Register or on the service list used for service of the Plan.
     9.11. Irrevocability. The Liquidation Trust is irrevocable.

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Case 09-35582-bjh11      Doc 522      Filed 05/11/11      Entered 05/11/11 9:42:06      Desc
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     9.12. Relationship to Plan. The Liquidation Trustee shall have full power and authority to take any action consistent with the purposes and provisions of the Plan. However, in the event that the provisions of this Liquidation Trust Agreement are found to be inconsistent with the provisions of the Plan, the provisions of the Plan shall control.
     9.13. Retention of Jurisdiction. As provided in Article XII of the Plan, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, but not limited to, interpreting and implementing the provisions of this Liquidation Trust Agreement.
     9.14. Successors or Assigns. The terms of the Liquidation Trust Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Liquidation Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized representatives all as of the date first above written.

GUARANTY FINANCIAL GROUP INC., (on its own behalf and on behalf of all Debtors)
By:	/s/ Dennis Faulkner
Dennis Faulkner
Chief Restructuring Officer for the Debtors

KENNETH L. TEPPER, SOLELY IN HIS CAPACITY AS LIQUIDATION TRUSTEE OF THE GFGI LIQUIDATION TRUST
Signature:

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